    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 2000


                                                      REGISTRATION NO. 333-91473

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                            (ISSUER OF CERTIFICATES)
      AMERICAN EXPRESS                              AMERICAN EXPRESS RECEIVABLES
       CENTURION BANK                             FINANCING CORPORATION II
                  (ORIGINATORS OF THE TRUST DESCRIBED HEREIN)
     (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTERS)

              UTAH                        11-2869526                       DELAWARE                      13-3854638
(STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER        (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     IDENTIFICATION NUMBER)      INCORPORATION OR ORGANIZATION)     IDENTIFICATION NUMBER)

                            ------------------------

                    6985 UNIONPARK CENTER                                           WORLD FINANCIAL CENTER
                     MIDVALE, UTAH 84047                                               200 VESEY STREET
                       (801) 565-5000                                              NEW YORK, NEW YORK 10285
                                                                                       (212) 640-2000

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
            CODE, OF EACH REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                             LOUISE M. PARENT, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            AMERICAN EXPRESS COMPANY
                             WORLD FINANCIAL CENTER
                                200 VESEY STREET
                            NEW YORK, NEW YORK 10285
                                 (212) 640-2000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                    ROBERT D. KRAUS, ESQ.                                            ALAN M. KNOLL, ESQ.
                   CAROL V. SCHWARTZ, ESQ.                                   ORRICK, HERRINGTON & SUTCLIFFE LLP
                        GROUP COUNSEL                                                  666 FIFTH AVENUE
                   AMERICAN EXPRESS COMPANY                                        NEW YORK, NEW YORK 10103
                    WORLD FINANCIAL CENTER                                             (212) 506-5000
                       200 VESEY STREET
                   NEW YORK, NEW YORK 10285
                       (212) 640-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective as determined by market conditions.

    If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


CALCULATION OF REGISTRATION FEE
                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                   AMOUNT TO BE       AGGREGATE PRICE        AGGREGATE            AMOUNT OF
       TITLE OF SHARES TO BE REGISTERED             REGISTERED           PER UNIT         OFFERING PRICE     REGISTRATION FEE(1)
----------------------------------------------     ------------      ----------------    ----------------    -------------------
Asset Backed Certificates.....................    $8,000,000,000           100%           $8,000,000,000          $2,111,722



(1) Fee of $278 was paid in connection with the original Registration Statement filed on November 22, 1999.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended, the Prospectus included herein is a combined prospectus which also relates to $1,596,000,000 of unissued Asset Backed Certificates registered under Registration Statement No. 333-67567. A filing fee of $443,688.00 was paid with Registration Statement No. 333-67567 in connection with such unissued Asset Backed Certificates.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is prohibited.


                SUBJECT TO COMPLETION, DATED             , 2000


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 2000


                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                                     ISSUER
                        AMERICAN EXPRESS CENTURION BANK
             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II
                                  TRANSFERORS
             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER

                                  SERIES 2000-

            $                FLOATING RATE ASSET BACKED CERTIFICATES

                           THE TRUST WILL ISSUE--

                                                                                    CLASS A              CLASS B
                                                                                 CERTIFICATES         CERTIFICATES
                                                                               -----------------    -----------------

                                    Principal amount                         $                    $
CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE 8         Certificate rate                         One-Month LIBOR      One-Month LIBOR
IN THE PROSPECTUS.                                                           plus     %           plus     %
                                                                             annually             annually
A CERTIFICATE IS NOT A
DEPOSIT AND NEITHER THE             Interest paid                            Monthly              Monthly
CERTIFICATES NOR THE
UNDERLYING ACCOUNTS OR              First interest payment date              [         , 200 ]    [         , 200 ]
RECEIVABLES ARE INSURED OR
GUARANTEED BY THE FEDERAL           Expected final payment date              [         , 200 ]    [         , 200 ]
DEPOSIT INSURANCE CORPORATION
OR ANY OTHER GOVERNMENTAL           Legal final maturity                     [         , 200 ]    [         , 200 ]
AGENCY.
                                    Price to public per certificate          $(  %)               $(  %)
THE CERTIFICATES WILL
REPRESENT INTERESTS IN THE          Underwriting discount per certificate    $(  %)               $(  %)
TRUST ONLY AND WILL NOT
REPRESENT INTERESTS IN OR           Proceeds to transferors per              $(  %)               $(  %)
OBLIGATIONS OF AMERICAN             certificate
EXPRESS COMPANY OR ANY OF ITS
AFFILIATES.                         CREDIT ENHANCEMENT--

THIS PROSPECTUS SUPPLEMENT          The Class B certificates are subordinated to the Class A certificates.
MAY BE USED TO OFFER AND SELL       Subordination of the Class B certificates provides credit enhancement for the
THE CERTIFICATES ONLY IF            Class A certificates.
ACCOMPANIED BY THE
PROSPECTUS.                         The trust is also issuing a collateral interest in the amount of $
                                    that is subordinated to the Class A certificates and the Class B certificates.
                                    Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A certificates

                    Underwriters of the Class B certificates


                                         , 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     Parts of this prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of the pages where definitions can be found under the caption "Index of Defined Terms" beginning on page S- in this
document and under the caption "Index of Defined Terms" beginning on page   in
the accompanying prospectus.

                          --------------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
SUMMARY OF SERIES TERMS........................    S-4
  The Trust....................................    S-4
  The Transferors And The Servicer.............    S-4
  Offered Securities...........................    S-4
     Distribution Dates........................    S-4
     Interest..................................    S-4
     Principal.................................    S-4
  The Collateral Interest......................    S-5
  Credit Enhancement...........................    S-5
     Other Interests In The Trust..............    S-5
     Other Series of Certificates..............    S-5
     The Transferor Certificates...............    S-5
  The Receivables..............................    S-5
  Collections By The Servicer..................    S-5
  Allocations To You And Your Series...........    S-6
     Step 1: Allocations Among Series..........    S-6
     Step 2: Allocations Within Your Series....    S-6
     Step 3: Reallocations Among Series........    S-6
     Step 4: Final Allocations Among Class A,
       Class B and the Collateral Interest.....    S-6
  Applications Of Collections..................    S-7
     Finance Charge Collections................    S-7
     Excess Spread.............................    S-7
     Principal Collections.....................    S-7
  Pay-out Events...............................    S-8
  Reallocated Investor Finance Charge
     Collections...............................    S-8
  Shared Principal Collections.................    S-8
  Excess Finance Charge Collections............    S-8
  Optional Repurchase..........................    S-8
  Registration.................................    S-8
  Tax status...................................    S-9
  Erisa considerations.........................    S-9
  Certificate ratings..........................    S-9
  Exchange listing.............................    S-9
INTRODUCTION...................................   S-10
MATURITY CONSIDERATIONS........................   S-10
THE TOTAL PORTFOLIO............................   S-12

                                                  PAGE
                                                  ----
  General......................................   S-12
  Loss and Delinquency Experience..............   S-12
  Revenue Experience...........................   S-13
  Payment Rates................................   S-14
  Account Holder Monthly Payment Rates of the
     Total Portfolio...........................   S-14
THE RECEIVABLES................................   S-14
RFC II, CENTURION AND CREDCO...................   S-17
  RFC II.......................................   S-17
  Centurion....................................   S-17
  Credco.......................................   S-17
THE SERVICER...................................   S-17
SERIES PROVISIONS..............................   S-17
  Interest Payments............................   S-18
  Principal Payments...........................   S-19
  Subordination of the Class B certificates and
     the Collateral Interest...................   S-21
  Allocation Percentages.......................   S-21
  Principal Funding Account....................   S-24
  Reserve Account..............................   S-25
  Reallocation of Cash Flows...................   S-26
  Application of Collections...................   S-28
  Required Collateral Invested Amount..........   S-32
  Defaulted Receivables; Investor Charge-
     Offs......................................   S-32
  Paired Series................................   S-33
  Pay-Out Events...............................   S-34
  Servicing Compensation and Payment of
     Expenses..................................   S-35
  Optional Repurchase..........................   S-35
  Series Termination...........................   S-36
  Reports......................................   S-36
ERISA CONSIDERATIONS...........................   S-37
  Class A Certificates.........................   S-37
  Class B Certificates.........................   S-37
  Consultation with Counsel....................   S-38
UNDERWRITING...................................   S-38
INDEX OF DEFINED TERMS.........................   S-40
ANNEX I........................................    A-1

                            SUMMARY OF SERIES TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. More detail is provided in other sections of this document and in the prospectus.


Do not rely upon this summary for a full understanding of the matters which need to be considered in connection with any potential investment in the Series
2000-  certificates.



To understand all of the terms of the offering of the Series 2000- certificates, read carefully this entire document and the accompanying prospectus.


THE TRUST

The certificates will be issued by American Express Credit Account Master Trust. The trust is a master trust and its trustee is The Bank of New York.

THE TRANSFERORS AND THE SERVICER

American Express Centurion Bank and American Express Receivables Financing Corporation II are the transferors of the receivables to the trust and American Express Travel Related Services Company, Inc. is the servicer of the receivables.

OFFERED SECURITIES

American Express Credit Account Master Trust is offering:

     $           of Class A certificates; and
     $           of Class B certificates.


In this document, references to Series 2000- certificates include both Class A and Class B certificates.



Beneficial interests in the Series 2000- certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.



The Series 2000-  certificates are expected to be issued on         , 2000.


DISTRIBUTION DATES


Distribution dates for the Series 2000-  certificates will be         , 200
and, after that, will be the 15th day of each month, if the 15th is a business day and, if not, the following business day.


INTEREST


Interest on the Series 2000- certificates will be paid on each distribution date. Interest for each distribution date will accrue from and including the preceding distribution date to but excluding that distribution date. However, interest paid on the first distribution date will accrue from and including
         , 2000 to but excluding that first distribution date.


The Class A certificates will bear interest at one-month LIBOR as determined
each month plus   % per annum.

The Class B certificates will bear interest at one-month LIBOR as determined
each month plus   % per annum.

You may obtain the interest rates for the current interest period and the immediately preceding interest period by telephoning the trustee at (212) 815-5738.

See "Series Provisions--Interest Payments" in this prospectus supplement for a description of how and when LIBOR will be determined, for a discussion of the determination of amounts available to pay interest and for the definition of business day.

PRINCIPAL


Principal on the Series 2000-  certificates is expected to be paid on
          , 200 , or, if that date is not a business day, the next business day; however, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. There is no penalty for early or late payment of principal. If certain adverse events known as pay-out events occur, principal may be paid earlier than expected. If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal payments may be delayed. No principal will be paid on the Class B certificates until the Class A certificates are paid in full. The final payment of principal and interest on the Series 2000- certificates will be made no
later than         , 200 , or, if that date is not a business day, the next
business day.


See "Maturity Considerations" and "Series Provisions--Allocation Percentages" and "--Principal Payments" in this prospectus supplement for a discussion of the determination of amounts available to pay principal.

THE COLLATERAL INTEREST


The trust is also issuing an interest in the assets of the trust that is subordinated to the Series 2000- certificates called the collateral interest.
The initial size of the collateral interest is $           , representing   % of
the initial aggregate principal amount of the Series 2000- certificates and the collateral interest. The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of Series 2000- certificates.


THE COLLATERAL INTEREST IS NOT BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

CREDIT ENHANCEMENT


Credit enhancement for the Series 2000- certificates is for the benefit of Series 2000- only and you are not entitled to the benefits of any credit enhancement available to other series.


Subordination of the Class B certificates provides credit enhancement for the Class A certificates. Subordination of the collateral interest provides credit enhancement for both the Class A certificates and the Class B certificates. The collateral invested amount and the Class B invested amount must be reduced to zero before the Class A invested amount will suffer any loss of principal or interest. The collateral invested amount must be reduced to zero before the Class B invested amount will suffer any loss of principal or interest.

See "Series Provisions--Reallocation of Cash Flows," "--Application of Collections" and "--Defaulted Receivables; Investor Charge-Offs" in this prospectus supplement for a description of the events which may lead to a reduction of the Class A invested amount, the Class B invested amount and the collateral invested amount.

OTHER INTERESTS IN THE TRUST

OTHER SERIES OF CERTIFICATES

The trust has issued other series of certificates and expects to issue additional series of certificates. When issued by the trust , the certificates of each of those series also represent an interest in the assets of the trust. You can review a summary of each series previously issued and currently outstanding under the caption "Annex I: Other Series" included at the end of this prospectus supplement. The trust may issue additional series with terms that may be different from any other series without prior review or consent by any certificateholders.

THE TRANSFEROR CERTIFICATES


The interest in the trust not represented by the Series 2000- certificates, the collateral interest and the other interests issued by the trust is the transferors' interest and is represented by the transferor certificates. The transferors' interest does not provide credit enhancement for your series or any other series.


THE RECEIVABLES

The primary assets of the trust are receivables in designated American Express(Registered)* credit card, Optima(Registered)* Line of Credit and Sign & Travel(Registered)*/Special Purchase Account revolving credit accounts or features and, in the future, may include other charge or credit accounts or features or products. The receivables consist of principal receivables and finance charge receivables.

See "The Receivables" in this prospectus supplement, and "Centurion's Revolving Credit Businesses" and "The Accounts" in the accompanying prospectus.

COLLECTIONS BY THE SERVICER

The servicer will collect payments on the receivables, will deposit those collections in an account and will keep track of those collections that are finance charge receivables and those that are principal receivables.

----------
*  American Express(Registered), Optima(Registered) and Sign &
   Travel(Registered) are federally registered servicemarks of American Express Company and its affiliates.

ALLOCATIONS TO YOU AND YOUR SERIES

Each month, the servicer will allocate collections of finance charge receivables, collections of principal receivables and the amount of receivables that are not collected and are written off as uncollectible, called the defaulted amount. Set forth below, is a brief description of how these finance charge collections, principal collections and defaulted amounts are allocated to you and your series, addressed in four steps. Allocations of finance charge collections involve each of Steps 1, 2, 3 and 4. However, allocations of principal collections and the defaulted amount involve only Steps 1, 2 and 4.

THE FOLLOWING DISCUSSION IS A SIMPLIFIED DESCRIPTION OF CERTAIN ALLOCATION PROVISIONS AND IS QUALIFIED BY THE FULL DESCRIPTIONS OF THESE PROVISIONS IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

STEP 1: ALLOCATIONS AMONG SERIES

Finance Charge Collections, Principal Collections and Defaulted Amount: Each month, the servicer will allocate finance charge collections, principal collections and the defaulted amount among:

o  your series, based on the size of its invested amount (initially
   $            ); and

o other outstanding series, based on the sizes of their respective invested amounts.

STEP 2: ALLOCATIONS WITHIN YOUR SERIES

Finance Charge Collections, Principal Collections and Defaulted Amount: Finance charge collections, principal collections and the defaulted amount that are allocated to your series in Step 1 will then be further allocated, based on varying percentages, among:


o the Series 2000- certificates and the collateral interest, based on the size of its invested amount; and


o the transferors' interest, which will receive the remainder of these finance charge collections, principal collections and defaulted amounts.

STEP 3: REALLOCATIONS AMONG SERIES


Finance Charge Collections: Collections of finance charge receivables to be allocated to the Series 2000- certificates and the collateral interest in Step 2 will then be combined with the collections of finance charge receivables to be allocated to any other series in a group of series, designated as series which will share finance charge collections pro rata, based upon the relative size of the required payments to each series in that group as compared to the total required payments of all series in that group. See "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" in the accompanying prospectus.


STEP 4: FINAL ALLOCATIONS AMONG CLASS A, CLASS B AND THE COLLATERAL INTEREST

Finance Charge Collections, Principal Collections and Defaulted Amount: The finance charge collections reallocated in Step 3, together with the principal collections and defaulted amount allocated in Step 2, will then be further allocated, based on varying percentages, among:

o  the Class A certificates, based on the Class A invested amount (initially
   $             );

o  the Class B certificates, based on the Class B invested amount (initially
   $             ); and

o  the collateral interest, based on the collateral invested amount (initially
   $             ).

See "Series Provisions--Allocation Percentages" in this prospectus supplement and "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" in the accompanying prospectus.


The Series 2000- certificates will be the       series issued by the trust in
group . Any issuance of a new series in group may reduce or increase the amount of finance charge collections allocated to the Series 2000- certificates.


See "Risk Factors--Effect of the Issuance of New Series" in the accompanying prospectus.

You are entitled to receive payments of interest and principal based upon allocations to your series. The invested amount, which is the primary basis for allocations to your series, is the sum of (a) the Class A invested amount,
(b) the Class B invested amount and (c) the collateral invested amount. The Class A invested amount, the Class B invested amount and the collateral invested amount will initially equal the outstanding principal amount of the Class A certificates, the Class B certificates and the collateral interest. The invested amount of a series or class will decline as a result of principal payments and may decline if receivables are written off or for other reasons. If the invested amount for your series or class declines, amounts allocated and available for payment to you may be reduced.

For a description of the events which may lead to these reductions, see "Series Provisions--Reallocation of Cash Flows" in this prospectus supplement.

APPLICATIONS OF COLLECTIONS

FINANCE CHARGE COLLECTIONS

Collections of finance charge receivables allocated to the Class A certificates will be used to pay interest due to Class A, Class A's portion of the servicing fee due to the servicer and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest due to Class B and Class B's portion of the servicing fee due to the servicer. Any remaining amount will become excess spread and be applied as described below.

Collections of finance charge receivables allocated to the collateral interest will be used, under certain circumstances, to pay the collateral interest's portion of the servicing fee due to the servicer. Any remaining amount will become excess spread and be applied as described below.

EXCESS SPREAD

Each month the excess spread will be used in the following order of priority:

o  first to make up deficiencies to Class A;

o  then to make up deficiencies to Class B;

o then to pay interest on the collateral interest and to make up deficiencies to the collateral interest;

o  then to make up deficiencies to the servicer;

o then to make up for reductions of the collateral invested amount if it is below its minimum required amount;

o then to fund, if necessary, a reserve account maintained to cover certain interest payment shortfalls, if any;

o then to pay any other amounts owing to the provider of the collateral interest; and

o  finally to other series or to the holders of the transferor certificates.

PRINCIPAL COLLECTIONS

Your series's share of principal collections will be applied each month as follows:

Collections of principal receivables allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make payments due on the Class A certificates that have not been paid by either the Class A's share of collections of finance charge receivables or excess spread. If required Class A amounts are satisfied, the collateral interest also provides the same type of protection to the Class B certificates.

Collections of principal receivables allocated to your series and not used as described in the preceding paragraph are combined with shared principal collections from other series, to the extent necessary and available, and treated as available principal collections.

Available principal collections may be paid, or accumulated and then paid, to you as payments of principal. The amount, priority and timing of your principal payments, if any, depend on whether your series is in the revolving period, the controlled accumulation period or the early amortization period.

During the revolving period, no principal will be paid to you or accumulated in a trust account.

During the controlled accumulation period, principal collections will then be deposited in a trust account, up to a controlled amount, to pay first the Class A invested amount, then to pay the Class B invested amount and then to pay the collateral invested amount on their expected final payment date.

During the early amortization period, principal collections are then used to pay first the Class A invested amount, then to pay the Class B invested amount and then to pay the collateral invested amount.

As available principal collections are accumulated for the Class A certificates and the Class B certificates, the minimum required credit enhancement (i.e., the collateral interest) will decrease and the available principal collections will be paid to the holder of the collateral interest to the extent of this decrease.

Collections of principal receivables allocated to your series and not used as described above may be paid to other series, to the extent necessary, or to the holders of the transferor certificates.

See "Maturity Considerations," "Series Provisions--Principal Payments" and "--Application of Collections" in this prospectus supplement.

PAY-OUT EVENTS

Certain adverse events called pay-out events might lead to the start of an early amortization period and the end of the revolving period or controlled accumulation period.

The pay-out events for your series are described in "Series Provisions--Pay-Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Pay-Out Events and Reinvestment Events" in the accompanying prospectus for a discussion of the consequences of an insolvency or receivership of either transferor.

REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS

Collections of finance charge receivables to be allocated to the investor certificates of each series in group will be combined and will be available for certain required payments to all series in that group. These amounts will be reallocated pro rata, based on the size of the required payment for each of the series in that group as compared with the total required payments for all of the series in that group.

See "The Pooling and Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" and "Risk Factors--Effect of the Issuance of New Series" in the accompanying prospectus.

SHARED PRINCIPAL COLLECTIONS

This series will be included in a group of series designated as "principal sharing series." To the extent that collections of principal receivables allocated to this series are not needed to make payments or deposits to a trust account for the benefit of your series, these collections will be applied to cover principal payments for other principal sharing series, if any. Any reallocation for this purpose will not reduce the invested amount for your series. In addition, you may receive the benefits of collections of principal receivables and certain other amounts allocated to other principal sharing series. However, there can be no assurance that the trust will issue additional principal sharing series designated to share principal receivables with your series.

See "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus.

EXCESS FINANCE CHARGE COLLECTIONS

This series will be included in a group of series designated as "excess allocation series." To the extent that collections of finance charge receivables allocable to this series exceed the amount necessary to make required payments for this series payable from collections of finance charge receivables, such excess collections may be applied to cover shortfalls of collections of finance charge receivables allocable to other excess allocation series. In addition, you may receive the benefits of collections of finance charge receivables allocated to other excess allocation series designated to share collections of finance charge receivables with your series. However, there can be no assurance that the trust will issue additional excess allocation series designated to share collections of finance charge receivables with your series. See "The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in the accompanying prospectus.

OPTIONAL REPURCHASE


The transferors have the option to repurchase your Series 2000- certificates when the invested amount for your series has been reduced to % or less of the initial invested amount for your series. See "Series Provisions--Optional Repurchase" in this prospectus supplement.


REGISTRATION


The Series 2000- certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. You will not receive a definitive certificate representing your interest, except in limited circumstances. See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.



You may elect to hold your Series 2000- certificates through DTC, in the United States, or Cedelbank, or the Euroclear System in Europe. See "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus.

We expect that the Series 2000- certificates will be delivered in book-entry form through the facilities of DTC, Cedelbank and Euroclear on or about
          , 2000.


TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the transferors, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. See "Tax Matters" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Subject to important considerations described in "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

CERTIFICATE RATINGS

At issuance, the Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization. The Class B certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization. See "Risk Factors-- Certificate Ratings" in this prospectus supplement and "Risk Factors--Limited Nature of Rating" in the accompanying prospectus.

EXCHANGE LISTING


An application has been made to list the Series 2000- certificates on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Banque Generale du Luxembourg, the Luxembourg listing agent, for the Series 2000- certificates, 50 J.F.Kennedy, L-2951, Luxembourg, phone number 352-4242-3175, to determine whether or not the Series 1999- certificates are listed on the Luxembourg Stock Exchange.

                                  INTRODUCTION

     The following provisions of this prospectus supplement contain more detailed information concerning the asset backed certificates offered hereby. The certificates will be issued by American Express Credit Account Master Trust (the "TRUST") pursuant to the terms of a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") among American Express Travel Related Services Company, Inc. ("TRS"), as servicer, American Express Centurion Bank ("CENTURION") and American Express Receivables Financing Corporation II ("RFC II"), as transferors and The Bank of New York, as trustee.


     On or about         , 2000 (the "CLOSING DATE"), the trust will issue
$             of its Class A Series 2000-  Floating Rate Asset Backed
Certificates (the "CLASS A CERTIFICATES") and $             of its Class B
Series 2000- Floating Rate Asset Backed Certificates (the "CLASS B CERTIFICATES") and, together with the Class A certificates, (the "SERIES
2000 CERTIFICATES"). In addition, the trust will issue a specified undivided interest in the Trust Assets (the "COLLATERAL INTEREST") in the initial amount
of $             which will be subordinated to the Series 2000- certificates as described herein. For purposes of this prospectus supplement, the collateral interest shall be deemed to be the "COLLATERAL INVESTED AMOUNT" for the Series 2000- certificates for all purposes under the accompanying prospectus.


                            MATURITY CONSIDERATIONS


     The Pooling and Servicing Agreement and the Series 2000- Supplement for this series provide that the Class A certificateholders will not receive
payments of principal until the        200 distribution date (the "EXPECTED
FINAL PAYMENT DATE"), or earlier in the event of a pay-out event which results in the commencement of the early amortization period. Class A certificateholders will receive payments of principal on each distribution date following the monthly period in which a pay-out event occurs (each such distribution date, a "SPECIAL PAYMENT DATE") until the Class A Invested Amount has been paid in full or the Series 2000- termination date has occurred. The Class B certificateholders will not begin to receive payments of principal until the final principal payment on the Class A certificates has been made.



     On each distribution date during the controlled accumulation period, amounts equal to the least of (a) Available Principal Collections (see "Series Provisions--Principal Payments" in this prospectus supplement) for the related monthly period on deposit in the collection account, (b) the Controlled Deposit Amount, which is equal to the sum of the Controlled Accumulation Amount for such monthly period and any Deficit Controlled Accumulation Amount (both as defined under "Series Provisions--Application of Collections--Payments of Principal" in this prospectus supplement) and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the principal funding account for Series 2000- held by the trustee (the "PRINCIPAL FUNDING ACCOUNT") until the expected final payment date or the first Special Payment Date. See "Series Provisions--Principal Payments" in this prospectus supplement for a discussion of the circumstances under which the commencement of the controlled accumulation period may be delayed.



     Subject to satisfaction of the Rating Agency Condition, the transferors may, at or after the time at which the controlled accumulation period commences for Series 2000- , cause the trust to issue another series (or some portion thereof, to the extent that the full principal amount of such other series is not otherwise outstanding at such time) as a Paired Series with respect to Series 2000- to be used to finance the increase in the Transferor Amount caused by the accumulation of principal in the principal funding account with respect to Series 2000- . Although no assurances can be given as to whether such other series will be issued and, if issued, the terms thereof, the outstanding principal amount of such series may vary from time to time (whether or not a pay-out event occurs with respect to the series 2000- certificates), and the interest rate with respect to certificates of such other series may be established on its date of issuance and may be reset periodically. Further, since the terms of the Series 2000- certificates will vary from the terms of such other series, the pay-out events or Reinvestment Events with respect to such other series will vary from the pay-out events with respect to Series
2000- and may include pay-out events or Reinvestment Events which are unrelated to the status of the transferors or the servicer or the receivables, such as pay-out events or Reinvestment Events related to the continued availability and rating of certain providers of series enhancement to such other series. If a pay-out event or Reinvestment Event does occur with respect to any such Paired Series prior to the payment in full of the Series 2000- certificates, the final payment of principal to the Series 2000- certificateholders may be delayed.

     Should a pay-out event occur with respect to the Series 2000- certificates and the early amortization period commence, any amount on deposit (a) in the principal funding account will be paid to the Series 2000- certificateholders on the first Special Payment Date and the Series 2000- certificateholders will be entitled to receive Available Principal Collections on each distribution date with respect to such early amortization period as described herein until the Class A Invested Amount and Class B Invested Amount are paid in full or until the Series 2000- termination date occurs and (b) in the Special Funding Account will be released and treated as Shared Principal Collections to the extent needed to cover principal payments due to or for the benefit of any series, including Series 2000- , entitled to the benefits of Shared Principal Collections. See "Description of the Certificates--Pay-Out Events and Reinvestment Events" in the accompanying prospectus and "Series Provisions--Pay-Out Events" in this prospectus supplement.



     The ability of the Series 2000- certificateholders to receive payments of principal on the expected final payment date depends on the payment rates on the receivables, the amount of outstanding Receivables, delinquencies, charge-offs and new borrowings on the accounts, the potential issuance by the trust of additional series and the availability of Shared Principal Collections. Monthly payment rates on the receivables may vary because, among other things, account holders may fail to make required minimum payments, may only make payments as low as the minimum required amount or may make payments as high as the entire outstanding balance. Monthly payment rates may also vary due to seasonal purchasing and payment habits of account holders and to changes in any terms of incentive programs in which account holders participate. See the table entitled "Account Holder Monthly Payment Rates of the Total Portfolio" under "The Total Portfolio--Payment Rates" in this prospectus supplement. The transferors cannot predict, and no assurance can be given, as to the account holders monthly payment rates that will actually occur in any future period, as to the actual rate of payment of principal of the Series 2000- certificates or whether the terms of any subsequently issued series might have an impact on the amount or timing of any such payment of principal. See "Risk Factors--Payments and Maturity; Dependency on Account Holder Repayments" and "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus.



     In addition, the amount of outstanding receivables and the delinquencies, charge-offs and new borrowings on the accounts may vary from month to month due to seasonal variations, the availability of other sources of credit, legal factors, general economic conditions and spending and borrowing habits of individual account holders. There can be no assurance that collections of principal receivables with respect to the trust portfolio, and thus the rate at which Series 2000- certificateholders could expect to receive payments of principal on their Series 2000- certificates during the early amortization period or the rate at which the principal funding account could be funded during the controlled accumulation period, will be similar to the historical experience set forth in the table entitled "Account Holder Monthly Payment Rates of the Total Portfolio" under "The Total Portfolio--Payment Rates" in this prospectus supplement. As described under "Series Provisions--Principal Payments" in this prospectus supplement, the transferors may shorten the controlled accumulation period and, in such event, there can be no assurance that there will be sufficient time to accumulate all amounts necessary to pay the Class A Invested Amount and the Class B Invested Amount on the expected final payment date. In addition, the trust , as a master trust , has issued, and from time to time may issue, additional series, and there can be no assurance that the terms of any such series might not have an impact on the timing or amount of payments received by the Series 2000- certificateholders. Further, if a pay-out event occurs, the average life and maturity of the Class A certificates and the Class B certificates could be significantly reduced, thereby reducing the anticipated yield on such certificates.


     Due to the reasons set forth above, there can be no assurance that deposits in the principal funding account will be made on or prior to the expected final payment date in an amount equal to the sum of the Class A Invested Amount and the Class B Invested Amount or that the actual number of months elapsed from the date of issuance of the Class A certificates and Class B certificates to their respective final distribution dates will equal the expected number of months. See "Risk Factors--Payments and Maturity; Dependency on Account Holder Repayments" in the accompanying prospectus.

                              THE TOTAL PORTFOLIO

GENERAL

     The primary assets of the trust (the "TRUST PORTFOLIO") are receivables (the "RECEIVABLES") generated from time to time in a portfolio of designated American Express (whether branded Optima Card or otherwise), Optima Line of Credit and Sign & Travel/Special Purchase Account revolving credit accounts or features and, in the future, may include other charge or credit accounts or products (collectively, the "ACCOUNTS").

     The accounts were selected from the total portfolio of American Express credit card, Optima Line of Credit and Sign & Travel/Special Purchase Account accounts owned by Centurion (the "TOTAL PORTFOLIO") based upon the eligibility criteria specified in the Pooling and Servicing Agreement applied with respect to the accounts as of their selection date. See "Risk Factors--Effect of Addition of Trust Assets on Credit Quality" in the accompanying prospectus for a description of those eligibility criteria. Set forth below is certain information with respect to the total portfolio. See "Centurion's Revolving Credit Businesses" and "The Accounts" in the accompanying prospectus. The total portfolio's yield, loss, delinquency and payment rate is comprised of segments which may, when taken individually, have yield, loss, delinquency and payment rate characteristics different from those of the overall total portfolio of
credit card accounts. As of         , 1999, the receivables in the trust
portfolio represented approximately % of the total portfolio. Because the trust portfolio is only a portion of the total portfolio, actual yield, loss, delinquency and payment rate experience with respect to the receivables may be different from that set forth below for the total portfolio. There can be no assurance that the yield, loss, delinquency and payment rate experience relating to the receivables in the trust portfolio will be comparable to the historical experience relating to the receivables in the total portfolio set forth below.

LOSS AND DELINQUENCY EXPERIENCE

     The following tables set forth the loss and delinquency experience for the total portfolio for each of the periods shown.

                     LOSS EXPERIENCE OF THE TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                               [ ] MONTHS ENDED     -----------------------------
                                                                  , 1999             1998       1997       1996
                                                               -----------------    -------    -------    -------
Average Receivables Outstanding(1)..........................
Total Gross Charge-Offs(2)..................................
Total Recoveries............................................
                                                                    -------         -------    -------    -------
Total Net Charge-Offs(3)....................................
                                                                    -------         -------    -------    -------
                                                                    -------         -------    -------    -------
Total Gross Charge-Offs as a Percentage of Average
  Receivables Outstanding...................................               %               %          %          %

------------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

(2) Total Gross Charge-Offs for each indicated period include charge-offs of principal, finance charges and certain fees for such period.

(3) Total Net Charge-Offs for each indicated period is equal to Total Gross Charge-Offs for such period, net of recoveries during such period.

(4) This percentage is an annualized figure.

    AVERAGE RECEIVABLES DELINQUENT AS A PERCENTAGE OF THE TOTAL PORTFOLIO(1)
                             (DOLLARS IN THOUSANDS)

                                                                        YEAR ENDED DECEMBER 31,
                                              ----------------------------------------------------------------------------
                        [ ] MONTHS ENDED
                             , 1999                     1998                      1997                      1996
                    ------------------------  ------------------------  ------------------------  ------------------------
                              PERCENTAGE                PERCENTAGE                PERCENTAGE                PERCENTAGE
                              OF AVERAGE                OF AVERAGE                OF AVERAGE                OF AVERAGE
                     DOLLAR   RECEIVABLES      DOLLAR   RECEIVABLES      DOLLAR   RECEIVABLES      DOLLAR   RECEIVABLES
                     AMOUNT   OUTSTANDING(2)   AMOUNT   OUTSTANDING(2)   AMOUNT   OUTSTANDING(2)   AMOUNT   OUTSTANDING(2)
                    --------  --------------  --------  --------------  --------  --------------  --------  --------------
Average Receivables
  Outstanding(3)...
Average Receivables
  Delinquent:
  31 to 60 Days....
  61 to 90 Days....
  91 Days or
    More...........
                    --------     --------     --------     --------     --------     --------     --------     --------
Total..............
                    --------     --------     --------     --------     --------     --------     --------     --------
                    --------     --------     --------     --------     --------     --------     --------     --------

------------------
(1) Average Receivables Delinquent for each indicated period is calculated as the average of month-end delinquent amounts for such period.

(2) The resulting percentages are the result of dividing the Average Receivables Delinquent for the indicated period by the Average Receivables Outstanding for such period.

(3) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

REVENUE EXPERIENCE

     The revenues for the total portfolio from finance charges and fees billed to account holders are set forth in the following table for each of the periods shown.

     The historical revenue figures in the tables include interest on purchases and cash advances and fees accrued during the cycle. Cash collections on the receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of finance charges and fees may exceed cash payments as amounts collected on receivables lag behind amounts billed to account holders. Conversely, as delinquencies decrease, cash payments may exceed billings of finance charges and fees as amounts collected in a current period may include amounts billed during prior periods. Revenues from finance charges and fees on both a billed and a cash basis will be affected by numerous factors, including the periodic finance charges on the receivables, the amount of fees paid by account holders, the percentage of account holders who pay off their balances in full each month and do not incur periodic finance charges on purchases and changes in the level of delinquencies on the receivables. See "Risk Factors" in the accompanying prospectus.

                   REVENUE EXPERIENCE OF THE TOTAL PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                               [ ] MONTHS ENDED     -----------------------------
                                                                  , 1999             1998       1997       1996
                                                               -----------------    -------    -------    -------
Average Receivables Outstanding(1)..........................
Total Finance Charges and Fees Billed(2)....................
Total Finance Charges and Fees Billed as a Percentage of
  Average Receivables Outstanding...........................

------------------
(1) Average Receivables Outstanding for each indicated period is calculated as the average of the month-end receivables balances for such period.

(2) Total Finance Charges and Fees Billed are comprised of periodic finance charges, cash advance fees, annual membership fees and certain other fees.

(3) This percentage is an annualized figure.

     The revenues for the total portfolio shown in the table above are related to finance charges, together with certain fees, billed to holders of the accounts. The revenues related to finance charges depend in part upon the collective preference of account holders to use their accounts as revolving credit facilities for purchases and cash advances and paying off account balances over several months as opposed to convenience use, where the account holders prefer instead to pay off their entire account balance each month, thereby avoiding finance charges. Revenues related to finance charges and fees also depend on the types of charges and fees assessed by the account owners on the accounts in the total portfolio. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and other factors. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws" in the accompanying prospectus. Neither the servicer nor any account owner nor any of their respective affiliates has any basis to predict how any future changes in the use of the accounts by account holders or in the terms of accounts may affect the revenue for the total portfolio.

PAYMENT RATES

     The following table sets forth the highest and lowest account holder monthly payment rates for the total portfolio during any month in the period shown and the average account holder monthly payment rates for all months during each period shown, calculated as the percentage equivalent of a fraction. For the highest and lowest monthly payment rates, the numerator of the fraction is equal to all payments from account holders as posted to the accounts during the applicable month, and the denominator is equal to the aggregate amount of receivables billed to account holders during the prior month. For the monthly average payment rate, the numerator of the fraction is equal to all payments from account holders as posted to the accounts during the indicated period, divided by the number of months in the period, and the denominator is equal to the average of the month-end receivables balances for such period.

          ACCOUNT HOLDER MONTHLY PAYMENT RATES OF THE TOTAL PORTFOLIO

                                                                                       YEAR ENDED DECEMBER 31,
                                                               [ ] MONTHS ENDED     -----------------------------
                                                                  , 1999             1998       1997       1996
                                                               -----------------    -------    -------    -------
Lowest Month................................................
Highest Month...............................................
Monthly Average.............................................

                                THE RECEIVABLES

     The receivables (including receivables in accounts closed at the request of
account holders) in the accounts, as of         , 1999, totaled
$                , comprised of $                of principal receivables and
$            of finance charge receivables.

     In the following two paragraphs and in all of the following tables, references to "accounts," "receivables," "receivables outstanding" and "total receivables" include, respectively, all accounts other than accounts closed at the request of account holders and all receivables (including both finance charge receivables and principal receivables) other than receivables in accounts closed at the request of account holders.

     The following tables summarize the trust portfolio by various criteria as
of         , 1999. Because the future composition of the trust portfolio may change over time, these tables are not necessarily, indicative of the
composition of the trust portfolio at any time subsequent to         , 1999.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                                              PERCENTAGE                  PERCENTAGE
                                                                              OF TOTAL                    OF TOTAL
                                                                 NUMBER OF    NUMBER OF    RECEIVABLES    RECEIVABLES
                    ACCOUNT BALANCE RANGE                        ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
--------------------------------------------------------------   ---------    ---------    -----------    -----------
Credit Balance................................................
Zero Balance..................................................
$1 to $1,000..................................................
$1,001 to $5,000..............................................
$5,001 to $10,000.............................................
$10,001 or More...............................................
                                                                  -------      -------       -------        -------
       Total..................................................
                                                                  -------      -------       -------        -------
                                                                  -------      -------       -------        -------

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                                              PERCENTAGE                  PERCENTAGE
                                                                              OF TOTAL                    OF TOTAL
                                                                 NUMBER OF    NUMBER OF    RECEIVABLES    RECEIVABLES
                      CREDIT LIMIT RANGE                         ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
--------------------------------------------------------------   ---------    ---------    -----------    -----------
Less than $1,000..............................................
$1,001 to $5,000..............................................
$5,001 to $10,000.............................................
$10,001 or More...............................................
       Total (Optima Accounts)................................
                                                                  -------      -------       -------        -------
No Pre-Set Spending Limit (Sign & Travel Accounts)............
                                                                  -------      -------       -------        -------
          Grand Total.........................................
                                                                  -------      -------       -------        -------
                                                                  -------      -------       -------        -------

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                                              PERCENTAGE                  PERCENTAGE
                                                                              OF TOTAL                    OF TOTAL
                     PERIOD OF DELIQUENCY                        NUMBER OF    NUMBER OF    RECEIVABLES    RECEIVABLES
               (DAYS CONTRACTUALLY DELINQUENT)                   ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
--------------------------------------------------------------   ---------    ---------    -----------    -----------
Current to 30 Days............................................
31 to 60 Days.................................................
61 to 90 Days.................................................
91 or More....................................................
                                                                  -------      -------       -------        -------
       Total..................................................
                                                                  -------      -------       -------        -------
                                                                  -------      -------       -------        -------

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                                              PERCENTAGE                  PERCENTAGE
                                                                              OF TOTAL                    OF TOTAL
                                                                 NUMBER OF    NUMBER OF    RECEIVABLES    RECEIVABLES
                         ACCOUNT AGE                             ACCOUNTS     ACCOUNTS     OUTSTANDING    OUTSTANDING
--------------------------------------------------------------   ---------    ---------    -----------    -----------
Not More than 12 Months.......................................
12 Months to 17 Months........................................
18 Months to 23 Months........................................
24 Months to 35 Months........................................
36 Months to 47 Months........................................
48 Months to 59 Months........................................
60 Months to 71 Months........................................
72 Months or More.............................................
                                                                  -------      -------       -------        -------
       Total..................................................
                                                                  -------      -------       -------        -------
                                                                  -------      -------       -------        -------

     As of         , 1999, approximately   %,   %,   %,   % and   % of the
receivables related to account holders having billing addresses in [California, New York, Texas, Florida, and New Jersey], respectively. Not more than 5% of the receivables related to account holders having billing addresses in any other single state.

                          RFC II, CENTURION AND CREDCO

RFC II

     American Express Receivables Financing Corporation II ("RFC II") was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by American Express Travel Related Services Company, Inc. ("TRS"). TRS is a wholly owned subsidiary of American Express Company ("AMERICAN EXPRESS"), a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investor diversified financial services and international banking services throughout the world. RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as the stockholder of RFC II, nor RFC II's board of directors intends to change the business purpose of RFC II. RFC II's executive offices are located at American Express Tower, World Financial Center, Room 138, 200 Vesey Street, New York, New York 10285-4405.

CENTURION

     American Express Centurion Bank ("CENTURION") was incorporated in 1987 under the laws of the State of Utah as an industrial loan company. It received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS. Centurion is the surviving company of a 1996 merger with an affiliated bank that was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank as a transferor under the Pooling and Servicing Agreement and with respect to the accounts owned by it.

     As of         , 1999, Centurion had total deposits of approximately
$   billion, total assets of approximately $     billion and total equity
capital of approximately $   billion. Centurion had net income of approximately
$   million for the year ended         , 1999.

CREDCO

     Credco is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge card account receivables generated by TRS and Centurion and certain revolving credit account receivables generated by Centurion. Its principal office is located at 301 N. Walnut Street, Wilmington, Delaware 19801.

     As of         , 1999, and based upon the [           ] Report on Form
10-[ ] of Credco at such date, Credco had total assets of approximately
$     billion and total equity capital of approximately $   billion. Credco had
net income of approximately $   million for the [           ] period ended
        , 1999.

                                  THE SERVICER

     As of         , 1999, TRS, the servicer, had approximately $     billion in
total assets, approximately $   billion in total liabilities and redeemable
preferred stock and approximately $   billion in shareholder's equity.

                               SERIES PROVISIONS


     The Series 2000- certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 2000- Supplement specifying the principal terms of the certificates, the forms of which have been filed as exhibits to the Registration Statement of which the prospectus and this prospectus supplement are a part. The following summary describes certain terms applicable to the Series 2000- certificates. Reference should be made to the prospectus for additional information concerning the Series 2000- certificates and the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally" in the accompanying prospectus.

INTEREST PAYMENTS

     Interest on the Class A certificates and the Class B certificates will accrue from the closing date on the outstanding principal balances of the Class A certificates and the Class B certificates at the Class A certificate rate and Class B certificate rate, respectively. Interest will be distributed on
             , 2000, and on the 15th day of each month thereafter (or, if such day is not a business day, the next succeeding business day) (each, a "DISTRIBUTION DATE") to the Series 1999- certificateholders in whose names the Series 1999- certificates were registered at the close of business on the last day of the calendar month preceding the date of such payment (each, a "RECORD DATE"). For purposes of this prospectus supplement and the accompanying prospectus, a "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion or the trustee are located or are authorized or obligated by law or executive order to be closed. Interest for any distribution date will accrue from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) to but excluding such distribution date. On each distribution date, Interest due to the Class A certificateholders will be equal to the product of (i) the actual number of days in the related Interest Period divided by 360, (ii) the Class A certificate rate for the related monthly period, and (iii) the outstanding principal balance of the Class A certificates as of the preceding record date (or in the case of the first distribution date, as of the closing date). Interest due on the Class A certificates but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest on such amount at the Class A certificate rate plus 2% per annum. Such additional interest shall accrue on the same basis as interest on the Class A certificates, and shall accrue from the distribution date such overdue interest became due, to but excluding the distribution date on which such additional interest is paid.


     The Class A certificates will bear interest from the closing date through
           , 2000, and during each Interest Period thereafter, at the rate of % per annum above LIBOR prevailing on the related LIBOR determination date with respect to each such period (the "CLASS A CERTIFICATE RATE").



     On each distribution date, Class A Monthly Interest and Class A Monthly Interest previously due but not paid to the Class A certificateholders and any Class A Additional Interest will be paid to the Class A certificateholders. Payments to the Class A certificateholders in respect of interest on the Class A certificates on any distribution date will be funded from Class A Available Funds for the related monthly period. To the extent Class A Available Funds allocated to the interest of the holders of the Class A certificates (the "CLASS A CERTIFICATEHOLDERS' INTEREST") for such monthly period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then the Class B Invested Amount will be used to make such payments. "CLASS A AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the sum of (i) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2000- certificates and the Collateral Interest with respect to such monthly period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2000- in accordance with the Pooling and Servicing Agreement and the Series 2000- Supplement), (ii) if such monthly period relates to a distribution date with respect to the controlled accumulation period, Principal Funding Investment Proceeds, if any, with respect to the related distribution date, and
(iii) amounts, if any, to be withdrawn from the reserve account that must be included in Class A Available Funds pursuant to the Series 2000- Supplement with respect to such distribution date.



     Interest will accrue on the Class B certificates at the Class B certificate
rate from the closing date. Interest will be distributed on          , 2000 and
on each distribution date thereafter to Class B certificateholders in an amount equal to the product of (i) the actual number of days in the related Interest Period divided by 360, (ii) the Class B certificate rate for the related Interest Period, and (iii) the outstanding principal balance of the Class B certificates as of the preceding record date (or in the case of the first distribution date, as of the closing date). Interest due on the Class B certificates but not paid on any distribution date will be payable on the next succeeding distribution date together with additional interest on such amount at the Class B certificate rate plus 2% per annum. Such additional interest shall accrue on the same basis as interest on the Class B certificates, and shall accrue from the distribution date such overdue interest became due, to but excluding the distribution date on which such additional interest is paid.

     The Class B certificates will bear interest from the closing date through
         , 2000, and during each Interest Period thereafter, at the rate of   %
per annum above LIBOR prevailing on the related LIBOR determination date with respect to each such period (the "CLASS B CERTIFICATE RATE").



     On each distribution date, Class B Monthly Interest and Class B Monthly Interest previously due but not paid to the Class B certificateholders and any Class B Additional Interest will be paid to the Class B certificateholders. Payments to the Class B certificateholders in respect of interest on the Class B certificates on any distribution date will be funded from Class B Available Funds for the related monthly period. To the extent Class B Available Funds allocated to the interest of the holders of the Class B certificates (the "CLASS B CERTIFICATEHOLDERS' INTEREST") for such monthly period are insufficient to pay such interest, Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and Reallocated Principal Collections allocable to the Collateral Invested Amount and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to make such payments. "CLASS B AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the Class B Floating Percentage of Reallocated Investor Finance Charge Collections allocated to the Series 2000- certificates and the Collateral Interest with respect to such monthly period (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement).



     The trustee will determine LIBOR with respect to the Series 2000-certificates on the second business day prior to the closing date for the period
from the closing date through         , 2000 and for each Interest Period
thereafter, on the second business day prior to the distribution date on which such Interest Period commences (each, a "LIBOR DETERMINATION DATE"). For purposes of calculating LIBOR, a business day is any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.


     "LIBOR" means, as of any LIBOR determination date, the rate for deposits in United States dollars for a one-month period (commencing on the first day of the relevant Interest Period) which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR determination date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR determination date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (commencing on the first day of the relevant Interest Period). The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m. New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Period). If the banks selected by the servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Period will be LIBOR in effect for the immediately preceding Interest Period.

     "TELERATE PAGE 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     "REFERENCE BANKS" means four major banks in the London interbank market selected by the servicer.

     The Class A certificate rate and the Class B certificate rate applicable to the then current and immediately preceding Interest Periods may be obtained by telephoning the trustee at its Corporate Trust Office at (212) 815-5738.

PRINCIPAL PAYMENTS


     The revolving period (the "REVOLVING PERIOD") begins on the closing date and ends on the day before the commencement of the controlled accumulation period or, if earlier, the early amortization period. During the revolving period, no principal payments will be made to or for the benefit of the Series 2000- certificateholders. Unless a pay-out event has occurred, the controlled accumulation period (the "CONTROLLED ACCUMULATION

PERIOD") is expected to begin at the close of business on the last day of the
       200 monthly period, but may be delayed as described herein, and ends on the earliest to occur of (a) the commencement of an early amortization period,
(b) the payment in full of the invested amount and (c)                 , 200
(the "SERIES 2000- TERMINATION DATE"). During the controlled accumulation period (on or prior to the expected final payment date), principal will be deposited in the principal funding account as described below and on the expected final payment date will be distributed to Class A certificateholders up to the Class A Invested Amount and then to Class B certificateholders up to the Class B Invested Amount. During the early amortization period (the "EARLY AMORTIZATION PERIOD"), which will begin upon the occurrence of a pay-out event, and until the Series 2000- termination date occurs, principal will be paid first to the Class A certificateholders until the Class A Invested Amount has been paid in full, and then to the Class B certificateholders until the Class B Invested Amount has been paid in full. Unless a reduction in the Required Collateral Invested Amount has occurred, no principal payments will be made in respect of the Collateral Invested Amount until the final principal payment has been made to the Class A certificateholders and the Class B certificateholders.


     On each distribution date with respect to the controlled accumulation period, the trustee will deposit in the principal funding account an amount equal to the least of (a) Available Principal Collections on deposit in the collection account with respect to such distribution date, (b) the Controlled Deposit Amount for such distribution date and (c) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount, until the principal funding account balance equals the sum of the Class A Invested Amount and the Class B Invested Amount. Amounts on deposit in the principal funding account will be paid to the Class A certificateholders and, if the amount on deposit in the principal funding account exceeds the Class A Invested Amount, to the Class B certificateholders on the expected final payment date.


     If a pay-out event occurs with respect to the Series 2000- certificates during the controlled accumulation period, the early amortization period will commence and any amount on deposit in the principal funding account will be paid first to the Class A certificateholders on the first Special Payment Date and then, after the Class A Invested Amount is paid in full, to the Class B certificateholders. If, on the expected final payment date, monies on deposit in the principal funding account are insufficient to pay the Class A Invested Amount and the Class B Invested Amount, a pay-out event will occur and the early amortization period will commence. After payment in full of the Class A Invested Amount, the Class B certificateholders will be entitled to receive an amount equal to the Class B Invested Amount.



     "AVAILABLE PRINCIPAL COLLECTIONS" means, with respect to any monthly period, an amount equal to the sum of (1) the Principal Allocation Percentage of the Series Allocation Percentage of all collections of principal receivables received during such monthly period (minus certain Reallocated Principal Collections used to fund the Class A Required Amount and the Class B Required Amount (collectively, the "REQUIRED AMOUNT")), (2) any Shared Principal Collections with respect to other Principal Sharing Series that are allocated to Series 2000- , and (3) certain other amounts which pursuant to the Series
2000- Supplement are to be treated as Available Principal Collections with respect to the related distribution date.



     The controlled accumulation period is currently expected to commence at the
close of business on the last day of the        200 monthly period; however, the
date on which the controlled accumulation period actually commences may be delayed if the controlled accumulation period length (determined as described below) is less than the number of months remaining between each period length determination date (defined herein) and the expected final payment date.
Beginning on the determination date immediately preceding the        200
distribution date and on each determination date thereafter until the controlled accumulation period actually commences (each, a "PERIOD LENGTH DETERMINATION DATE"), the transferors will determine the "CONTROLLED ACCUMULATION PERIOD LENGTH" based on, among other things, the then current principal payment rate on the accounts and the principal amount of Principal Sharing Series that are entitled to share principal with Series 2000- ; provided, however, that the controlled accumulation period length will not be less than one month. If the controlled accumulation period length is less than 12 months, the controlled accumulation period will commence later than the close of business on the last
day of the        200 monthly period and the number of months in the controlled accumulation period will be equal to the controlled accumulation period length. The effect of the foregoing calculation is to reduce the controlled accumulation period length based on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and thus scheduled to create

Shared Principal Collections during the controlled accumulation period. In addition, if the controlled accumulation period length shall have been determined to be less than 12 months and, after the date on which such determination is made, a pay-out event or Reinvestment Event (as those terms are defined for each such series) shall occur with respect to any outstanding Principal Sharing Series, the controlled accumulation period will commence on the earlier of (i) the first day of the monthly period immediately succeeding the date that such pay-out event or Reinvestment Event shall have occurred with respect to such series and. (ii) the date on which the controlled accumulation period is then scheduled to commence.



     On each distribution date with respect to the early amortization period until the Class A Invested Amount has been paid in full or the Series 2000-termination date occurs, the holders of the Class A certificates will be entitled to receive Available Principal Collections in an amount up to the Class A Invested Amount. After payment in full of the Class A Invested Amount, the holders of the Class B certificates will be entitled to receive, on each distribution date, Available Principal Collections until the earlier of the date the Class B Invested Amount is paid in full and the Series 2000- termination date. After payment in full of the Class B Invested Amount, the holder of the Collateral Interest will be entitled to receive, on each distribution date, Available Principal Collections until the earlier of the date the Collateral Invested Amount is paid in full and the Series 2000- termination date.


SUBORDINATION OF THE CLASS B CERTIFICATES AND THE COLLATERAL INTEREST

     The Class B certificateholders' Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B certificates. Certain principal payments otherwise allocable to the Class B certificateholders may be reallocated to the Class A certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments otherwise allocable to the Collateral Interest may be reallocated to the Class A certificateholders and the Class B certificateholders and the Collateral Invested Amount may be reduced. If the Collateral Invested Amount is reduced to zero, holders of the Class B certificates will bear directly the credit and other risks associated with their interest in the trust . To the extent the Class B Invested Amount is reduced, the percentage of collections of finance charge receivables allocated to the Class B certificateholders in subsequent monthly periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B certificateholders will be reduced. If the Class B Invested Amount is reduced to zero, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust . In the event of a reduction in the Class A Invested Amount, the Class B Invested Amount or the Collateral Invested Amount, the amount of principal and interest available to fund payments with respect to the Class A certificates and the Class B certificates will be decreased. See "--Allocation Percentages," "--Reallocation of Cash Flows," "--Application of Collections--Excess Spread; Excess Finance Charge Collections" below.

ALLOCATION PERCENTAGES


     Pursuant to the Pooling and Servicing Agreement, the servicer will allocate among Series 2000- and all other series outstanding all collections of finance charge receivables and principal receivables and the Defaulted Amount with respect to such monthly period as described under "The Pooling and Servicing Agreement Generally--Allocations" in the accompanying prospectus and, with respect to Series 2000- specifically, as described below.



     Pursuant to the Pooling and Servicing Agreement, during each monthly period, the servicer will allocate to Series 2000- its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.



     "SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS," "SERIES ALLOCABLE PRINCIPAL COLLECTIONS" AND "SERIES ALLOCABLE DEFAULTED AMOUNT" mean, with respect to Series 2000- and for any monthly period, the product of (a) the Series Allocation Percentage for Series 2000- and (b) the amount of collections of finance charge receivables deposited in the collection account, the amount of collections of principal receivables deposited in the collection account and the amount of all Defaulted Amounts with respect to such monthly period, respectively.



     "SERIES ALLOCATION PERCENTAGE" means, with respect to Series 2000- and for any monthly period, the percentage equivalent of a fraction, the numerator of which is the sum of the Series Adjusted Invested Amount for Series 2000- as of the last day of the immediately preceding monthly period and the denominator of which is the Trust Adjusted Invested Amount.



     "SERIES ADJUSTED INVESTED AMOUNT" means, with respect to Series 2000- and for any monthly period, the Initial Invested Amount for Series 2000- , less the excess, if any, of all reductions in the Invested Amount (other than any reductions occasioned by payments of principal to the Series
2000- certificateholders or to the Collateral Interest Holder) as of the last day of the preceding monthly period over the aggregate amount of any reimbursement of such reductions as of such last day.



     The Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount for Series 2000- with respect to any monthly period will be allocated to the Series 2000- certificates and the Collateral Interest based on the Floating Allocation Percentage and the remainder of such Series Allocable Finance Charge Collections and Series Allocable Defaulted Amount will be allocated to the interest of the holders of the transferor certificates (the "TRANSFERORS' INTEREST"). The "FLOATING ALLOCATION PERCENTAGE" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the preceding monthly period (or with
respect to the first monthly period, $            (the "INITIAL INVESTED
AMOUNT")) and the denominator of which is the product of (a) the sum of the total amount of the principal receivables in the trust as of such day (subject to adjustment to give effect to designations of additional accounts and removed accounts) (or with respect to the first monthly period, the total amount of principal receivables in the trust on the closing date) and the principal amount on deposit in the Special Funding Account as of such day and (b) the Series Allocation Percentage.



     Investor Finance Charge Collections (which for any monthly period is equal to the product of the Floating Allocation Percentage ; and the Series Allocable Finance Charge Collections) will be reallocated among all series in the
[           ] group of series ("GROUP  ") as set forth in "The Pooling and
Servicing Agreement Generally--Reallocations Among Different Series Within a Reallocation Group" in the accompanying prospectus. Reallocated Investor Finance Charge Collections allocated to Series 2000- and the Investor Default Amount will be further allocated between the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively. The "CLASS A FLOATING PERCENTAGE" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or, with respect to the first monthly period, the Initial Invested Amount). The "CLASS B FLOATING PERCENTAGE" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is equal to the Adjusted Invested Amount at the close of business on such day (or with respect to the first monthly period, the Initial Invested Amount). The "COLLATERAL FLOATING PERCENTAGE" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day (or with respect to the first monthly period, the Initial Invested Amount).



     Series Allocable Principal Collections for Series 2000- will be allocated to the Series 2000- certificates and the Collateral Interest based on the Principal Allocation Percentage and the remainder of such Series Allocable Principal Collections will be allocated to the transferors' interest. The "PRINCIPAL ALLOCATION

PERCENTAGE" means, with respect to any monthly period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the revolving period, the Series Adjusted Invested Amount for Series 2000- as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the closing date) and (b) during the controlled accumulation period or the early amortization period, the Series Adjusted Invested Amount for Series 2000- as of the last day of the revolving period and the denominator of which is the product of (i) the sum of the total amount of principal receivables in the trust as of the last day of the immediately preceding monthly period (subject to adjustment to give effect to designations of additional accounts and removed accounts) and the principal amount on deposit in the Special Funding Account as of such last day (or, in the case of the first monthly period, the closing date) and (ii) the Series Allocation Percentage for Series 2000- as of the last day of the immediately preceding monthly period; provided, however, that because the Series 2000-certificates offered hereby are subject to being paired with a future series upon satisfaction of the Rating Agency Condition, if a pay-out event or a Reinvestment Event (as those terms are defined in the related supplement) occurs with respect to a Paired Series during the controlled accumulation period with respect to Series 2000- , the transferor may, by written notice delivered to the trustee and the servicer, designate a different numerator for the foregoing fraction, provided that such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such Paired Series and the transferor shall have received written notice from each nationally recognized rating agency specified in the Series 2000- Supplement (each, with respect to Series 2000- , a "rating agency") that such designation will satisfy the Rating Agency Condition and the transferor shall have delivered to the trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the transferor, such designation will not cause a pay-out event or an event that, after the giving of notice or lapse of time, would constitute a pay-out event, to occur with respect to Series 2000- .



     Such amounts so allocated to the Series 2000- certificates and the Collateral Interest will be further allocated to the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage, respectively. The "CLASS A PRINCIPAL PERCENTAGE" means, with respect to any monthly period (i) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the Class A Initial Invested Amount), and the denominator of which is the invested amount as of such day (or, in the case of the first monthly period, the Initial Invested Amount) and (ii) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the end of the revolving period, and the denominator of which is the Invested Amount as of such day. The "CLASS B PRINCIPAL PERCENTAGE" means, with respect to any monthly period, (i) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the Class B Initial Invested Amount) and the denominator of which is the Invested Amount as of such day (or, in the case of the first monthly period, the Initial Invested Amount) and (ii) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the end of the revolving period, and the denominator of which is the Invested Amount as of such day. The "COLLATERAL PRINCIPAL PERCENTAGE" means, with respect to any monthly period, (i) during the revolving period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding monthly period (or, in the case of the first monthly period, the Collateral Initial Invested Amount) and the denominator of which is the invested amount as of such day (or in the case of the first monthly period, the Initial Invested Amount) and (ii) during the controlled accumulation period or the early amortization period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the end of the revolving period, and the denominator of which is the Invested Amount as of such day.

     As used herein, the following terms have the meanings indicated:

     "CLASS A INITIAL INVESTED AMOUNT" means $             .

     "CLASS A INVESTED AMOUNT" for any date means an amount equal to (i) the Class A Initial Invested Amount, less (ii) the amount of principal payments made to holders of the Class A certificates on or prior to such date, less (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior distribution dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all distribution dates prior to such date.

     "CLASS B INITIAL INVESTED AMOUNT" means $             .


     "CLASS B INVESTED AMOUNT" for any date means an amount equal to (i) the Class B Initial Invested Amount, less (ii) the amount of principal payments made to holders of the Class B certificates on or prior to such date, less (iii) the aggregate amount of Class B Investor Charge-Offs for all prior distribution dates, less (iv) the aggregate amount of Reallocated Principal Collections for all prior distribution dates which have been used to fund the Class A Required Amount and the Class B Required Amount with respect to such distribution dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), less (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to cover the Class A Investor Default Amount on all prior distribution dates as described below under "--Defaulted Receivables; Investor Charge-Offs," plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and applied on all prior distribution dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v); provided, however, that the Class B Invested Amount may not be reduced below zero.


     "CLASS A ADJUSTED INVESTED AMOUNT" for any date means an amount equal to the Class A Invested Amount less the funds on deposit in the principal funding account (up to the Class A Invested Amount) on such date.

     "CLASS B ADJUSTED INVESTED AMOUNT" for any date means an amount equal to the Class B Invested Amount less the funds on deposit in the principal funding account in excess of the Class A Invested Amount on such date.

     "ADJUSTED INVESTED AMOUNT" for any date means the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount.

     "COLLATERAL INITIAL INVESTED AMOUNT" means $             .


     "COLLATERAL INVESTED AMOUNT" for any date means an amount equal to (i) the Collateral Initial Invested Amount, less (ii) the aggregate amount of principal payments made to the Collateral Interest holder prior to such date, less
(iii) the aggregate amount of Collateral Charge-Offs for all prior distribution dates, less (iv) the aggregate amount of Reallocated Principal Collections for all prior distribution dates, less (v) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior distribution dates as described below under "--Defaulted Receivables; Investor Charge-Offs," and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and applied on all prior distribution dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v); provided, however, that the Collateral Invested Amount may not be reduced below zero.


     "INVESTED AMOUNT" for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount on such date.

     "SERIES REQUIRED TRANSFEROR AMOUNT" for any date means   % of the Invested
Amount.

PRINCIPAL FUNDING ACCOUNT


     The servicer will establish and maintain in the name of the trustee, on behalf of the trust, the principal funding account as a deposit account meeting the eligibility requirements specified in the Pooling and Servicing Agreement (an "ELIGIBLE DEPOSIT ACCOUNT") held for the benefit of the Series 2000-certificateholders. During the controlled accumulation period, the servicer will transfer collections in respect of principal receivables, Shared Principal Collections allocated to Series 2000- and other amounts described herein to be treated in the same manner as collections of principal receivables from the collection account to the principal funding account as described below under "Principal Funding Account--Application of Collections."



     Unless a pay-out event has occurred with respect to the Series 2000-certificates, all amounts on deposit in the principal funding account (the "PRINCIPAL FUNDING ACCOUNT BALANCE") on any distribution date (after giving effect to any deposits to, or withdrawals from, the principal funding account to be made on such distribution date) will be invested to the following distribution date by the trustee at the direction of the servicer in eligible investments. On each distribution date with respect to the controlled accumulation period the interest and other investment income (net of investment expenses and losses) earned on such investments (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be withdrawn from the principal funding account and will be treated as a portion of Class A Available Funds. If such investments with respect to any such distribution date yield less than the Class A certificate rate, the Principal Funding Investment Proceeds with respect to such distribution date will be less than the Covered Amount for such distribution date. It is intended that any such shortfall will be funded from other Class A Available Funds (including a withdrawal from the reserve account, if necessary, as described below under "--Reserve Account"). The Available Reserve Account Amount at any time will e limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The "COVERED AMOUNT" shall mean for any distribution date with respect to the controlled accumulation period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to one-twelfth of the product of (i) the Class A certificate rate and (ii) the Principal Funding Account Balance, if any, as of the preceding distribution date.


RESERVE ACCOUNT


     The servicer will establish and maintain in the name of the trustee, on behalf of the trust , an eligible deposit account for the benefit of the Class A certificateholders and the Collateral Interest holder (the "RESERVE ACCOUNT"). The Reserve Account is established to assure the subsequent distribution of interest on the Class A certificates as provided in this prospectus supplement during the controlled accumulation period. On each distribution date from and after the Reserve Account Funding Date (defined below), but prior to the termination of the Reserve Account, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2000- (in the order of priority described below under "--Application of Collections--Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each such distribution date, the transferors will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the reserve account, after giving effect to any Excess Spread and Excess Finance Charge Collections allocated and available to be deposited in the Reserve Account on such distribution date, is less than the Required Reserve Account Amount. The "RESERVE ACCOUNT FUNDING DATE" will be the distribution date with respect to the monthly period that commences three months prior to the distribution date with respect to the first monthly period in the controlled accumulation period, or such earlier date as the transferor may determine. The "REQUIRED RESERVE ACCOUNT AMOUNT" for any distribution date on or after the Reserve Account Funding Date will be equal to % of the Class A Invested Amount as of the preceding distribution date, or any other percentage (which may be 0%) of the Class A Invested Amount designated by the transferors provided that the designation of such other percentage by the transferors shall have received the prior written consent of the Collateral Interest Holder and shall have satisfied the Rating Agency Condition. On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such distribution date, the trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement.


     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any distribution date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such distribution date) will be invested through the following distribution date by the trustee at the direction of the servicer in eligible investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the "INTEREST FUNDING INVESTMENT PROCEEDS") will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the collection account and treated as collections of finance charge receivables allocable to Series 2000- .


     On or before each distribution date with respect to the controlled accumulation period (on or prior to the expected final payment date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the expected final payment date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the collection account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount (defined below) with respect to such distribution date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such distribution date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such distribution date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such distribution date or Special Payment Date. On each distribution date, the amount available to be withdrawn from the Reserve Account (the "AVAILABLE RESERVE ACCOUNT AMOUNT") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such distribution date) and the Required Reserve Account Amount for such distribution date.


     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Series 2000- certificates are paid in full and (c) if the controlled accumulation period has not commenced, the occurrence of a pay-out event with respect to the Series 2000- certificates or, if the controlled accumulation period has commenced, the earlier of the first Special Payment Date and the expected final payment date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder for application in accordance with the terms of the Loan Agreement. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest holder as described above will not be available for distribution to the Class A certificateholders.


REALLOCATION OF CASH FLOWS


     With respect to each distribution date, on each determination date, the servicer will determine the amount (the "CLASS A REQUIRED AMOUNT"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such distribution date, (ii) any Class A Outstanding Monthly Interest, (iii) any Class A Additional Interest, (iv) if TRS or an affiliate of TRS is no longer the servicer, the Class A Servicing Fee for such distribution date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such distribution date exceeds (b) the sum of (i) the amount of Principal Funding Investment Proceeds, if any, with respect to such distribution date, (ii) the Class A Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement) and (iii) the amount of funds, if any, withdrawn from the Reserve Account and allocated to the Class A certificates pursuant to the Series 2000- Supplement. If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and available for such purpose will be used to fund the Class A Required Amount with respect to such distribution date. If such Excess Spread and Excess Finance Charge Collections are insufficient to fund the Class A Required Amount, collections of principal receivables allocable first to the Collateral Invested Amount and then to the Class B certificates for the related monthly period ("REALLOCATED PRINCIPAL COLLECTIONS") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related monthly period, together with Excess Spread and Excess Finance Charge Collections allocated to Series 2000- , are insufficient to fund the Class A Required Amount for such related monthly period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such distribution date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default amount, if any, for such distribution date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such distribution date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such distribution date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such distribution date as described above. Any such reduction in the Class A Invested Amount will have the effect of slowing or reducing the return of principal and interest to the Class A certificateholders. In such case, the Class A certificateholders will bear directly the credit and other risks associated with their undivided interest in the trust. See "--Defaulted Receivables; Investor Charge-Offs" below.


     With respect to each distribution date, on each determination date, the servicer will determine the amount (the "CLASS B REQUIRED AMOUNT"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such distribution date, (ii) any Class B Outstanding Monthly Interest, (iii) any Class B Additional Interest, and (iv) if TRS or an affiliate of TRS is no longer the servicer, the Class B Servicing Fee for such distribution date and any unpaid Class B Servicing Fee exceeds the Class B Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings treated as collections of finance charge receivables in accordance with the Pooling and Servicing Agreement) and (b) the Class B Investor Default Amount. If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such distribution date. If such Excess Spread and Excess Finance Charge Collections available with respect to such distribution date are less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount for the related monthly period will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Interest with respect to the related monthly period are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such distribution date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such distribution date over the amount of such reduction of the Collateral Invested Amount), and the Class B certificateholders will bear directly the credit and other risks associated with their undivided interests in the trust. See "--Defaulted Receivables; Investor Charge-Offs" below.


     Reductions of the Class A Invested Amount or Class B Invested Amount shall thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased on each distribution date by the amount, if any, of Excess Spread and Excess Finance Charge Collections allocable and available to reimburse such amounts. See "Application of Collections--Excess Spread; Excess Finance Charge Collections" below. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount shall be reimbursed and the Collateral Invested Amount increased up to the Required Collateral Invested Amount in a similar manner.

APPLICATION OF COLLECTIONS

     Payment of Fees, Interest and Other Items. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds (see "--Interest Payments" above) on deposit in the collection account in the following priority:

          (A) On each distribution date, an amount equal to the Class A Available Funds with respect to such distribution date will be distributed or deposited in the following priority:

             (i) an amount equal to Class A Monthly Interest for such distribution date, plus any Class A Outstanding Monthly Interest, plus additional interest with respect to any such Class A Outstanding Monthly Interest at a rate equal to the Class A certificate rate plus 2% per annum (the "CLASS A ADDITIONAL INTEREST"), will be distributed to holders of the Class A certificates;

             (ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class A Servicing Fee for such distribution date, plus the amount of any Class A Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer;

             (iii) an amount equal to the Class A Investor Default Amount for such distribution date will be treated as a portion of Available Principal Collections for such distribution date; and

             (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as described under "--Excess Spread; Excess Finance Charge Collections" below.

          (B) On each distribution date, an amount equal to the Class B Available Funds with respect to such distribution date will be distributed or deposited in the following priority:

             (i) an amount equal to Class B Monthly Interest for such distribution date, plus the amount of any Class B Outstanding Monthly Interest, plus any additional interest with respect to any such Class B Outstanding Monthly Interest at a rate equal to the Class B certificate rate plus 2% per annum ("CLASS B ADDITIONAL INTEREST"), will be distributed to the holders of the Class B certificates;

             (ii) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Class B Servicing Fee for such distribution date, plus the amount of any Class B Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be distributed to the servicer; and

             (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as described under "--Excess Spread; Excess Finance Charge Collections" below.

          (C) On each distribution date, an amount equal to the Collateral Available Funds with respect to such distribution date will be distributed or deposited in the following priority:

             (i) if TRS or an affiliate of TRS is no longer the servicer, an amount equal to the Collateral Interest Servicing Fee for such distribution date, plus the amount of any Collateral Interest Servicing Fee previously due but not distributed to the servicer on a prior distribution date, will be paid to the servicer; and

             (ii) the balance, if any, will constitute a portion of Excess Spread and will be allocated and distributed or deposited as described under "--Excess Spread; Excess Finance Charge Collections" below.

     "CLASS A MONTHLY INTEREST" means, with respect to any distribution date, an amount equal to the product of (i) the Class A certificate rate for such distribution date, (ii) the outstanding principal balance of the Class A certificates as of the preceding record date and (iii) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date to but excluding such distribution date and the denominator of which is 360; provided, that with respect to the first distribution date, Class A Monthly Interest shall be equal to the interest accrued on the outstanding principal balance of the Class A certificates at the Class A certificate rate from the closing date to but excluding the first distribution date.

     "CLASS A OUTSTANDING MONTHLY INTEREST" means, with respect to any distribution date, the amount of Class A Monthly Interest previously due but not paid to the Class A certificateholders.

     "CLASS B MONTHLY INTEREST" means, with respect to any distribution date, an amount equal to the product of (i) the Class B certificate rate for such distribution date (ii) the Class B Invested Amount as of the preceding record date and (iii) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date to but excluding such distribution date and the denominator of which is 360; provided, that with respect to the first distribution date, Class B Monthly Interest shall be equal to the interest accrued on the Class B Invested Amount at the Class B certificate rate for the period from the closing date to but excluding the first distribution date.

     "CLASS B OUTSTANDING MONTHLY INTEREST" means, with respect to any distribution date, the amount of Class B Monthly Interest previously due but not paid to the Class B certificateholders.


     "COLLATERAL AVAILABLE FUNDS" means, with respect to any monthly period, an amount equal to the Collateral Floating Percentage of Reallocated Investor Finance Charge Collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charge receivables allocable to Series 2000- in accordance with the Pooling and Servicing Agreement and the Series 2000- Supplement).


     "EXCESS SPREAD" means, with respect to any distribution date, an amount equal to the sum of the amounts described in clause (A)(iv) above, clause
(B)(iii) above and clause (C)(ii) above.


     Excess Spread; Excess Finance Charge Collections. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will apply Excess Spread and Excess Finance Charge Collections allocated to Series 2000-with respect to the related monthly period, to make the following distributions or deposits in the following priority:


          (a) an amount equal to the Class A Required Amount, if any, with respect to the related monthly period will be used to fund any deficiency pursuant to clauses (A)(i), (ii) and (iii) above under "--Payment of Fees, Interest and Other Items" in such order of priority;

          (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such distribution date as described below under "--Payments of Principal";

          (c) an amount equal to the interest accrued with respect to the outstanding aggregate principal balance of the Class B certificates not otherwise distributed to the Class B certificateholders on such distribution date will accrue at the Class B certificate rate and be paid to Class B certificateholders, except that any such interest previously due but not paid will accrue at the Class B certificate rate plus 2% per annum;

          (d) an amount equal to the Class B Required Amount, if any, with respect to such distribution date will be (I) used to fund any deficiency pursuant to clause (B)(ii) above under "--Payment of Fees, Interest and Other Items" in such order of priority and (II) then treated, up to the Class B Investor Default Amount, as a portion of Available Principal Collections for such distribution date;

          (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and
     (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Principal Collections for such distribution date;

          (f) an amount equal to Collateral Monthly Interest for such distribution date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior distribution date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest holder on a prior distribution date, will be distributed to the Collateral Interest holder for application in accordance with the Loan Agreement;

          (g) an amount equal to the Monthly Servicing Fee due but not paid to the servicer on such distribution date or a prior distribution date shall be paid to the servicer;

          (h) an amount equal to the Collateral Default Amount shall be treated as a portion of Available Principal Collections with respect to such distribution date;

          (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and
     (v) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such distribution date;

          (j) on each distribution date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under "--Reserve Account" above, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

          (k) an amount equal to the aggregate of any other amounts then required to be applied pursuant to the loan agreement among the transferors, the trustee, the servicer and the Collateral Interest holder (the "LOAN AGREEMENT") (to the extent such amounts are required to be applied pursuant to the Loan Agreement out of Excess Spread and Excess Finance Charge Collections) shall be distributed to the Collateral Interest holder for application in accordance with the Loan Agreement; and

          (1) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such distribution date and will be available for allocation to other Excess Allocation Series or to the holders of the transferor certificates as described in "The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in the accompanying prospectus.

     "COLLATERAL MONTHLY INTEREST" means, with respect to any distribution date, an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the period from and including the preceding distribution date to but excluding such distribution date and the denominator of which is 360, times (B) the Collateral Rate and (ii) the Collateral Invested Amount as of the close of business on the last day of the preceding monthly period; provided, however, with respect to the first distribution date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Invested Amount at the Collateral Rate for the period from the closing date to but excluding the first distribution date.

     "COLLATERAL RATE" means a rate specified in the Loan Agreement not to exceed one-month LIBOR plus 1.00% per annum.

     "COLLATERAL ADDITIONAL INTEREST" means, with respect to any distribution date, additional interest with respect to Collateral Monthly Interest due but not paid to the Collateral Interest holder on a prior distribution date at a rate equal to the Collateral Rate.

     Payments of Principal. On each distribution date, the trustee, acting pursuant to the servicer's instructions, will distribute Available Principal Collections (see "--Principal Payments" above) on deposit in the collection account in the following priority:

          (i) on each distribution date with respect to the revolving period, all such Available Principal Collections will be distributed or deposited in the following priority:

             (A) an amount equal to the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount will be paid to the Collateral Interest Holder; and

             (B) the balance will be treated as Shared Principal Collections and applied as described under "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus;

          (ii) on each distribution date with respect to the controlled accumulation period, all such Available Principal Collections will be distributed or deposited in the following priority:

             (A) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount will be deposited in the principal funding account;

             (B) for each distribution date before the Class B Invested Amount is paid in full, an amount equal to the balance, if any, of such Available Principal Collections will be paid to the Collateral Interest holder, for application in accordance with the Loan Agreement, to the extent the Collateral Invested Amount is greater than the Required Collateral Invested Amount;

             (C) for each distribution date beginning on the distribution date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the Collateral Interest holder; and

             (D) for each distribution date, the balance, if any, of Available Principal Collections not applied pursuant to paragraphs (A), (B) and
        (C) (as applicable) above will be treated as Shared Principal Collections and applied as described under "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in the accompanying prospectus; and

          (iii) on each distribution date with respect to the early amortization period, all such Available Principal Collections will be distributed as follows:

             (A) an amount up to the Class A Adjusted Invested Amount will be distributed to the Class A certificateholders;

             (B) for each distribution date beginning on the distribution date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount will be distributed to the Class B certificateholders;

             (C) for each distribution date beginning on the distribution date on which the Class B Invested Amount is paid in full, an amount up to the Collateral Invested Amount will be paid to the Collateral Interest holder; and

             (D) for each distribution date, after giving effect to paragraphs
        (A), (B) and (C) above, an amount equal to the balance, if any, of such Available Principal Collections will be allocated to Shared Principal Collections and applied in accordance with the Pooling and Servicing Agreement.


     "CONTROLLED ACCUMULATION AMOUNT" means for any distribution date with
respect to the controlled accumulation period, $                ; provided,
however, that, if the commencement of the controlled accumulation period is delayed as described above under "--Principal Payments," the Controlled Accumulation Amount for each distribution date with respect to the controlled accumulation period may be different for each distribution date with respect to the controlled accumulation period and will be determined by the transferors in accordance with the Series 2000- Supplement based on the principal payment rates for the accounts and on the invested amounts of other Principal Sharing Series that are scheduled to be in their revolving periods and then scheduled to create Shared Principal Collections during the controlled accumulation period.


     "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means (a) on the first distribution date with respect to the controlled accumulation period, the excess, if any, of the Controlled Accumulation Amount for such distribution date over the amount deposited in the principal funding account on such distribution date and (b) on each subsequent distribution date with respect to the controlled accumulation period, the excess, if any, of the Controlled Deposit Amount for such subsequent distribution date over the amount deposited in the principal funding account on such subsequent distribution date.

     "CONTROLLED DEPOSIT AMOUNT" shall mean, for any distribution date with respect to the controlled accumulation period, an amount equal to the sum of the Controlled Accumulation Amount for such distribution date and any Deficit Controlled Accumulation Amount for the immediately preceding distribution date.

REQUIRED COLLATERAL INVESTED AMOUNT


     The "REQUIRED COLLATERAL INVESTED AMOUNT" with respect to any distribution
date means (i) initially $            and (ii) thereafter on each distribution
date an amount equal to the greater of (a)    % of the sum of the Class A
Adjusted Invested Amount, the Class B Adjusted Invested Amount and the Collateral Invested Amount, in each case, on such distribution date (after any
adjustments made on such distribution date) and (b) $            ; provided,
however, that (1) if certain reductions in the Collateral Invested Amount are made or if a pay-out event occurs, the Required Collateral Invested Amount for such distribution date shall equal the Required Collateral Invested Amount for the distribution date immediately preceding the occurrence of such reduction or pay-out event, (2) in no event shall the Required Collateral Invested Amount exceed the unpaid principal amount of the Series 2000- Certificates as of the last day of the monthly period preceding such distribution date after taking into account payments to be made on the related distribution date and (3) the Required Collateral Invested Amount may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.


     With respect to any distribution date, if the Collateral Invested Amount is less than the Required Collateral Invested Amount, certain Excess Spread and Excess Finance Charge Collections, if available, will be allocated to increase the Collateral Invested Amount to the extent of such shortfall.

DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS


     On each determination date, the servicer will calculate the Investor Default Amount for the preceding monthly period. The term "INVESTOR DEFAULT AMOUNT" means, for any monthly period, the product of (i) the Floating Allocation Percentage with respect to such monthly period and (ii) the Series Allocable Defaulted Amount for such monthly period. A portion of the Investor Default Amount will be allocated to the Class A certificates (the "CLASS A INVESTOR DEFAULT AMOUNT") on each distribution date in an amount equal to the product of the Class A Floating Percentage applicable during the related monthly period and the Investor Default Amount for such monthly period. A portion of the Investor Default Amount will be allocated to the Class B certificates (the "CLASS B INVESTOR DEFAULT AMOUNT") in an amount equal to the product of the Class B Floating Percentage applicable during the related monthly period and the Investor Default Amount for such monthly period. An amount equal to the Class A Investor Default Amount for each monthly period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and from Reallocated Principal Collections, if applicable, and applied as described above in "--Application of Collections--Payment of Fees, Interest and Other Items." An amount equal to the Class B Investor Default Amount for each monthly period will be paid from Excess Spread and Excess Finance Charge Collections allocated to Series 2000- and from Reallocated Principal Collections allocable to the Collateral Invested Amount, if applicable, and applied as described above in "--Application of Collections--Excess Spread; Excess Finance Charge Collections."



     On each distribution date, if the Class A Required Amount for such distribution date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 2000- and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such distribution date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such distribution date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such distribution date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such distribution date over the amount of the reductions, if any, of the Collateral Invested Amount and of the Class B Invested Amount with respect to such distribution date as described above (a "CLASS A INVESTOR CHARGE-OFF"), which will have the effect of slowing or reducing the return of principal to the holders of the Class A certificates. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any distribution date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series 2000- available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections."



     On each distribution date, if the Class B Required Amount for such distribution date exceeds the sum of Excess Spread and Excess Finance Charge Collections allocable to Series 2000- and not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class B Investor Default Amount for such monthly period. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such distribution date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such distribution date (a "CLASS B INVESTOR CHARGE-OFF). The Class B Invested Amount will also be reduced by the amount of Reallocated Principal Collections in excess of the Collateral Invested Amount and the amount of any portion of the Class B Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount. The Class B Invested Amount will thereafter be increased on any distribution date (but not by an amount in excess of the amount of such reductions in the Class B Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocable to Series
2000- available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections."



     On each distribution date, if the Collateral Floating Percentage of the Investor Default Amount (the "COLLATERAL DEFAULT AMOUNT") for such distribution date exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000- which is allocated and available to fund such amount as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections," the Collateral Invested Amount will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such distribution date (a "COLLATERAL CHARGE-OFF"). The Collateral Interest will also be reduced by the amount of Reallocated Principal Collections and the amount of any portion of the Collateral Invested Amount allocated to the Class A certificates to avoid a reduction in the Class A Invested Amount or to the Class B certificates to avoid a reduction in the Class B Invested Amount. The Collateral Invested Amount will thereafter be increased on any distribution date (but not by an amount in excess of the amount of such reductions in the Collateral Invested Amount) by the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000- allocated and available for that purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charge Collections."


PAIRED SERIES


     The Series 2000- certificates may be paired with one or more other series (each, a "PAIRED SERIES") at or after the commencement of the controlled accumulation period if the Rating Agency Condition is satisfied. As funds are accumulated in the principal funding account, the invested amount in the trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Series 2000- Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to or deposited for the benefit of the Series 2000- certificateholders after the Series 2000- certificates were paired with the Paired Series. The issuance of a Paired Series will be subject to the conditions described under "The Pooling and Servicing Agreement Generally--New Issuances" in the prospectus. There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by the Series 2000-certificateholders. See "Risk Factors--Effect of the Issuance of New Series" and "The Pooling and Servicing Agreement Generally--Paired Series" in the accompanying prospectus.

PAY-OUT EVENTS


     The "PAY-OUT EVENTS" with respect to the Series 2000- certificates will include each of the following:


          (a) the occurrence of an insolvency event (as such term is defined in the prospectus) with respect to any transferor or other holder of the Original Transferor Certificate;

          (b) the trust becomes an investment company within the meaning of the Investment Company Act of 1940, as amended;


          (c) a failure on the part of any transferor (i) to make any payment or deposit required under the Pooling and Servicing Agreement or the Series 2000- Supplement within five business days after the day such payment or deposit is required to be made or (ii) to observe or perform any other covenant or agreement of such transferor set forth in the Pooling and Servicing Agreement or the Series 2000- Supplement, which failure has a material adverse effect on the Series 2000- certificateholders and which continues unremedied for a period of 60 days after written notice;



          (d) any representation or warranty made by any transferor in the Pooling and Servicing Agreement or the Series 2000- Supplement or any information required to be given by any transferor to the trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 2000- certificateholders are materially and adversely affected; provided, however, that a pay-out event shall not be deemed to occur thereunder if a transferor has repurchased the related receivables or all such receivables, if applicable, during such period (or such longer period as the trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Pooling and Servicing Agreement;



          (e) a failure by a transferor to convey receivables in Additional Accounts or participation interests to the trust within five business days after the day on which it is required to convey such receivables or participation interests pursuant to the Pooling and Servicing Agreement or the Series 2000- Supplement;


          (f) the occurrence of any servicer default which would have an adverse effect;

          (g) a reduction of the average Series Adjusted Portfolio Yield for any three consecutive monthly periods to a rate less than the average of the Base Rates for such three monthly periods;

          (h) the failure to pay in full the Class A Invested Amount and the Class B Invested Amount on the expected final payment date; and


          (i) any transferor is unable for any reason to transfer receivables to the trust in accordance with the Pooling and Servicing Agreement or the Series 2000- Supplement.



     In the case of any event described above in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the trustee or the holders of Series 2000- certificates evidencing more
than   % of the aggregate unpaid principal amount of Series 2000- certificates by notice then given in writing to the transferors and the servicer (and to the trustee if given by the Series 2000- certificateholders) may declare that a pay-out event has occurred with respect to Series 2000- as of the date of such notice, and, in the case of any event described in subparagraph (a), (b), (e),
(g), (h) or (i), a pay-out event shall occur with respect to Series 2000-without any notice or other action on the part of the trustee immediately upon the occurrence of such event.



     For purposes of the pay-out event described in clause (g) above, the terms "Base Rate" and "Series Adjusted Portfolio Yield" will be defined as follows with respect to the Series 2000- certificates:



     "BASE RATE" means, with respect to any monthly period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of Class A Monthly Interest, Class B Monthly Interest, Collateral Monthly Interest and the Monthly Servicing Fee with respect to the Series 2000-certificates and the Collateral Interest for the related distribution date and the denominator of which is the Invested Amount as of the last day of the preceding monthly period.

     "SERIES ADJUSTED PORTFOLIO YIELD" means, with respect to any monthly period, the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to (a) Reallocated Investor finance charge collections (including any investment earnings and certain other amounts that are to be treated as collections of finance charges receivables allocable to Series 2000- in accordance with the Pooling and Servicing Agreement) for such monthly period, plus (b) the amount of Principal Funding Investment Proceeds for the related distribution date, plus (c) provided that each rating agency has consented to the inclusion thereof in calculating the Series Adjusted Portfolio Yield, any Excess Finance Charge Collections that are allocated to Series 2000- , plus (d) the amount of funds withdrawn from the Reserve Account and included in Class A Available Funds for the distribution date with respect to such monthly period, and less (e) the Investor Default Amount for the distribution date with respect to such monthly period, and (ii) the denominator of which is the Invested Amount as of the last day of the preceding monthly period.


     If the proceeds of any sale of the receivables following the occurrence of an insolvency event with respect to a transferor, as described in the accompanying prospectus under "Description of the Certificates--Pay-Out Events and Reinvestment Events," allocated to the Class A Invested Amount and the proceeds of any collections on the receivables in the collection account are not sufficient to pay in full the remaining amount due on the Class A certificates, the Class A certificateholders will suffer a corresponding loss and no such proceeds will be available to the Class B certificateholders. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency and Receivership" in the accompanying prospectus for a discussion of the impact of recent federal legislation on the trustee's ability to liquidate the receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES


     The share of the Servicing Fee allocable to the Series 2000-certificateholders and the Collateral Interest Holder with respect to any distribution date (the "MONTHLY SERVICING FEE") shall be equal to one-twelfth of
the product of (a)   % (the "SERVICING FEE RATE") and (b) (i) the Adjusted
Invested Amount as of the last day of the monthly period preceding such distribution date (or, in the case of the first distribution date, the product of (i) the actual number of days from and including the closing date to and
including         , 2000, divided by 365, (ii) the Servicing Fee Rate and
(iii) the Initial Invested Amount), less (ii) the product of (A) any amount on deposit in the Special Funding Account as of the last day of the monthly period preceding such distribution date and (B) the Series Allocation Percentage for Series 2000- with respect to such monthly period (the amount calculated pursuant to this clause (b) is referred to as the "SERVICING BASE AMOUNT"). The share of the Monthly Servicing Fee allocable to the Class A certificateholders with respect to any distribution date (the "CLASS A SERVICING FEE") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount. The share of the Monthly Servicing Fee allocable to the Class B certificateholders with respect to any distribution date (the "CLASS B SERVICING FEE") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing-Base Amount. The share of the Monthly Servicing Fee allocable to the Collateral Interest with respect to any distribution date (the "COLLATERAL INTEREST SERVICING FEE") shall be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount. The remainder of the Servicing Fee shall be paid by the holders of the transferor certificates or the certificateholders of other series (as provided in the related supplements) and in no event will the trust, the trustee or the Series 2000- certificateholders be liable for the share of the Servicing Fee to be paid by the holders of the transferor certificates or the certificateholders of any other series.


OPTIONAL REPURCHASE

     On any distribution date occurring on or after the date that the sum of the Class A Invested Amount and the Class B Invested Amount is reduced to
$             (  % of the initial outstanding aggregate principal amount of the
Class A certificates, the Class B certificates and the Collateral Interest) or less, the transferors will have the option to repurchase the Class A certificateholders' Interest, the Class B certificateholders' Interest and the Collateral Interest. The purchase price will be equal to the sum of the Class A Invested Amount and the Class B Invested Amount (less the Principal Funding Account Balance, if any), the Collateral Invested Amount, if any, and accrued and unpaid interest on the Class A certificates, the Class B certificates and the Collateral Interest

(and accrued and unpaid interest with respect to interest amounts that were due but not paid on such distribution date or any prior distribution date) through
(a) if the day on which such repurchase occurs is a distribution date, the day preceding such distribution date or (b) if the day on which such repurchase occurs is not a distribution date, the day preceding the distribution date next following such day. Such proceeds will be allocated first to pay amounts due to the Class A certificateholders, then, to pay amounts due to the Class B certificateholders and finally, to pay amounts due to the Collateral Interest holder. Following any such repurchase, the Receivables will be assigned to the transferors and the Class A certificateholders, the Class B certificateholders and the Collateral Interest holder will have no further rights with respect thereto. In the event that the transferors fail for any reason to deposit the aggregate purchase price for such receivables, the trust will continue to hold the receivables and payments will continue to be made to the Class A certificateholders, Class B certificateholders and the Collateral Interest holder as described herein.

SERIES TERMINATION


     If, on the distribution date, which is two months prior to the Series
2000- termination date, the Invested Amount (after giving effect to all changes therein on such date) exceeds zero, the servicer will, within the 40-day period beginning on such date, solicit bids for the sale of interests' in the principal receivables or certain principal receivables, together in each case with the related finance charge receivables, in an amount equal to the Invested Amount at the close of business on the last day of the monthly period preceding the termination date (after giving effect to all distributions required to be made on the termination date other than from the proceeds of the sale). The transferor and the Collateral Interest holder will be entitled to participate in, and to receive notice of each bid submitted in connection with, such bidding process. Upon the expiration of such 40-day period, the trustee will determine
(a) which bid is the highest cash purchase offer (the "HIGHEST BID") and
(b) the amount (the "AVAILABLE FINAL DISTRIBUTION AMOUNT") which otherwise would be available in the collection account on the termination date for distribution to the Series 2000- certificateholders and the Collateral Interest holder. The servicer will sell such receivables on the termination date to the bidder who provided the Highest Bid and will deposit the proceeds of such sale in the collection account for allocation (together with the Available Final Distribution Amount) to the interest of the holders of the Series 2000-certificates and the Collateral Interest in the order of priority specified herein.


REPORTS


     No later than the third business day prior to each distribution date, the servicer will forward to the trustee, the paying agent, each Rating Agency and the Collateral Interest holder, a statement (the "MONTHLY REPORT") prepared by the servicer setting forth certain information with respect to the trust and the Class A certificates and the Class B certificates, including: (a) the aggregate amount of principal receivables and finance charge receivables in the trust as of the end of such monthly period; (b) the Invested Amount, the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount at the close of business on the last day of the preceding monthly period; (c) the Series Allocation Percentage, the Floating Allocation Percentage, the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage and the Principal Allocation Percentage, the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Principal Percentage; (d) the amount of collections of principal receivables and finance charge receivables processed during the related monthly period and the portion thereof allocated to the interest of the holders of the Series 2000-certificates; (e) the aggregate outstanding balance of Accounts that were 31, 61 and 91 days or more delinquent as of the end of such monthly period; (f) the Investor Default Amount, the Class A Investor Default Amount, the Class B Investor Default Amount and the Collateral Default Amount and the Defaulted Amount with respect to such monthly period; (g) the aggregate amount, if any, of Class A Investor Charge-Offs, Class B Investor Charge-Offs, any reductions in the Class B Invested Amount pursuant to clauses (iv) and (v) of the definition of "Class B Invested Amount," and the amounts by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Invested Amount" and any Class A or Class B Investor Charge-Offs reimbursed on the related monthly period, for such monthly period;
(h) the Monthly Servicing Fee, Class A Servicing Fee, Class B Servicing Fee and Collateral Interest Servicing Fee for such monthly period; (i) the Series Adjusted Portfolio Yield for such monthly period; (j) the Base Rate for such monthly period; (k) Reallocated Principal Collections; and (1) Shared Principal Collections.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan or an individual retirement account (a "PLAN") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for such persons. For example, a prohibited transaction would arise, unless an exemption is applicable, if a certificate were viewed as debt of either transferor and such transferor were a Party in Interest with respect to a Plan that acquired the certificate. Plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A CERTIFICATES

     A violation of the prohibited transaction rules could occur if the Class A certificates were to be purchased with assets of any Plan if the transferors, the trustee, the underwriters or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exemption applies under a regulation (the "PLAN ASSET REGULATION") issued by the Department of Labor. The transferors, the trustee, the Underwriters and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing the Class A certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of relationship between the Plan and the transferors, the trustee, any underwriter or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below and in the accompanying prospectus.

     Under certain circumstances, the Plan Asset Regulation treats the assets in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Class A certificates will represent beneficial interests in the Trust , and despite the agreement of the transferors and the certificate owners to treat the Class A certificates as debt instruments, the Class A certificates are likely to be considered equity interests in the trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and
Section 4975 of the Internal Revenue Code, unless the exception for "publicly-offered securities" is applicable as described in the accompanying prospectus. It is anticipated that the Class A certificates will meet the criteria for treatment as "public-offered securities" as described in the accompany prospectus. No restrictions will be imposed on the transfer of the Class A certificates. It is expected that the Class A certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering, although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. See "ERISA Considerations" in the accompanying prospectus. The Class A certificates will be sold as part of the offering pursuant to an effective registration statement under the Securities Act of 1934, as amended and then will be timely registered under the Securities Exchange Act of 1934, as amended.

     If the forgoing exception under the Plan Asset Regulation were not satisfied, transactions involving the trust and Parties in Interest with respect to a Plan that purchases or holds Class A certificates might be prohibited under
Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code and result in excise tax and other liabilities under ERISA and Section 4975 of the Internal Revenue Code unless an exemption were available. The five Department of Labor class exemptions described in the accompanying prospectus may not provide relief for all transactions involving the assets of the trust even if they would otherwise apply to the purchase of a Class A certificate by a Plan.

CLASS B CERTIFICATES

     [The Class B underwriters currently do not expect that the Class B certificates will be held by at least 100 Independent Investors and, therefore, do not expect that such Class B certificates will qualify as publicly-offered securities under the Plan Asset Regulation. Accordingly, the Class B certificates may not be acquired or held by (a) any employee benefit plan that is subject to ERISA, (b) any plan or other arrangement (including an individual retirement account or Keogh Plan) that is subject to Section 4975 of the Internal Revenue Code, or (c) any entity whose underlying assets include "plan assets" under the regulation by reason of any such plan's investment in the entity. By its acceptance of a Class B certificate, each Class B certificate owner will be deemed to have represented and warranted that it is not and will not be subject to the foregoing limitation.]

CONSULTATION WITH COUNSEL

     In light of the foregoing fiduciaries or other persons contemplating purchasing the Class A certificates on behalf of or with "plan assets" of any Plan should consult their own counsel regarding whether the trust's assets represented by the Class A certificates would be considered "plan assets," the consequences that would apply if the trust's assets were considered "plan assets," and the possibility of exemptive relief from the prohibited transaction rules.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Class A certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment
(i) satisfies the diversification requirement of ERISA or other applicable law,
(ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") among the transferors, TRS, the underwriters of the Class A certificates named below and the underwriters of the Class B certificates named below, the transferors have agreed to cause the trust to sell to the underwriters, and the underwriters have agreed to purchase, the principal amount of the Class A certificates and Class B certificates set forth opposite their names:

                                                                             PRINCIPAL AMOUNT OF
                                                                                  CLASS A
UNDERWRITERS OF THE CLASS A CERTIFICATES                                        CERTIFICATES
----------------------------------------                                     -------------------

                                                                                -------------
  Total...................................................................

                                                                             PRINCIPAL AMOUNT OF
                                                                                  CLASS B
UNDERWRITERS OF THE CLASS B CERTIFICATES                                        CERTIFICATES
----------------------------------------                                     -------------------

                                                                                -------------
  Total...................................................................

     The Underwriting Agreement provides that the obligation of the Class A underwriters to pay for and accept delivery of the Class A certificates and the obligation of the Class B underwriters to pay for and accept delivery of the Class B certificates are subject to the approval of certain legal matters by their counsel and to certain other conditions. All of the Series
2000-   certificates offered hereby will be issued if any are issued. Offering
expenses are estimated to be $        .


     The Class A underwriters propose initially to offer the Class A certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of      % of the
principal amount of the Class A certificates. The Class A underwriters may
allow, and such dealers may reallow, concessions not in excess of   % of the
principal amount of the Class A certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class A underwriters.

     The Class B underwriters propose initially to offer the Class B certificates to the public at the price set forth on the cover page hereof and
to certain dealers at such price less concessions not in excess of      % of the
principal amount of the Class B certificates. The Class B underwriters may
allow, and such dealers may reallow, concessions not in excess of      % of the
principal amount of the Class B certificates to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Class B underwriters.


     Each underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Series 2000-
certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of the Series
2000-   certificates to a person who is of a kind described in Article II
(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the
Series 2000-   certificates described in this prospectus supplement and the prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exceptions) Order 1996.



     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to
the Series 2000-   certificates in accordance with Regulation M under the
Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Series
2000-   certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Series
2000-   certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the
Series 2000-   certificates originally sold by such syndicate member are
purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate-covering transactions and penalty bids may
cause the prices of the Series 2000-   certificates to be higher than they would
be in the absence of such transactions. Neither the transferors nor any of the underwriters represent that the underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.


     The transferors will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

                             INDEX OF DEFINED TERMS

TERM                                             PAGE
----                                             ----
Accounts.....................................     S-12
Adjusted Invested Amount.....................     S-24
American Express.............................     S-17
Available Final Distribution Amount..........     S-36
Available Principal Collections..............     S-20
Available Reserve Account Amount.............     S-26
Base Rate....................................     S-34
business day.................................     S-18
Centurion....................................     S-17
Class A Additional Interest..................     S-28
Class A Adjusted Invested Amount.............     S-24
Class A Available Funds......................     S-18
Class A Certificate Rate.....................     S-18
Class A Certificateholders' Interest.........     S-18
Class A Floating Percentage..................     S-22
Class A Initial Invested Amount..............     S-24
Class A Invested Amount......................     S-24
Class A Investor Charge-Off..................     S-32
Class A Investor Default Amount..............     S-32
Class A Monthly Interest.....................     S-28
Class A Outstanding Monthly Interest.........     S-29
Class A Principal Percentage.................     S-23
Class A Required Amount......................     S-26
Class A Servicing Fee........................     S-35
Class B Additional Interest..................     S-28
Class B Adjusted Invested Amount.............     S-24
Class B Available Funds......................     S-19
Class B Certificate Rate.....................     S-19
Class B Certificateholders' Interest.........     S-19
Class B Floating Percentage..................     S-22
Class B Initial Invested Amount..............     S-24
Class B Invested Amount......................     S-24
Class B Investor Charge-Off..................     S-33
Class B Investor Default Amount..............     S-32
Class B Monthly Interest.....................     S-29
Class B Outstanding Monthly Interest.........     S-29
Class B Principal Percentage.................     S-23
Class B Required Amount......................     S-27
Class B Servicing Fee........................     S-35
Collateral Additional Interest...............     S-30
Collateral Available Funds...................     S-29
Collateral Charge-Off........................     S-33
Collateral Default Amount....................     S-33
Collateral Floating Percentage...............     S-22
Collateral Initial Invested Amount...........     S-24
Collateral Interest Servicing Fee............     S-35
Collateral Invested Amount...................     S-10
Collateral Monthly Interest..................     S-30
Collateral Principal Percentage..............     S-23
Collateral Rate..............................     S-30

TERM                                             PAGE
----                                             ----
Controlled Accumulation Amount...............     S-31
Controlled Accumulation Period...............     S-19
Controlled Accumulation Period Length........     S-20
Controlled Deposit Amount....................     S-31
Covered Amount...............................     S-25
Deficit Controlled Accumulation Amount.......     S-31
Distribution Date............................     S-18
Early Amortization Period....................     S-20
Eligible Deposit Account.....................     S-24
Excess Spread................................     S-29
Expected Final Payment Date..................     S-10
Floating Allocation Percentage...............     S-22
Group      ..................................     S-22
Highest Bid..................................     S-36
Initial Invested Amount......................     S-22
Interest Funding Investment Proceeds.........     S-26
Invested Amount..............................     S-24
Investor Default Amount......................     S-32
LIBOR........................................     S-19
LIBOR Determination Date.....................     S-19
Loan Agreement...............................     S-30
Monthly Report...............................     S-36
Monthly Servicing Fee........................     S-35
Paired Series................................     S-33
Parties in Interest..........................     S-37
Pay-Out Events...............................     S-34
period length determination date.............     S-20
Plan.........................................     S-37
Plan Asset Regulation........................     S-37
Principal Allocation Percentage..............     S-22
Principal Funding Account....................     S-10
Principal Funding Account Balance............     S-25
Principal Funding Investment Proceeds........     S-25
Reallocated Principal Collections............     S-26
Receivables..................................     S-12
Record Date..................................     S-18
Reference Banks..............................     S-19
Required Amount..............................     S-20
Required Collateral Invested Amount..........     S-32
Required Reserve Account Amount..............     S-25
Reserve Account..............................     S-25
Reserve Account Funding Date.................     S-25
Revolving Period.............................     S-19
RFC II.......................................     S-17
Series 2000-  Termination Date...............     S-20
Series Adjusted Invested Amount..............     S-22
Series Adjusted Portfolio Yield..............     S-35
Series Allocable Defaulted Amount............     S-21
Series Allocable Finance Charge
  Collections................................     S-21

TERM                                             PAGE
----                                             ----
Series Allocable Principal Collections.......     S-21
Series Allocation Percentage.................     S-22
Series Required Transferor Amount............     S-24
Servicing Base Amount........................     S-35
Servicing Fee Rate...........................     S-35
Special Payment Date.........................     S-10

TERM                                             PAGE
----                                             ----
[S]                                             [C]
Telerate Page 3750...........................     S-19
Total Portfolio..............................     S-12
Transferors' Interest........................     S-22
TRS..........................................     S-17
Trust Portfolio..............................     S-12
Underwriting Agreement.......................     S-38

                                                                         ANNEX I

                                  OTHER SERIES


     The table below sets forth the principal characteristics of all other Series issued by the trust and currently outstanding. For more specific information with respect to the series listed below, any prospective investor should contact Centurion at (801) 565-5023. Centurion will provide, without charge, to any prospective purchaser of the Series 2000- certificates, a copy of the prospectus supplement for any series listed below.


                                 SERIES 1996-1

Initial Invested Amount ......................................... $1,000,000,000
Class A Initial Invested Amount ................................... $865,000,000
Class A Certificate Rate ....................................... 6.80% per annum
Class B Initial Invested Amount .................................... $60,000,000
Class B Certificate Rate ....................................... 6.95% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $77,083,333.34
Commencement of Controlled Accumulation Period (subject to
adjustment) ........................................................ May 1, 2000
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $75,000,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ......................... May 2001 Distribution Date
Series Issuance Date .............................................. May 16, 1996
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group .................................................................. Group I

                                 SERIES 1997-1

Initial Invested Amounts ........................................ $1,000,000,000
Class A Initial Invested Amount ................................... $865,000,000
Class A Certificate Rate ....................................... 6.40% per annum
Class B Initial Invested Amount .................................... $60,000,000
Class B Certificate Rate ....................................... 6.55% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $77,083,333.34
Commencement of Controlled Accumulation Period (subject to
adjustment) .................................................. September 1, 2001
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $75,000,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ................... September 2002 Distribution Date
Series Issuance Date ........................................... August 28, 1997
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group .................................................................. Group I

                                 SERIES 1998-1

Initial Invested Amounts ........................................ $1,000,000,000
Class A Initial Invested Amount ................................... $825,000,000
Class A Certificate Rate .................. One-Month LIBOR plus 0.09% per annum
Class B Initial Invested Amount .................................... $80,000,000
Class B Certificate Rate .................. One-Month LIBOR plus 0.25% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $75,416,666.67
Commencement of Controlled Accumulation Period (subject to
adjustment) ....................................................... June 1, 2002
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $95,000,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ........................ June 2003 Distribution Date
Series Issuance Date ............................................. June 23, 1998
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group ................................................................. Group II

                                 SERIES 1999-1

Initial Invested Amounts ........................................ $1,000,000,000
Class A Initial Invested Amount ................................... $865,000,000
Class A Certificate Rate ....................................... 5.60% per annum
Class B Initial Invested Amount .................................... $60,000,000
Class B Certificate Rate ....................................... 5.85% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $77,083,333.34
Commencement of Controlled Accumulation Period (subject to
adjustment) ...................................................... April 1, 2003
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $75,000,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ....................... April 2004 Distribution Date
Series Issuance Date ............................................ April 21, 1999
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group .................................................................. Group I

                                 SERIES 1999-2

Initial Invested Amounts .......................................... $500,000,000
Class A Initial Invested Amount ................................... $432,500,000
Class A Certificate Rate ....................................... 5.95% per annum
Class B Initial Invested Amount .................................... $30,000,000
Class B Certificate Rate ....................................... 6.10% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $38,541,666.67
Commencement of controlled accumulation period (subject to
adjustment) ........................................................ May 1, 2003
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $37,500,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ......................... May 2004 Distribution Date
Series Issuance Date .............................................. May 19, 1999
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group .................................................................. Group I

                                 SERIES 1999-3

Initial Invested Amounts ........................................ $1,000,000,000
Class A Initial Invested Amount ................................... $825,000,000
Class A Certificate Rate .................. One-Month LIBOR plus 0.14% per annum
Class B Initial Invested Amount .................................... $80,000,000
Class B Certificate Rate .................. One-Month LIBOR plus 0.34% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $75,416,666.67
Commencement of Controlled Accumulation Period (subject to
adjustment) ........................................................ May 1, 2003
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $95,000,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ......................... May 2004 Distribution Date
Series Issuance Date .............................................. May 19, 1999
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group ................................................................. Group II

                                 SERIES 1999-4

Initial Invested Amounts .......................................... $500,000,000
Class A Initial Invested Amount ................................... $412,500,000
Class A Certificate Rate .................. One-Month LIBOR plus 0.17% per annum
Class B Initial Invested Amount .................................... $40,000,000
Class B Certificate Rate .................. One-Month LIBOR plus 0.42% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $37,708,333.33
Commencement of Controlled Accumulation Period (subject to
adjustment) ....................................................... July 1, 2001
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $47,500,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ........................ July 2002 Distribution Date
Series Issuance Date ........................................... August 17, 1999
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group ................................................................. Group II

                                 SERIES 1999-5

Initial Invested Amounts .......................................... $500,000,000
Class A Initial Invested Amount ................................... $412,500,000
Class A Certificate Rate .................. One-Month LIBOR plus 0.24% per annum
Class B Initial Invested Amount .................................... $40,000,000
Class B Certificate Rate .................. One-Month LIBOR plus 0.48% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $37,708,333.33
Commencement of Controlled Accumulation Period (subject to
adjustment) ....................................................... July 1, 2003
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $47,500,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ........................ July 2004 Distribution Date
Series Issuance Date ........................................... August 17, 1999
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group ................................................................. Group II

                                 SERIES 1999-6

Initial Invested Amounts .......................................... $500,000,000
Class A Initial Invested Amount ................................... $412,500,000
Class A Certificate Rate .................. One-Month LIBOR plus 0.20% per annum
Class B Initial Invested Amount .................................... $40,000,000
Class B Certificate Rate .................. One-Month LIBOR plus 0.43% per annum
Controlled Accumulation Amount (subject to adjustment) .......... $37,708,333.33
Commencement of Controlled Accumulation Period (subject to
adjustment) ..................................................... August 1, 2002
Annual Servicing Fee Percentage ................................. 2.0% per annum
Collateral Initial Invested Amount ................................. $47,500,000
Enhancement for the Class A and Class B Certificates ....... Collateral Invested
Amount
Other Enhancement for the Class A Certificates .... Subordination of the Class B
Certificates
Expected Final Payment Date ...................... August 2002 Distribution Date
Series Issuance Date ........................................ September 16, 1999
Principal Sharing Series ................................................... Yes
Excess Allocation Series ................................................... Yes
Group ................................................................. Group II

The information in this prospectus and the accompanying prospectus supplement is not complete and may be amended. We may not sell these securities until we deliver a final prospectus and accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.


              Subject to Completion, Dated                 , 2000


                                   Prospectus

                  American Express Credit Account Master Trust
                                     Issuer
                        American Express Centurion Bank
             American Express Receivables Financing Corporation II
                                  Transferors
             American Express Travel Related Services Company, Inc.
                                    Servicer

                           Asset Backed Certificates

                            The Trust--

                            o may periodically issue asset backed certificates in one or more series with one or more classes; and

                            o  will own--

                               o receivables in a portfolio of consumer charge or revolving credit accounts;

                               o  payments due on those receivables; and

                               o other property described in this prospectus and in the accompanying prospectus supplement.

                            The Certificates--

                            o will represent interests in the trust and will be paid only from the trust assets;

                            o offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

                            o  may have one or more forms of enhancement; and

                            o will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

                            The Certificateholders--

                            o will receive interest and principal payments from a varying percentage of credit card account collections.

Neither the Securities and Exchange Commission nor any state securities commission has approved these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


                                            , 2000



Consider carefully the risk
factors beginning on page 8
in this prospectus and page
S-  in the accompanying
prospectus supplement.

A certificate is not a
deposit and neither the
certificates nor the
underlying accounts or
receivables are insured or
guaranteed by the Federal
Deposit Insurance Corporation
or any other governmental
agency.

The certificates will
represent interests in the
trust only and will not
represent interests in or
obligations of American
Express Company or any of its
affiliates.

This prospectus may be used
to offer and sell any series
of certificates only if
accompanied by the prospectus
supplement for that series.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     o the timing of interest and principal payments;
     o financial and other information about the receivables;
     o information about credit enhancement for each class;
     o the ratings for each class; and
     o the method for selling the certificates.

     IF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     Parts of this prospectus contain defined terms. You can find a listing of the pages where defined terms in this prospectus are defined under the caption "Index of Defined Terms" beginning on page 72 in this prospectus.

                          ---------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUMMARY.............................      5
  The Trust And The Trustee....................      5
  Trust Assets.................................      5
  Information About The Receivables............      5
  Collections By The Servicer..................      5
  Allocation Of Trust Assets...................      6
  Interest Payments On The Certificates........      6
  Principal Payments On The Certificates ......      6
     Revolving Period..........................      6
     Principal Accumulation and Amortization
       Periods.................................      6
     Early Accumulation and Amortization
       Periods.................................      6
  Reallocated Investor Finance Charge
     Collections...............................      7
  Shared Excess Finance Charge Collections.....      7
  Shared Principal Collections.................      7
  Credit Enhancement...........................      7
  Tax Status...................................      7
  Certificate Ratings..........................      7
RISK FACTORS...................................      8
  Limited Liquidity............................      8
  Potential Priority of Certain Liens..........      8
  Certain Matters Relating to the Insolvency or
     Receivership of a Transferor or Other
     Holder of the Original Transferor
     Certificate...............................      8
  Potential Effects of Consumer Protection
     Laws......................................      9
  Potential Effect of Non-Compliance with
     CEBA......................................     10
  Payments and Maturity; Dependency on Account
     Holder Repayments.........................     11
  Social, Legal and Economic Factors...........     11
  Competition in the Credit Card Industry .....     12
  Ability of an Account Owner to Change Terms
     of the Accounts...........................     13
  Effect of Subordination......................     13
  Basis Risk...................................     13
  Limited Nature of Rating.....................     13
  Effect of Issuance of New Series.............     14
  Effect of Addition of Trust Assets on Credit
     Quality...................................     14
  Potential Effect from Creation of Prefunding
     Account...................................     15
  Allocations..................................     15
USE OF PROCEEDS................................     16
THE TRUST......................................     16
CENTURION'S REVOLVING CREDIT BUSINESSES........     17
  General......................................     17
  Underwriting and Authorization Procedures....     19
  Billing and Payments.........................     19

                                                  PAGE
                                                  ----
  Collection Efforts...........................     20
  Year 2000....................................     21
RFC II, CREDCO, CENTURION AND TRS..............     22
  RFC II.......................................     22
  Credco.......................................     22
  Centurion....................................     22
  TRS..........................................     23
MERGER OR CONSOLIDATION OF A TRANSFEROR OR THE
  SERVICER ....................................     23
ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS.......     24
THE ACCOUNTS...................................     24
DESCRIPTION OF THE CERTIFICATES ...............     26
  General......................................     26
  Book-Entry Registration......................     26
  DTC Year 2000 Issues.........................     29
  Definitive Certificates......................     29
  Interest.....................................     30
  Principal....................................     30
  Pay-Out Events and Reinvestment Events ......     32
  Servicing Compensation and Payment of
     Expenses..................................     34
THE POOLING AND SERVICING AGREEMENT
  GENERALLY....................................     35
  Conveyance of Receivables....................     35
  Representations and Warranties...............     35
  The Transferor Certificates; Additional
     Transferors...............................     38
  Additions of Accounts or Participation
     Interests.................................     38
  Removal of Accounts..........................     39
  Discount Option..............................     39
  Premium Option...............................     40
  Indemnification..............................     41
  Collection and Other Servicing Procedures....     41
  New Issuances................................     42
  Collection Account...........................     43
  Deposits in Collection Account...............     44
  Allocations..................................     46
  Groups of Series.............................     46
  Reallocations Among Different Series Within a
     Reallocation Group........................     47
  Sharing of Excess Finance Charge Collections
     Among Excess Allocation Series............     50
  Sharing of Principal Collections Among
     Principal Sharing Series..................     50
  Paired Series................................     51
  Special Funding Account......................     51
  Funding Period...............................     51
  Defaulted Receivables; Rebates and Fraudulent
     Charges...................................     52

                                                  PAGE
                                                  ----
  Credit Enhancement...........................     53
  Servicer Covenants...........................     54
  Certain Matters Regarding the Servicer ......     55
  Servicer Default.............................     55
  Evidence as to Compliance....................     56
  Amendments...................................     57
  Defeasance...................................     57
  List of Certificateholders...................     58
  The Trustee..................................     58
DESCRIPTION OF THE PURCHASE AGREEMENTS.........     59
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES.......     60
  Transfer of Receivables......................     60
  Certain Matters Relating to Insolvency and
     Receivership..............................     61
  Consumer Protection Laws.....................     63
TAX MATTERS....................................     63
  Federal Income Tax Consequences--General.....     63

                                                  PAGE
                                                  ----
  Treatment of the Certificates as Debt........     64
  Treatment of the Trust.......................     64
  Treatment of the Trust as a FASIT............     66
  Taxation of Interest Income of U.S.
     Certificate Owners........................     66
  Sale or Exchange of Certificates.............     67
  Non-U.S. Certificate Owners..................     67
  Information Reporting and Backup
     Withholding...............................     68
  State and Local Taxation.....................     68
ERISA CONSIDERATIONS...........................     68
PLAN OF DISTRIBUTION...........................     70
LEGAL MATTERS..................................     71
REPORTS TO CERTIFICATEHOLDERS .................     71
WHERE YOU CAN FIND MORE INFORMATION............     71
INDEX OF DEFINED TERMS.........................     72

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THIS SUMMARY PROVIDES AN OVERVIEW OF THE TRUST ASSETS INCLUDING, IN PARTICULAR, THE RECEIVABLES AND HOW SUCH RECEIVABLES WILL BE ALLOCATED AND OTHER INFORMATION TO AID IN YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF SUCH INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THE TRUST AND THE TRUSTEE

American Express Credit Account Master Trust was formed under a pooling and servicing agreement among American Express Travel Related Services Company, Inc., as servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II, as transferors, and The Bank of New York, as trustee.

The trust is a master trust under which one or more series of certificates will be issued through a series supplement to the pooling and servicing agreement. Some classes or series may not be offered by this prospectus; for example, they may be offered in a private placement.

TRUST ASSETS

The transferors have transferred to the trust the receivables from designated American Express(Registered)* credit card, Optima(Registered) Line of Credit and Sign & Travel(Registered)*/Special Purchase Account revolving credit accounts or features and, in the future may include other charge or credit accounts or products. All new receivables generated in those accounts will be transferred automatically to the trust. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on existing accounts. Additional assets may be transferred to the trust. See "The Accounts" and "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus.

The trust assets also include payments due on the receivables and other proceeds of the receivables and of related credit insurance policies. However, the trust assets will exclude payments on receivables written off as uncollectible.

Additional trust assets may include:

o monies deposited in certain of the trust's bank accounts and investments of those monies; and

o instruments and rights providing enhancement, including credit enhancement to a series or class.

The transferors may remove, subject to certain limitations and conditions, receivables that they have transferred to the trust. See "The Pooling and Servicing Agreement Generally--Removal of Accounts" in this prospectus.

INFORMATION ABOUT THE RECEIVABLES

The receivables arise in accounts selected and assigned to the trust from the transferors' total portfolio based on criteria established in the pooling and servicing agreement and applied on the date of their selection. The receivables consist of principal receivables and finance charge receivables. See "Centurion's Revolving Credit Businesses" and "The Accounts" in this prospectus.

COLLECTIONS BY THE SERVICER

American Express Travel Related Services Company, Inc. services the receivables under the terms of the pooling and servicing agreement but, in limited cases, may resign or be removed and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust for each series. Each series is obligated to pay a portion of the servicing fee. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" and "The Pooling and Servicing Agreement Generally-- Certain Matters Regarding the Servicer" in this prospectus.

The servicer receives collections on the receivables, deposits those collections in an account and keeps track of those collections for finance charge receivables and principal receivables. The servicer

------------------
* American Express(Registered), Optima(Registered) and Sign & Travel(Registered) are federally registered servicemarks of American Express Company and its affiliates.

then allocates those collections as summarized below.

ALLOCATION OF TRUST ASSETS

The trust assets will be allocated to the holders of certificates and other interests of each series and to the holder of the transferor certificates. The transferor certificates represent the remaining interest in the assets of the trust not represented by the certificates and other interests issued by the trust.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates. See "The Pooling and Servicing Agreement Generally--Allocations" in this prospectus.

INTEREST PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of interest as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to series enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly or on other scheduled dates over the life of the certificates.

If interest is paid less frequently than monthly, collections of finance charge receivables may be deposited monthly in one or more trust accounts and invested under guidelines established by one or more rating agencies until paid to certificateholders. Interest payments for any series of certificates will be funded from collections of finance charge receivables allocated to the series, any applicable enhancement and, if and to the extent specified in the accompanying prospectus supplement, monies earned while collections were invested pending payment to certificateholders. See "Description of the Certificates--Interest" and "The Pooling and Servicing Agreement Generally--Allocations" in this prospectus.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Each certificate of a series will represent the right to receive payments of principal as described in the accompanying prospectus supplement. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement.

REVOLVING PERIOD

Each class of certificates will begin with a period, known as the revolving period, during which the trust will not pay or accumulate principal for the related certificateholders. During the revolving period, the trust will usually pay available principal to the holders of the transferor certificates but may pay amounts due to holders of certificates of other classes.

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

o  principal is accumulated in specified amounts and paid on a scheduled date;

o  principal is paid in specified amounts at scheduled intervals;

o principal is accumulated in varying amounts following certain adverse events and paid on a scheduled date; and

o principal is paid in varying amounts each month based on the amount of principal receivables collected following certain adverse events.

PRINCIPAL ACCUMULATION AND AMORTIZATION PERIODS

The time at which principal payments will begin and the period over which principal payments will be made will vary from one series to another and within a series from one class to another. The principal payment provisions for each series and class will be included in the accompanying prospectus supplement.

EARLY ACCUMULATION AND AMORTIZATION PERIODS

If a pay-out event has occurred with respect to a series, either an early accumulation period or an early amortization period will begin and the trust will either deposit available principal in a trust account for payment on the expected final payment date or pay all available principal to the certificateholders of that series on each distribution date. If the series has more than one class, each class may have a different priority for these payments. A pay-out event may affect more than one series.

For a detailed discussion of the pay-out events, see "Description of the Certificates--Pay-Out Events and Reinvestment Events" in this prospectus and

"Series Provisions--Pay-Out Events" in the accompanying prospectus supplement.

REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS

The certificates of a series may be included in a group, called a "reallocation group," that reallocates collections of receivables and other amounts or obligations among the series in that group. Collections of finance charge receivables which would otherwise be allocated to each series in the reallocation group will instead be combined and will be available for certain required payments to all series in that group. Any issuance of a new series in a reallocation group may reduce or increase the amount of finance charge collections allocated to any other series of certificates in that group.

For a more detailed discussion, see "The Pooling and Servicing Agreement Generally--Reallocation Among Different Series Within a Reallocation Group" and "Risk Factors--Effect of the Issuance of New Series" in this prospectus.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

Any series may be included in a group of series. If specified in the accompanying prospectus supplement, to the extent that collections of finance charge receivables allocated to a series are not needed for that series, those collections may be applied to cover shortfalls of other series in the same group.

See "The Pooling and Servicing Agreement Generally--Sharing of Excess Finance Charge Collections Among Excess Allocation Series" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables allocated to any series are not needed for that series, those collections may be applied to cover principal payments for other series in the same group.

See "The Pooling and Servicing Agreement Generally--Sharing of Principal Collections Among Principal Sharing Series" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement. Credit enhancement for the certificates of any class may take the form of one or more of the following:

o  subordination

o  collateral interest

o  insurance policy

o  cash collateral guaranty or account

o  letter of credit

o  surety bond

o  spread account

o  reserve account

o  swap arrangement

The type, characteristics and amount of any credit enhancement will be:

o based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued; and

o  established based on the requirements of the rating agencies.

See "The Pooling and Servicing Agreement Generally--Credit Enhancement" and "Risk Factors--Limited Nature of Rating" in this prospectus.

TAX STATUS

For information concerning the application of the federal income tax laws, including whether the certificates will be characterized as debt for federal income tax purposes, see "Tax Matters" in this prospectus.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating. See "Risk Factors--Limited Nature of Rating" in this prospectus.

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING FACTORS BEFORE YOU DECIDE WHETHER OR NOT TO PURCHASE THE CERTIFICATES.

LIMITED LIQUIDITY                           It May Not be Possible to Find an Investor to Purchase Your
                                              Certificates:  The underwriters may assist in resales of the certificates but they are not required to do so. A secondary market for any certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates

POTENTIAL PRIORITY OF CERTAIN LIENS         If the Transfer of Receivables Were Held to be Merely a Grant of a
                                              Security Interest, Other Interests May Have Priority Over Your
                                              Certificates:  The transferors have transferred the receivables to the trust. However, a court could conclude that the transferors still own the receivables and that the trust holds only a security interest. The transferors have taken steps to give the trustee a
                                              "first priority perfected security interest" in the receivables in the event a court concludes the transferors still own the
                                              receivables. If a court concludes that the transfer to the trust is only a grant of a security interest in the receivables, a tax or government lien (or other lien permitted under the law without the consent of the transferors) on the transferors' property arising before new receivables come into existence may get paid before the trust's interest in the receivables. Also, if either transferor became insolvent or entered bankruptcy and the Federal Deposit
                                              Insurance Corporation were appointed conservator or receiver of that transferor, the FDIC's administrative expenses might be paid from the receivables before the trust received any payments on the
                                              receivables. See "Certain Legal Aspects of the Receivables--Transfer
                                              of Receivables" and "The Pooling and Servicing Agreement
                                              Generally--Representations and Warranties" in this prospectus.

CERTAIN MATTERS RELATING TO THE INSOLVENCY  If a Conservator or Receiver Is Appointed for Centurion, or if RFC II
OR RECEIVERSHIP OF A TRANSFEROR OR OTHER      or TRS Became a Debtor in a Bankruptcy Case, Assets Could be Sold at
HOLDER OF THE ORIGINAL TRANSFEROR             a Loss and Protections Provided to Certificateholders May Be
CERTIFICATE                                   Overridden:  The Federal Deposit Insurance Act, as amended by the
                                              Financial Institutions Reform, Recovery and Enforcement Act of 1989,
                                              and policy statements issued by the FDIC, provide that the FDIC should respect a security interest granted by American Express
                                              Centurion Bank ("CENTURION") where the security interest (a) is validly perfected before Centurion's insolvency and (b) was not taken in contemplation of Centurion's insolvency or with the intent to hinder, delay or defraud Centurion or its creditors.

                                            FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables.

                                            If the FDIC were to assert a different position, payments of principal and interest on your certificates could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--

                                              o require the trustee to go through an administrative claims procedure to establish its right to those payments;

                                              o request a stay of proceedings with respect to Centurion; or

                                              o reject Centurion's sales contract and limit the trust's resulting claim to "actual direct compensatory damages."

                                            American Express Receivables Financing Corporation II ("RFC II") is a
                                              subsidiary of American Express Travel Related Services Company, Inc.
                                              ("TRS"). RFC II's certificate of incorporation limits the nature of its business and restricts its ability to commence a voluntary case or proceeding under the bankruptcy code without the unanimous consent of its directors. If it became a debtor in a bankruptcy case and its transfer of the receivables to the trust were viewed as a pledge of the receivables to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

                                            Also, if TRS became a debtor in a bankruptcy case and TRS was substantively consolidated with RFC II, your payments of outstanding principal and interest could be delayed and possibly reduced.

                                            If a conservator or receiver were appointed for any transferor or other holder of the original transferor certificate, or if RFC II or TRS became a debtor in a bankruptcy case, this could cause an early amortization of principal on all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the trust unless otherwise instructed by the bankruptcy trustee, receiver or conservator for any transferor or other holder of the original transferor certificate, or by the holder of the original transferor certificate itself. The trustee would sell the receivables unless a sufficient amount of the holders of certificates, and anyone else authorized to vote on those matters, gave the trustee other instructions. The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient amounts to pay you in full.
                                              However, the conservator or receiver may have the power--

                                              o regardless of the terms of the pooling and servicing agreement,
                                                (a) to prevent the early amortization, (b) to prevent the early sale of the receivables and termination of the trust or (c) to require new principal receivables to continue being transferred to the trust; or

                                              o regardless of the instructions of those authorized to direct the trustee's actions under the pooling and servicing agreement,
                                                (a) to require the early sale of the receivables, (b) to require termination of the trust and retirement of the certificates or (c)
                                                to prohibit the continued transfer of principal receivables to the trust.

                                            In addition, if a servicer default occurs solely because the servicer is insolvent or a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the certificateholders from appointing a new servicer.

                                            See "Certain Legal Aspects of the Receivables--Certain Matters Relating
                                              to Insolvency and Receivership" in this prospectus.

POTENTIAL EFFECTS OF CONSUMER PROTECTION    Consumer Protection Laws May Restrict the Servicer's and the
LAWS                                          Transferors' Ability to Collect Receivables and Maintain Yield on

                                              the Portfolio and Lead to a Pay-Out Event or the Inability to Pay
                                              Certificates in Full:  Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that Centurion can charge on credit account balances. For example, if Centurion were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the accounts' effective yield, this could lead to a pay-out event, resulting in the payment of principal sooner than expected.

                                            The transferors and Credco make representations and warranties relating to the validity and enforceability of the accounts and the receivables. Subject to certain conditions described under "The
                                              Pooling and Servicing Agreement Generally--Representations and
                                              Warranties" and "--Servicer Covenants" in this prospectus, the transferors or the servicer, as the case may be, must accept reassignment of each receivable that does not comply in all material respects with all requirements of applicable law. However, we do not anticipate that the trustee will make any examination of the receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose. The only remedy if any representation or warranty is violated, and the violation continues beyond the period of time for correction of the violation, is that the transferors or the servicer, as the case may be, must accept reassignment of the receivables affected by the violation, subject to certain conditions described under "The Pooling and Servicing
                                              Agreement Generally--Representations and Warranties," "--Servicer
                                              Covenants" in this prospectus. See also "Certain Legal Aspects of the
                                              Receivables--Consumer Protection Laws" in this prospectus.

                                            If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as
                                              uncollectible. The certificateholders could suffer a loss if no funds are available from credit enhancement or other sources. See "The
                                              Pooling and Servicing Agreement Generally--Defaulted Receivables;
                                              Rebates and Fraudulent Charges" in the prospectus.

POTENTIAL EFFECT OF NON-COMPLIANCE WITH     If Centurion Violates Certain Provisions of CEBA, TRS and American
CEBA                                          Express Could be Required to Take Certain Actions under the Bank
                                              Holding Company Act:  The Competitive Equality Banking Act of 1987
                                              ("CEBA") prohibits certain overdrafts by Centurion on its account at the Federal Reserve Bank or by an affiliate on its account at
                                              Centurion. If Centurion or its affiliates violate these provisions,
                                              Centurion could be deemed to be a "bank" under the Bank Holding
                                              Company Act. If this occurs, TRS and American Express would be required either to divest control of Centurion or to comply with other provisions of the Bank Holding Company Act.

PAYMENTS AND MATURITY; DEPENDENCY ON        Principal May be Paid Earlier Than Expected Creating a Reinvestment
ACCOUNT HOLDER REPAYMENTS                     Risk to Certificateholders or Later Than Expected Resulting in a
                                              Failure to Receive Payment When Expected:  The receivables in the trust may be paid at any time and there is no assurance that new receivables will be generated or will be generated at levels needed to maintain the trust. To prevent the early amortization of the certificates, new receivables must be generated and added to the trust. The trust is required to maintain a certain minimum amount of receivables. Such generation of new receivables is affected in part, by Centurion's ability to compete in the current industry environment and by customers changing borrowing and payment patterns. If there is a decline in the generation of new receivables you may be repaid your principal prior to the expected date.

                                            One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause an early amortization of the certificates.

                                            The pooling and servicing agreement requires that the balance of principal receivables in the trust not fall below a specified level.
                                              If the level of principal receivables does fall below the required level, an early amortization of the certificates could occur. To maintain the level of principal receivables in the trust, the transferors periodically add receivables through the designation of additional accounts for inclusion in the trust. If the transferors are not able to add additional accounts when required, an early amortization of the certificates will occur.

                                            Changes in finance charges also will affect payment patterns on the receivables and thus may result in a decline in yield. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period.

                                            See "Maturity Considerations" in the accompanying prospectus supplement.

SOCIAL, LEGAL AND ECONOMIC FACTORS          Social, Legal and Economic Factors Affect Credit Card Payments and Are
                                              Unpredictable and May Cause a Delay or Default in Payment:  Changes
                                              in credit card use, payment patterns and the rate of defaults by cardholders may result from a variety of social, legal and economic factors. Social factors include changes in consumer confidence levels and attitudes towards incurring debt, the public's perception of the use of credit cards and changing attitudes regarding the stigma of personal bankruptcy. Economic factors include the rate of inflation, the unemployment rates, tax law changes and relative interest rates offered for various types of loans. The use of incentive programs, such as gift awards for account usage, may also affect account use.
                                              The transferors cannot predict whether or how social, legal or economic factors will affect account use and payment patterns in the future.

COMPETITION IN THE CREDIT CARD INDUSTRY     Competition in The Credit Card Industry Could Lead to Early Payment of
                                              Your Certificates:  The credit card industry is highly competitive.
                                              The credit card programs operated by American Express and its affiliates, which include the Optima Card, the American Express Card, the American Express Gold Card and the Platinum Card(Registered),
                                              face substantial and increasingly intense competition from other financial institutions that have VISA(Registered)* and
                                              MasterCard(Registered)* credit card programs, such as MBNA, Citicorp and Bank of America. As a network, Centurion and TRS also face intense competition from card systems like VISA, MasterCard, Diners
                                              Club(Registered), Morgan Stanley Dean Witter's NOVUSSM Network and
                                              JCB. Competition also exists from businesses that issue their own cards or extend credit in other ways to their customers, such as retailers and airline associations. In addition, many United States banks issue credit cards which have an annual fee in addition to interest charges where permitted by state law while issuers of the
                                              Discover Card on the NOVUS Network, as well as many issuers of VISA and MasterCard cards generally charge no annual fee.

                                            Card issuers compete with each other by offering a variety of products and services, including premium cards with enhanced services or lines of credit, airline frequent flyer program mileage credits and other reward or rebate programs, "teaser" promotional rates and co-branded arrangements with partners that offer benefits to cardholders.

                                            Recently, mergers and consolidations of banking and financial services companies and credit card portfolio acquisitions by major issuers have produced larger card issuers which compete with greater resources, economies of scale and potential brand recognition, and a smaller number of dominant issuers has emerged. There has also been an increased use of debit cards for point of sale purchases as many banks have replaced traditional ATM cards with general purpose debit cards bearing a VISA or MasterCard logo.

                                            The principal competitive factors that affect the card business of
                                              American Express and its affiliates are:

                                              o the quality of the services and products, including rewards programs, provided to cardmembers;

                                              o the number, spending habits and credit performance of cardmembers;

                                              o the quantity and quality of businesses that accept the card;

                                              o the cost of cards to cardmembers;

                                              o the payment terms available to cardmembers;

                                              o the number and quality of other payment instruments available to cardmembers;

                                              o the nature and quality of expense management data capture and reporting capability;

                                              o the success of targeted marketing and promotion programs;

------------------

* VISA(Registered) and MasterCard(Registered) are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

                                              o reputation and brand recognition; and

                                              o the ability of issuers to implement operational and cost efficiencies.

                                            The competitive nature of the credit card industry may result in a reduced amounts of finance charge receivables collected and available to pay interest on the certificates and may also affect Centurion's ability to originate new accounts and generate new receivables. Such events could cause a pay-out event to occur and an early amortization of the certificates.

                                            See "Description of the Certificates--Pay-Out Events and Reinvestment
                                              Events" in this Prospectus.

ABILITY OF AN ACCOUNT OWNER TO CHANGE       A Change in the Terms of the Receivables May Adversely Affect the
TERMS OF THE ACCOUNTS                         Amount or Timing of Collections and May Cause an Early Payment of
                                              Your Certificates:  As owner of the accounts, Centurion retains the right to change various account terms including finance charges, other fees and the required monthly minimum payment. Such changes may be voluntary on the part of Centurion or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early amortization of your certificates. Changes could also cause a reduction in the credit ratings on your certificates.

EFFECT OF SUBORDINATION                     Class B Certificates Are Subordinated to Class A Certificates; Trust
                                              Assets May Be Diverted From Class B to Pay Class A:  Where one or
                                              more classes in a series are subordinated, principal payments on the subordinated class or classes generally will not begin until the senior class or classes are repaid. Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amount due for that series' senior certificates, the invested amount for the subordinated certificates might be reduced. This would reduce the amount of the collections of finance charge receivables available to the subordinated certificates in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated certificates. If receivables had to be sold, the net proceeds of that sale available to pay principal would be paid first to senior certificateholders and any remaining net proceeds would be paid to the subordinated certificateholders.

BASIS RISK                                  Credit Card Rates May Decline Without a Corresponding Change in Amounts
                                              Needed to Pay Certificates Which May Result in Reduced Payments to
                                              You:  The accounts generally have finance charges set at a variable rate based on a designated index such as the prime rate. Certificates may bear interest at a fixed-rate or at a floating-rate based on another specified index. If the rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts payable as interest on the certificates and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

LIMITED NATURE OF RATING                    Credit Ratings Assigned to Your Certificates Are Limited In
                                              Nature:  Each credit rating assigned to your certificates reflects that rating agency's assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected. Each rating is based on that rating agency's determination of the value of receivables in the trust and the availability of any credit enhancement.

                                            The ratings do not address the following:

                                              o the likelihood that the principal or interest on your certificates will be prepaid, paid on a scheduled date or paid on any particular date before the termination date of your series;

                                              o the possibility that your certificates will be paid early or the possibility of the imposition of United States withholding tax for
                                                non-U.S. Certificateholders;

                                              o the marketability of the certificates, or any market price; or

                                              o that an investment in the certificates is a suitable investment for you.

                                            A rating is not a recommendation to purchase, hold or sell certificates of a series or class of a series.

EFFECT OF ISSUANCE OF NEW SERIES            Issuance of Additional Series by the Trust May Adversely Affect Your
                                              Payments or Rights:  The trust is a master trust and has issued other series of certificates and is expected to issue additional series from time to time. All of such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating.
                                              However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series including your series. The owners of the certificates of any new series will have voting rights which will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

                                            See "The Pooling and Servicing Agreement Generally--Groups of Series"
                                              in this prospectus.

EFFECT OF ADDITION OF TRUST ASSETS ON       Credit Quality of Trust Assets May Change By the Addition of New
CREDIT QUALITY                                Assets:  The transferors expect that they will periodically add additional accounts to the trust and may, at times be obligated to add additional accounts. Additional accounts may include accounts which were originated using criteria that are different than those applicable to the accounts currently designated to the trust. There are many reasons which could cause such differences including the fact that the additional accounts were originated at a different date or were acquired from an institution which used different
                                              underwriting standards or procedures. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust.

                                            In addition, the pooling and servicing agreement allows the transferors to add participation interests in other assets to the trust. The addition of such participation interests and of additional accounts will be subject to the satisfaction of certain conditions described in this prospectus under "The Pooling and Servicing Agreement
                                              Generally--Additions of Accounts or Participation Interests."

POTENTIAL EFFECT FROM CREATION OF           Amounts In Prefunding Account Not Invested in Receivables May Result in
PREFUNDING ACCOUNT                            Early Return of Principal and Reinvestment Risk:  The transferors may, in connection with any series, create a pre-funding account and deposit a portion of the proceeds of the series into the account.
                                              Moneys in the account will be invested in additional principal receivables. However, any money in the pre-funding account not used by a specific date must be paid to the holders of the certificates of that series. This will result in an early return of principal. The transferors do not expect to pay a prepayment penalty or premium in such event. If you receive an early payment you may not be able to reinvest at a rate equivalent to the rate on the certificates which were paid early.

                                            See "The Pooling and Servicing Agreement Generally--Funding Period" for
                                              a description of the material characteristics of a pre-funding account.

ALLOCATIONS                                 Trust Assets May Be Allocated to One or More Specific Series or Groups
                                              and Not be Available to Your Series:  A series supplement or an amendment to the pooling and servicing agreement may provide that portions of the receivables or participation interests in the trust be allocated to one or more series or groups. If such an allocation were to occur, if the allocation was not to your series or a group in which your series is included, your series would not be able to benefit from such receivables or participation interests. Such an allocation is dependent upon:

                                              o satisfying the rating agency condition; and

                                              o delivering an officer's certificate of the trust by the servicer that states that the servicer reasonably believes that the allocation will not have certain negative effects, called "adverse effects."

                                USE OF PROCEEDS

     The net proceeds from the sale of the asset backed certificates of any series offered hereby, before the deduction of expenses, will be paid to the transferors. Unless otherwise specified in the related prospectus supplement, RFC II will use such proceeds to pay Credco the purchase price of the receivables transferred to RFC II by Credco pursuant to the RFC II Purchase Agreement. Each of Credco and Centurion will use its proceeds for general corporate purposes.

                                   THE TRUST

     American Express Credit Account Master Trust (the "TRUST") was formed pursuant to a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") among American Express Travel Related Services Company, Inc. ("TRS"), as servicer, American Express Centurion Bank and American Express Receivables Financing Corporation II ("RFC II"), as transferors, and The Bank of New York, as trustee. The trust has not engaged and will not engage in any business activity other than (a) acquiring and holding the receivables and the other trust assets and proceeds therefrom, (b) issuing certificates, a certificate evidencing the interest of the transferors and their permitted transferees (the "TRANSFERORS' INTEREST") in the trust retained by the transferor (the "ORIGINAL TRANSFEROR CERTIFICATE") and one or more certificates held by transferees of a portion of the Transferors' Interest (each, a "SUPPLEMENTAL CERTIFICATE" and, together with the Original Transferor Certificate, the "TRANSFEROR CERTIFICATES"), (c) making payments thereon and on any series enhancements and (d) related activities. As a consequence, the trust has not had, and is not expected to have, any source of capital other than the trust assets. The trust has been and will be administered in accordance with the laws of the State of New York.

     "SERIES ENHANCEMENT" means, with respect to any series or class of certificates, any credit enhancement for the benefit of certificateholders of such series or class. The subordination of any series or class of certificates to another series or class of certificates shall be deemed to be series enhancement.

     On the first series closing date, the transferors conveyed to the trust, without recourse, all receivables in certain Optima Card, Optima Line of Credit and Sign & Travel revolving credit accounts (the "INITIAL ACCOUNTS") that existed at the close of business on April 25, 1996 (the "INITIAL CUT-OFF DATE") and that met the criteria specified in the Pooling and Servicing Agreement for an eligible account as applied, in connection with each such account, at the close of business on the cycle billing date for such account occurring in the monthly period beginning at the close of business on September 1, 1995, and ending at the close of business on September 30, 1995 (the "INITIAL SELECTION DATE"), and all receivables arising under such accounts from time to time thereafter, in exchange for the net cash proceeds from the sale of one or more series of certificates plus the transferor certificates representing the Transferors' Interest. In addition, the transferors have conveyed and may, in the future, convey, from time to time, to the trust, without recourse, all receivables existing in certain New Accounts and Aggregate Addition Accounts and participation interests, if any, at the close of business on each applicable date of designation thereof.

     "AGGREGATE ADDITION ACCOUNTS" means revolving credit or other charge or credit accounts established pursuant to a revolving credit agreement or other charge or credit agreement, respectively, between an account owner and the person or persons obligated to make payments thereunder, excluding any merchant, which is designated by such account owner to be included as an account.

     "NEW ACCOUNTS" are those eligible accounts that the transferors may from time to time, at their sole discretion, designate to be included as accounts subject to the limitations and conditions specified in this paragraph. For purposes of the definition of New Accounts, eligible accounts will be deemed to include only types of revolving credit accounts or other credit accounts which are included as initial accounts or which have previously been included in any Aggregate Addition if the assignment related to such Aggregate Addition provides that such type of account or other credit account is permitted to be designated as a New Account. Until such time as each applicable Rating Agency otherwise consents, the number of New Accounts may be subject to certain restrictions. To the extent New Accounts are designated for inclusion in the trust, the transferors will deliver to the trustee, at least semiannually, an opinion of counsel with respect to the receivables in New Accounts included as accounts confirming the creation and perfection of a security interest in respect of each transfer of such receivables. If such opinion of counsel with respect to receivables in any New Accounts is not so received, all receivables arising in the New Accounts to which such failure relates will be removed from the trust. The designation of New Accounts may be made at random or in accordance with the application of specific criteria determined from time to time at the discretion of the transferors, but will be subject to the satisfaction of certain conditions, including among others that
(a) the New Accounts will all be eligible accounts; (b) such designation will not result in the occurrence of a pay-out event or Reinvestment Event; and
(c) such designation will not have been made in contemplation of an insolvency event with respect to any transferor or any similar event with respect to Credco. New Accounts and Aggregate Addition Accounts are collectively referred to herein as "ADDITIONAL ACCOUNTS."

     "PARTICIPATION INTERESTS" mean participations representing undivided interests in a pool of assets primarily consisting of credit account receivables, consumer loan receivables, charge card receivables or other self-liquidating financial assets. To the extent that such participations encompass previously issued credit-card or other asset-backed securities, such securities
(i) either will have been registered under the Securities Act of 1933, as amended, or will have been held for the "holding period" prescribed by Rule 144(k) under the Securities Act and (ii) will have been acquired in a bona fide secondary market transaction, rather than from the issuer thereof or one of such issuer's affiliates or such securities will have otherwise been acquired in compliance with the Securities Act.

     Any participation interests to be included as trust assets or any eligible accounts, other than New Accounts, designated to be included as Accounts after the initial selection date, are collectively referred to herein as an "AGGREGATE ADDITION."

     The assets of the trust (the "TRUST ASSETS") will consist of receivables arising from time to time (the "RECEIVABLES") and any participation interests hereafter conveyed to the trust, all monies due or to become due thereunder, the proceeds of the receivables, all monies and other property on deposit in certain accounts maintained for the benefit of the certificateholders, and the right to recoveries of charged-off receivables ("RECOVERIES") allocable to the trust for the benefit of the certificateholders. Pursuant to the Pooling and Servicing Agreement, the transferors will have the right and in certain circumstances will be obligated to designate from time to time Additional Accounts to be included as accounts and, to the extent that any transferor owns the receivables arising in such accounts, such transferor will convey to the trust, pursuant to the Pooling and Servicing Agreement, all receivables of such Additional Accounts or participation interests. Under the Pooling and Servicing Agreement, each transferor may convey participation interests to the trust. Matters relating to the designation of Additional Accounts and the conveyance of receivables of such Additional Accounts or Participation Interests to the trust are discussed at greater length under "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus. In addition, each transferor may, but is not obligated to, designate from time to time participation interests or receivables from accounts to be removed from the trust. See "The Pooling and Servicing Agreement Generally--Removal of Accounts" in this prospectus.

                    CENTURION'S REVOLVING CREDIT BUSINESSES

GENERAL

     Pursuant to the RFC II Purchase Agreement, Credco transferred to RFC II, and pursuant to the Pooling and Servicing Agreement, RFC II and Centurion transferred to the trust, certain receivables generated from transactions made by persons who are holders of revolving credit card accounts, whether branded "Optima" Card accounts or otherwise, Optima Line of Credit accounts and Sign & Travel/Special Purchase Account revolving credit accounts or features. Cards issued by Centurion are currently accepted worldwide, and may be used for the purchase of merchandise and services. The Sign & Travel/Special Purchase Account is currently available only to holders (each, a "CARDMEMBER") of American Express Card, American Express Gold Card and Platinum Card accounts, excluding corporate card accounts (each such account, a "CHARGE CARD ACCOUNT"), but, in the future, may be available to corporate card account holders. The American Express credit card Accounts, Optima Line of Credit Accounts and the Sign & Travel/Special Purchase Accounts (such accounts, the "REVOLVING CREDIT ACCOUNTS") are owned by Centurion and are primarily serviced either by Centurion at its headquarters and its application processing branch or by TRS at its operations centers.

     Subject to certain conditions, the transferors may convey to the trust receivables arising in charge or credit accounts or other charge or credit products that may be of a type not currently included as accounts. Such accounts and products may be originated, underwritten, used or collected in a different manner than the accounts described below and may differ with respect to loss and delinquency experience, revenue experience and historical payment rates. Such accounts and products may also have different terms than the accounts described below and may be subject to different servicing, charge-off and collection practices. Consequently, the addition to the trust of receivables arising in such accounts or from such products could have the effect of reducing the Portfolio Yield.

     American Express Credit Card Accounts. The American Express credit card accounts are accessed primarily by use of the credit cards and may be used to purchase merchandise and services from participating service establishments or to obtain cash advances through check access, by using a loan activator check available only to make payments on outstanding balances on the cardmember's Charge Card Account or from automated teller machines. The American Express credit card account was first offered in early 1987 and branded as the "Optima Card". All American Express credit card accounts are originated by Centurion and are generated by direct mail solicitations and telemarketing to prospects. Offers are made to existing cardmembers having a credit history with a Charge Card Account and to non-cardmembers. In addition, Centurion offers American Express credit card accounts that are originated under affinity or co-branded programs between Centurion and certain unaffiliated entities. Centurion also distributes unsolicited or "Take-One" applications and runs print advertisements and radio and television advertisements for American Express credit card accounts and has a toll free telephone number for requests for information and applications. Receivables are also generated by soliciting the transfer of account balances from competitors' accounts.

     Optima Line of Credit Accounts. The Optima Line of Credit Account is an unsecured revolving line of credit that is offered as an additional benefit in association with certain approved cardmembers' Charge Card Accounts. The Optima Line of Credit Accounts may be accessed by writing a check supplied to cardmembers by Centurion, by using a loan activator check available only to make payments on outstanding balances on the customer's charge card account, or to obtain cash from automatic teller machines. The predecessor to the Optima Line of Credit Account was established in 1985. The Optima Line of Credit Accounts owned by Centurion were principally generated through (i) applications mailed directly to existing cardmembers. (ii) direct mail solicitations to existing or prospective cardmembers for accounts on a pre-approved credit basis and
(iii) with respect to certain Optima Line of Credit Accounts, purchases of accounts from other financial institutions providing lines of credit to cardmembers.

     Sign & Travel/Special Purchase Accounts. The Sign & Travel/Special Purchase Accounts are features currently associated with consumer charge card accounts although corporate charge card account holders may be offered this feature in the future. Prior to 1994, all cardmembers had access to Sign & Travel Accounts. Since 1994, only qualified cardmembers who have been charge card account holders in good standing, usually for at least one year, have been invited to obtain a Sign & Travel Account. A Cardmember may use the Sign & Travel Account for certain travel-related purchases and may access the Sign & Travel Account by indicating to the travel product merchant or to TRS the preference to have such travel items billed to the Sign & Travel Account. Certain nontravel-related charges may be allowed in the future. In addition, selected cardmembers are invited to enroll in the Sign & Travel Express service that automatically bills eligible travel purchases to the Cardmember's Sign & Travel Account. Selected cardmembers may also use this feature to repay over time certain other designated charges. Currently this capability is offered only with respect to merchandise purchases on the charge card account above a designated amount, usually $350. This feature is referred to as the "Special Purchase Account". The predecessor to the Sign & Travel Account was established in 1965 as a closed-end credit account and was changed to an open-end credit account in 1983. All Sign & Travel/Special Purchase Accounts are owned by Centurion.

     Over a period of time, beginning in the later half of 1998 and continuing through 2001, Sign & Travel/Special Purchase Accounts are expected to become a feature of a multi-functional product offered by Centurion. Such product will consist of a pay-in-full feature for purchasing merchandise and one or more interest-bearing revolving credit features including the Sign & Travel/Special Purchase Account. It is anticipated that, in addition to the receivables generated by the Sign & Travel/Special Purchase Accounts, the receivables generated by such other revolving credit features may, in the future, be conveyed to the trust.

UNDERWRITING AND AUTHORIZATION PROCEDURES

     American Express Credit Card Accounts. Centurion uses two types of approval processes in determining whether to open an American Express credit card account: the "pre-approved process" and the "full application process." The pre-approved process involves determining in advance that a person will qualify for an American Express credit card account. Centurion determines the minimum credit criteria required for a consumer to receive an offer. These criteria were developed from proprietary risk models and commercially available risk evaluation scores. Credit bureaus provide Centurion with the credit attributes, scores, and encrypted names and addresses of persons passing the minimum criteria. Centurion then screens out persons with prior Centurion delinquencies and incidents of fraud, and uses its proprietary risk and response modeling to finalize the solicitation pool. Centurion may also determine the eligibility of such persons to receive an offer based on such person's activities (e.g., membership in a rewards program, holding credit cards, magazine or newspaper subscriptions, and college enrollment).

     The full application process is used for evaluation of unsolicited applications. The primary sources of these applications are the "inbound" telemarketing program that features a toll-free telephone number and, on a limited basis, the American Express "Take One" boxes located in a variety of public establishments. The full application process entails receiving a completed application, evaluating the application using proprietary scoring models and credit bureau information, screening out prior Centurion delinquencies and incidents of fraud, and verifying that the information on the application is both accurate and provided by the true applicant.

     In addition to the credit review performed in connection with origination of accounts, Centurion has established credit authorization procedures applicable to American Express credit card account utilizations. Utilizations of such American Express credit card accounts are subject to authorization at the time of such utilization based upon the Cardmember's past spending and payment activity and personal resources. Certain utilizations, such as purchases indicating out-of-pattern spending, initial utilizations on new accounts and charges to non-current accounts, are subject to closer credit scrutiny. The credit limits for American Express credit card accounts generally range from $500 to $15,000, although the credit limits applicable to certain American Express credit card accounts may be as high as $100,000.

     Optima Line of Credit Accounts. Optima Line of Credit Accounts are no longer actively solicited. They had been underwritten pursuant to procedures similar to those for American Express credit card accounts. Authorization based on Account holders' past spending and payment behavior and personal resources occurs at the time of utilization.

     Sign & Travel/Special Purchase Accounts. Centurion extends the right to access a Sign & Travel/Special Purchase Account to qualified cardmembers after they have been charge card account holders in good standing for one year. There is no preset spending limit on these accounts. However, utilizations of the Sign & Travel/Special Purchase Account are subject to approval through a credit authorization process similar to credit authorization procedures applicable to the American Express credit card account.

BILLING AND PAYMENTS

     The accounts owned by Centurion have various billing and payment structures, including various annual fees and monthly finance charges. Each account holder is subject to an agreement governing the terms and conditions of the American Express credit card account, the Optima Line of Credit Account and the Sign & Travel/Special Purchase Account, as applicable. Pursuant to each such agreement, Centurion reserves the right to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing monthly finance charges, fees or minimum payments or changing the order in which payments made by account holders will be applied to satisfy amounts owing by account holders). Such changes are subject to the requirements of applicable laws and to certain limitations in the Pooling and Servicing Agreement described herein. Any announced increase in the formula used to calculate the annual percentage rate ("APR") or other change making the terms of an account more stringent, generally becomes effective on a designated future date.

     Optima Card Accounts. Generally, an American Express credit card account holder is charged (i) an annual fee for the Optima Card of $0.00 to $80.00,
(ii) finance charges on merchandise and services purchased and on cash advances based on variable APRs equal to the prime rate as published in The Wall Street Journal (the "PRIME RATE") plus a spread ranging from 2.00% to 13.99%, depending on the cardmember's tenure, spending and payment patterns and type of product (and a fixed default rate of 23.99%) (some products have fixed standard APRs currently ranging from 9.99% - 15.99%), (iii) amounts payable for certain uses of the American Express credit card, including the standard network fee of 3% on cash advances obtained through an automated teller machine, with a $3.00 minimum charge, and a 1% fee for obtaining American Express Travelers Cheques, and (iv) if applicable, insufficient funds fees, late fees, overlimit fees and other fees. American Express credit card accounts are billed by Centurion on a cycle basis. Generally, American Express credit card account holders must make a minimum payment equal to the greater of (a) $15 or, if the balance is less than $15, such balance, and (b) 1/50th of the new balance, plus any amount which is past due. Payments on the American Express credit card accounts are currently generally applied, in order of application, to balances in respect of finance charges and fees, cash advances, and merchandise and services.

     Optima Line of Credit Accounts. Billing and payment for Optima Line of Credit Accounts are the same as for Optima Card Accounts.

     Sign & Travel/Special Purchase Accounts. There are no annual fee or other fees imposed for the use of the Sign & Travel/Special Purchase Account except for a monthly finance charge, based on an APR, on the outstanding balance on the Sign & Travel/Special Purchase Account. The APR for the Sign & Travel/Special Purchase Account balances is a variable rate equal to the Prime Rate plus 9.9%. Sign & Travel/Special Purchase Accounts not in good standing are assessed interest at an APR equal to the Prime Rate plus 13.99%. The Sign & Travel/Special Purchase Account is billed by Centurion on a cycle basis at the same time as the obligor's Charge Card Account. Generally, Sign & Travel/Special Purchase Account holders must make a monthly minimum payment equal to the greater of (a) $20.00 or, if the balance is less than $20.00, such balance, and
(b) 1/50th of the new balance, plus any amount which is past due. Currently, payments made on the charge card or Sign & Travel/Special Purchase Accounts are generally applied first, to past due Sign & Travel/Special Purchase Account balances, second, to past due charge card account balances, third, to current Sign & Travel/Special Purchase Account minimum payments, fourth, to current charge card account balances, and finally, to outstanding Sign & Travel/Special Purchase Account balances. Each minimum monthly payment is applied first to finance charges and then to the appropriate principal balance designated in the preceding sentence. After the incorporation of a Sign & Travel/Special Purchase Account into the multifunctional product referred to under "General--Sign & Travel/Special Purchase Accounts" above, it is expected that payments made on such product shall be applied first to the pay-in-full feature, and then to the revolving features. It is expected that the lower rate-bearing features will be paid off prior to the higher rate-bearing features.

COLLECTION EFFORTS

     Efforts to collect delinquent American Express credit card accounts, Optima Line of Credit Accounts and Sign & Travel/Special Purchase Accounts are made by Centurion and collection agencies and attorneys retained by Centurion. Under current practice, Centurion includes a request for payment of overdue amounts on all billing statements upon delinquency. Centurion uses its proprietary risk evaluation systems to determine the appropriate collection strategy. Account holders whom Centurion considers a high risk may be contacted by either a letter or a telephone call when the account becomes delinquent or sooner based on a number of factors, including the account holder's tenure and the amount owed in relation to prior spending and payment behavior. An account is generally considered to be delinquent if the minimum payment specified in the account holder's most recent billing statement is not received by the next statement cycle date. If Centurion determines that the account holder is unable to pay the outstanding balance, the account is "pre-empted"--i.e., the card is cancelled, credit privileges are revoked, and more intensive collection action is initiated. For all other account holders, credit privileges are generally cancelled no later than 90 days from initial billing. For both the preempted accounts and those reaching the 90-days status, attorney demand letters may also be sent. If an account remains delinquent, it may be sent to collection agencies who continue with telephone calls, letters and telegrams. Legal action may be instituted. Centurion may enter into arrangements with account holders to extend or otherwise change payment schedules to maximize collections. In the future, Centurion may sell its rights to certain collections to collection agencies.

     Generally, it is Centurion's practice to cause the receivables in an account to be charged-off no later than the date on which such account becomes six contractual payments past due (i.e., approximately 180 days from initial billing), although charge-offs may be made earlier in some circumstances, such as confirmed bankruptcies. The credit evaluation, servicing, charge-off and collection practices of Centurion may change over time in accordance with its business judgment and applicable law.

     The Federal Financial Institutions Examination Council, on February 10, 1999, adopted a revised policy statement on the classification of retail credit. The proposal contains guidance that standardizes the methodology for implementing the existing 180 day charge-off policy requirement for open-end credit. The revised policy statement also provides guidance for loans affected by bankruptcy, fraudulent activity and death; establishes standards for re-aging, extending, deferring or rewriting of past due accounts; and broadens the circumstances under which partial payments are recognized as full payments for purposes of determining that a loan is no longer delinquent.

YEAR 2000

     American Express' Year 2000 ("Y2K") compliance effort is divided into two initiatives. The first, known as "MILLENNIAX," relates to mainframe and other technological systems maintained by the American Express Technologies organization ("AET"). The second, known as "BUSINESS T," relates to the technological assets that are owned, managed or maintained by American Express' individual business and staff units. American Express' plans for remediation of the Y2K issue include the following program phases: (i) employee awareness and mobilization, (ii) inventory collection and assessment, (iii) impact analysis,
(iv) remediation/decommission, (v) testing and (vi) implementation. With respect to Millenniax systems and Business T assets, as of June 30, 1999 all of the program phases referred to above are at least 99 percent complete.

     American Express' cumulative costs since inception of the Y2K initiatives were $471 million through June 30, 1999 and, as of that time, were estimated to be in the range of $46 - $72 million for the remainder through 2000.* These costs, which are expensed as incurred, relate to both Millenniax and Business T, and have not had, nor are they expected to have, a material adverse impact on American Express' results of operations or financial condition.* Y2K costs related to Millenniax represent 6% and 1% of the AET budget for the years 1999 and 2000, respectively.*

     American Express' major businesses are heavily dependent upon internal computer systems, and all have significant interaction with systems of third parties, both domestically and internationally. American Express is working with key external parties, including merchants, clients, counterparties, vendors, exchanges, utilities, suppliers, agents and regulatory agencies to mitigate the potential risks to American Express of Y2K. As part of its overall compliance program, American Express is actively communicating with third parties through face-to-face meetings and correspondence, on an ongoing basis, to ascertain their state of readiness. Although numerous third parties have indicated to American Express in writing that they are addressing their own Y2K issues on a timely basis, the readiness of third parties overall varies across the spectrum. The failure of external parties to resolve their own Y2K issues in a timely manner could result in a material financial risk to American Express.

     At this point, with remediation and testing of individual internal systems substantially complete, American Express' primary focus is on testing of systems on an integrated basis, independent validation of such testing and completing Y2K contingency plans. The contingency planning effort is a full-scale initiative that includes both internal and external experts under the guidance of a company-wide steering committee. American Express' contingency plans, which are based in part on an assessment of the magnitude and probability of potential risks, primarily focus on proactive steps to prevent Y2K-related failures from occurring, or if they should occur, detecting them quickly, minimizing their impact and expediting their repair. The Y2K contingency plans supplement disaster recovery and business continuity plans already in place, and include measures such as selecting alternative suppliers and channels of distribution and developing our own technology infrastructure in lieu of those provided by third parties.

     Such plans encompass the creation of both remediation and business resumption contingency plans, generally in accordance with guidelines established by the Federal Financial Institutions Examination Council. For American Express' critical systems that are not yet Y2K compliant, American Express achieved remediation for critical systems that were not Y2K compliant prior to the end of the second quarter of 1999; to the extent that unforeseen circumstances arise that result in non-compliance of any such systems, remediation contingency plans are also being developed to mitigate such risk. American Express business resumption contingency planning effort is divided into four phases: (i) establishing organizational planning guidelines,
(ii) completing a business
impact analysis, (iii) developing the business resumption contingency plans and
(iv) validating and verifying the business resumption contingency plans. The first two of these phases have essentially been completed, and have identified and assessed the need for Y2K business resumption contingency plans for American Express' most critical core business processes. Such processes include, but are not limited to, credit authorization, Cardmember billing, merchant payment, client investments, funds transfer, securities settlement, and travel reservations. The contingency plans also address third party systems that American Express' businesses interface with and rely upon, such as international telecommunications networks, global financial payment and clearing systems, and airline and other travel systems. The development phase of American Express' business resumption contingency were substantially completed prior to the end of the second quarter of 1999. The final phase, which will include independent validation and verification of these plans are taking place. American Express will continue to refine its contingency planning activities throughout 1999 as additional information related to its' exposures is gathered.* To the extent that there are Y2K failures that affect major internal processes or third party systems that American Express relies upon, including but not limited to those described above, such failures could have a material impact on American Express through business interruption or shutdown, financial loss, reputational damage and legal liability to third parties. Because American Express' Y2K compliance is dependent on key third parties being compliant on a timely basis, there can be no assurances that American Express' efforts alone will resolve all Y2K issues.

------------------
* Statements in this Y2K discussion marked with an asterisk are forward-looking statements which are subject to risks and uncertainties. Important factors that could cause results to differ materially from these forward-looking statements include, among other things, the ability of American Express to successfully identify all systems containing two-digit codes, the nature and amount of programming required to fix the affected systems, the costs of labor and consultants related to such efforts, the continued availability of such resources, and the ability of third parties that interface with American Express to successfully address their Y2K issues.

                       RFC II, CREDCO, CENTURION AND TRS

RFC II

     RFC II, a transferor, was incorporated under the laws of the State of Delaware on August 7, 1995. All of its outstanding common stock is owned by TRS. TRS is a wholly owned subsidiary of American Express Company ("AMERICAN EXPRESS"), a publicly-held corporation engaged principally, through its subsidiaries, in providing travel related services, investors diversified financial services and international banking services throughout the world.
RFC II was organized for the limited purpose of issuing securities of the type offered hereby, purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes. Neither TRS, as stockholder of RFC II, nor RFC II's board of directors, intends to change the business purpose of RFC II. RFC II's executive offices are located at World Financial Center, 200 Vesey Street, Mail Stop 4607B, New York, New York 10285-4405.

CREDCO

     American Express Credit Corporation ("CREDCO"), is a wholly owned subsidiary of TRS primarily engaged in the business of purchasing charge card account receivables generated by TRS and certain revolving credit account receivables generated by Centurion. Its principal office is located at One Christina Center, 301 N. Walnut Street, Wilmington, Delaware 19801.

CENTURION

     Centurion, a transferor, was incorporated under Utah laws as an industrial loan company in 1987 and received FDIC insurance in 1989. Its principal office is located at 6985 Union Park Center, Midvale, Utah 84047. Centurion is a wholly owned subsidiary of TRS.

     Centurion is the surviving company of a 1996 merger with an affiliated bank which was also named American Express Centurion Bank. Prior to the merger, the affiliated bank was one of the transferors. In connection with the merger, Centurion assumed all of the rights and obligations of the affiliated bank as a transferor under the Pooling and Servicing Agreement and with respect to the Accounts owned by it.

TRS

     TRS, a company incorporated under the laws of the State of New York on May 3, 1982, is a wholly owned subsidiary of American Express and the parent company of Centurion, RFC II and Credco. TRS, directly or through its subsidiaries, provides a variety of products and services, including the Charge Card Accounts, consumer loans, American Express(Registered) Travelers Cheques, corporate and consumer travel products and services, magazine publishing, database marketing and management and insurance. TRS' principal office is located at World Financial Center, 200 Vesey Street, New York, New York 10285.

            MERGER OR CONSOLIDATION OF A TRANSFEROR OR THE SERVICER

     According to the Pooling and Servicing Agreement, no transferor is permitted to consolidate with or merge into, or to sell all or substantially all of its assets as an entirety to, any other entity (in each case, a "SURVIVING TRANSFEROR COMPANY") unless, as specified in the Pooling and Servicing Agreement, (i) the surviving transferor company is organized under the laws of the United States of America, any state thereof or the District of Columbia,
(ii) the surviving transferor company, the transferors and the trustee shall have entered into and delivered to the trustee a supplement to the Pooling and Servicing Agreement (in form reasonably satisfactory to the trustee) providing for the surviving transferor company to assume all of such transferor's obligations under the Pooling and Servicing Agreement, (iii) such transferor shall have delivered to the trustee (a) an officer's certificate and an opinion of counsel regarding the enforceability against the surviving transferor company of such assumption agreement and (b) a tax opinion (which shall also be addressed and delivered to each nationally recognized statistical rating organization selected by the transferors, as specified in the applicable supplement (each rating agency rating any series, a "RATING AGENCY")), (iv) all Uniform Commercial Code ("UCC") filings, if any, required to perfect the interest of the Trustee in the Receivables to be conveyed by the surviving transferor company shall have been duly made and copies thereof shall have been delivered by the surviving transferor company to the trustee, (v) the trustee shall have received an opinion of counsel with respect to the satisfaction of clause (vi) and certain other matters specified in the Pooling and Servicing Agreement, and (vii) if the surviving transferor company shall be eligible to be a debtor in a case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), such transferor shall have delivered to the rating agencies (with a copy to the servicer and the trustee) notice of the assumption of such transferor's obligations by the surviving transferor company and the transferors, the servicer and the trustee shall have received written notification that such action will not result in any rating agency reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a rating agency (the notification in writing by each rating agency to the transferors, the servicer and the trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "RATING AGENCY CONDITION") or, if the surviving transferor company shall not be eligible to be a debtor in a case under the Bankruptcy Code, such transferor shall have delivered to the rating agencies notice of the assumption of such transferor's obligations by the surviving transferor company.

     According to the Pooling and Servicing Agreement, the servicer is not permitted to consolidate with or merge into, or to sell all or substantially all of its assets to, any other entity (in each case, a "SURVIVING SERVICER COMPANY") unless, in addition to certain other conditions specified in the Pooling and Servicing Agreement, such surviving servicer company is an eligible servicer, such surviving servicer company is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such surviving transferor company expressly assumes (by entering into and delivering to the trustee a supplement to the Pooling and Servicing Agreement in form reasonably satisfactory to the trustee) the obligations of the servicer under the Pooling and Servicing Agreement.

                    ASSUMPTION OF A TRANSFEROR'S OBLIGATIONS

     A transferor may, from time to time, consider a transfer of all or a portion of its credit or charge accounts (if any) and a transfer of all or a portion of its respective receivables arising thereunder, which may include all, but not less than all, of the accounts and such transferor's remaining respective interests in (a) the receivables arising thereunder,
(b) participations and (c) the trust (collectively the "ASSIGNED ASSETS"), together with all servicing functions, if any, and other obligations under the Pooling and Servicing Agreement or relating to the transactions contemplated thereby (collectively, the "ASSUMED OBLIGATIONS"), to another entity (the "ASSUMING ENTITY") which may be an entity that is not affiliated with the transferors. Pursuant to the Pooling and Servicing Agreement, each transferor is permitted to assign, convey and transfer assigned assets and assumed obligations to the assuming entity without the consent or approval of the holders of any certificates if the following conditions, among others, are satisfied: (i) the assuming entity, such transferor and the trustee shall have entered into and delivered to the trustee a supplement to the Pooling and Servicing Agreement or an assumption agreement providing for the assuming entity to assume the assumed obligations, including the obligation under the Pooling and Servicing Agreement to transfer such transferor's interest in the receivables arising under the accounts and the receivables arising under any Additional Accounts to the trust,
(ii) all UCC filings required to perfect the interest of the trustee in the receivables arising under such accounts shall have been duly made and copies thereof shall have been delivered by such transferor to the trustee, (iii) if the assuming entity shall be eligible to be a debtor in a case under the Bankruptcy Code, such transferor shall have delivered to the rating agencies (with a copy to the servicer and the trustee) notice of such transfer and assumption, and the Rating Agency Condition shall have been satisfied or, if the assuming entity shall not be eligible to be a debtor under the Bankruptcy Code, such transferor shall have delivered to the rating agencies notice of such transfer and assumption, and (iv) the trustee shall have received an opinion of counsel with respect to the satisfaction of clause (ii) above and certain other matters specified in the Pooling and Servicing Agreement, and (v) the trustee shall have received a tax opinion. The Pooling and Servicing Agreement provides that the transferors, the assuming entity and the trustee may enter into amendments to the Pooling and Servicing Agreement to permit the transfer and assumption described above without the consent of the holders of any certificates. After any permitted transfer and assumption, the assuming entity will be considered to be a "transferor" for all purposes hereof, and such transferor will have no further liability or obligation under the Pooling and Servicing Agreement, other than those liabilities that arose prior to such transfer.

                                  THE ACCOUNTS

     The receivables have arisen or will arise in certain revolving credit accounts that have been selected from the total portfolio (the "TOTAL PORTFOLIO") of Optima Card Accounts, Optima Line of Credit Accounts and Sign & Travel Accounts owned by Centurion and in the future may include other charge or credit accounts or products owned by Centurion or other account owners, including revolving credit features of the charge card accounts (all selected accounts and products described in this sentence are referred to herein as the "ACCOUNTS"), in each case, on the basis of criteria set forth in the Pooling and Servicing Agreement. An account in the Total Portfolio must be an eligible account to be selected for inclusion in the portfolio of accounts, the receivables of which will be owned by the Trust (the "TRUST PORTFOLIO"). The accounts include and may include all related accounts that satisfy certain conditions set forth in the Pooling and Servicing Agreement or are originated as a result of (a) a credit or charge card being lost or stolen or (b) the conversion of an account into another type of eligible account.

     "ELIGIBLE ACCOUNT" means a credit or charge account or product owned by an account owner and its successors and permitted assignees which, as of the respective date of designation, is a credit or charge account or product in existence and maintained by an account owner or such successors or assignees, is payable in United States dollars, has not been sold or pledged to any other party except for any other account owner that has entered into a receivables purchase agreement, a transferor or an additional transferor, does not have receivables which have been sold or pledged to any other party other than Credco pursuant to the Credco Purchase Agreement or a transferor, except as provided below has an account holder who has not been confirmed by the servicer in its computer files as being involved in any voluntary or involuntary bankruptcy proceeding, has an account holder who has provided as his or her most recent billing address an address located in the United States, its territories or possessions or Canada or a United States military address (provided, however, that, at any time, up to 3% of the Accounts may have account holders who have provided as their most recent billing addresses, addresses outside of such jurisdictions), has not been identified as an account or product with respect to which the related card has been lost or stolen (if such account or product is a credit card or charge card account or product), does not have receivables that are Defaulted Receivables and does not have any receivables that have been identified by the servicer as having been incurred as a result of fraudulent use of any related credit card or charge card; and with respect to Aggregate Addition Accounts, certain other accounts or products which shall have satisfied the Rating Agency Condition. Accounts which relate to bankrupt obligors or certain charged-off receivables may be designated as accounts provided that the amount of principal receivables in any such account is deemed to be zero for purposes of all allocations under the Pooling and Servicing Agreement.

     Pursuant to the Pooling and Servicing Agreement, in certain circumstances, the transferors will be obligated (subject to certain limitations and conditions) to designate, from time to time, eligible accounts to be included as accounts and, pursuant to the RFC II Purchase Agreement, to the extent that Credco owns any receivables arising in such accounts, Credco will be required to convey to RFC II for ultimate conveyance to the trust the receivables of such accounts. Such accounts must meet the eligibility criteria set forth in the Pooling and Servicing Agreement as of the date on which the transferors designate such accounts to be Additional Accounts. Under the Pooling and Servicing Agreement, each transferor also has the right to convey participation interests to the trust subject to the conditions described in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus for a more detailed discussion of the circumstances and manner in which the receivables arising in Additional Accounts or participation interests will be conveyed to the trust.

     As of each date with respect to which Additional Accounts are designated, to the extent that Credco transfers to RFC II receivables arising in such accounts, Credco will represent and warrant to RFC II that the receivables generated under the Additional Accounts meet the eligibility requirements set forth in the RFC II Purchase Agreement and, to the extent that any transferor transfers any such receivables or participation interests, such transferor will represent and warrant to the trust that such receivables or participation interests, if any, meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement Generally--Conveyance of Receivables" in this prospectus. Because the initial accounts were designated as of the initial selection date and subsequent Aggregate Addition Accounts may be designated from time to time, there can be no assurance that all of such accounts will continue to meet the eligibility requirements as of any series closing date.

     Subject to certain limitations and restrictions, the transferors may also designate certain accounts or participation interests, if any, for removal from the trust (the "REMOVED ACCOUNTS"), in which case such participation interests or the receivables of the removed accounts will be reassigned to the transferors and Credco may, but shall not be required to, repurchase receivables in the removed accounts. Throughout the term of the trust, the receivables in the trust will consist of receivables generated under the accounts, participation interests, if any, and the receivables generated under Additional Accounts, but will not include the receivables generated under removed accounts or removed participation interests.

     In the future, Centurion or any other transferor may determine to transfer to the trust all or a portion of any merchant discount or other fees or charges relating to transactions in the accounts, some of which may be similar to interchange fees that are assessed in transactions on bank card networks. Pursuant to the Pooling and Servicing Agreement, such fees would be treated as finance charge receivables.

     The prospectus supplement relating to a series will provide certain information about the portfolio of accounts in the trust as of the date specified. Such information will include the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the accounts, the range of credit lines of the accounts, the range of ages of the accounts, the material geographic distribution of the accounts, the types of accounts and delinquency statistics relating to the accounts.

     "FINANCE CHARGE RECEIVABLES" include periodic finance charges, cash advance fees, administrative fees, late charges, credit insurance premiums, annual membership fees and certain other fees, discount receivables, if any, recoveries, if any and the interest portion of any participation interests as determined pursuant to the applicable supplement. "PRINCIPAL RECEIVABLES" include amounts charged by account holders for merchandise and services, amounts advanced to account holders as cash advances or otherwise borrowed by account holders under any line of credit existing under an account, premium receivables, if any, and the principal portion of any participation interests as determined pursuant to the applicable supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued from time to time pursuant to the Pooling and Servicing Agreement and a related supplement to the Pooling and Servicing Agreement (each, a "SUPPLEMENT") substantially in the forms filed as exhibits to the Registration Statement of which this prospectus is a part. The trustee will provide a copy of the Pooling and Servicing Agreement and the related supplement (without exhibits or schedules) to certificateholders on written request. The following summary describes certain terms of the Pooling and Servicing Agreement and the related supplement and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the related supplement.

     The certificates will evidence undivided beneficial interests in the trust assets allocated to such certificates, representing the right to receive from such trust assets funds up to (but not in excess of) the amounts required to make payments of interest and principal in the manner described below.

     The certificates will initially be represented by one or more certificates registered in the name of the nominee of DTC, called together with any successor depository selected by the transferors, the "DEPOSITORY", except as set forth below. Unless otherwise stated in the related prospectus supplement, the certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The transferors have been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede is expected to be the holder of record of the certificates. Except under the limited circumstances described herein, no certificateholder will be entitled to receive a definitive certificate representing such person's interest in the certificates. Unless and until definitive certificates are issued under the limited circumstances described herein, all references herein to actions by certificateholders shall refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to certificateholders shall refer to distributions, notices, reports and statements to Cede, as the registered holder of the certificates, for distribution to the beneficial owners of the certificates in accordance with DTC procedures. See "--'Book-Entry Registration" and "--Definitive Certificates" below.

     Payments of interest and principal will be made on each related interest payment date to the certificateholders in whose names the certificates were registered on the last day of the calendar month preceding such interest payment date, unless otherwise specified in the related prospectus supplement (each, a "RECORD DATE").

BOOK-ENTRY REGISTRATION

     Certificateholders may hold their certificates through DTC (in the United States), Cedelbank or the Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC in effect in the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participants and to facilitate the settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or a Euroclear participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Tax Matters--Non-U.S. Certificate Owners" in this prospectus.

     Certificateholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, certificates may do so only through participants and indirect participants. In addition, certificateholders will receive all distributions of principal and interest on the certificates from the trustee through DTC and its participants. Under a book-entry format, certificateholders will receive payments after the related distribution date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its participants, which thereafter will be required to forward them to indirect participants or holders of beneficial interests in the certificates. It is anticipated that the only "certificateholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the certificates will not be recognized by the trustee as certificateholders under the Pooling and Servicing Agreement. Holders of beneficial interests in the certificates will only be permitted to exercise the rights of certificateholders under the Pooling and Servicing Agreement indirectly through DTC and its participants who in turn will exercise their rights through DTC. The trustee, the transferors, the servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any certificate is registered (expected to be Cede) as the absolute owner thereof (whether or not such certificate shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payment and for all other purposes.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of and interest on the certificates. Participants and indirect participants with which holders of beneficial interests in the certificates have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of holders of beneficial interests in the certificates to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such certificates, may be limited due to the lack of a definitive certificate for such certificates.

     DTC has advised the transferors that it will take any action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement and the related supplement only at the direction of one or more participants to whose account with DTC the certificates are credited. Additionally, DTC has advised the transferors that it may take actions with respect to the interest in the trust assets of the certificateholders, including credit enhancers holding uncertificated subordinated interests of a particular series (the "CERTIFICATEHOLDERS' INTEREST") that conflict with other of its actions with respect thereto.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in, several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York as the Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), underwriters, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These rules and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear these rules and laws only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Tax Matters--Non-U.S. Certificate Owners" in this prospectus. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling and Servicing Agreement and the related supplement on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DTC YEAR 2000 ISSUES

     DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that these systems, as the same relate to the timely payment of distribution (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

DEFINITIVE CERTIFICATES

     We refer to certificantes issued in fully registered certificates form as "DEFINITIVE CERTIFICATES". The certificates of each series will be issued as definitive certificates, to certificate owners or their nominees rather than to DTC or its nominee, only if (i) the transferors advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such series of certificates, and the trustee is, or the transferors are, unable to locate a qualified successor, (ii) the transferors, at their option, elect to terminate the book-entry system through DTC or (iii) after the occurrence of a servicer default, certificate owners evidencing not less than 50% of the aggregate unpaid principal amount of the certificates, advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the certificate owners.

     Upon the occurrence of any of these events, DTC is required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the definitive certificates representing the certificates and instructions for re-registration, the trustee will issue the certificates in the form of definitive certificates, and thereafter the trustee will recognize the holders of such definitive certificates as certificateholders under the Pooling and Servicing Agreement and the related supplement.

     Distribution of principal and interest on the certificates will be made by the trustee directly to holders in accordance with the procedures described herein and in the prospectus supplement and set forth in the Pooling and Servicing Agreement and the related supplement. Interest payments and principal payments will be made to holders in whose names the definitive certificates were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the trustee. The final payment on any certificate (whether definitive certificates or certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such certificate on the final payment date at such office or agency as is specified in the notice of final distribution to certificateholders. The trustee will provide such notice to registered certificateholders not later than the fifth day of the month of the final distribution.

     Definitive certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

INTEREST

     Interest will accrue on the certificates of a series or class offered hereby at the per annum rate either specified in or determined in the manner specified in the related prospectus supplement. Except as otherwise provided herein, collections of finance charge receivables and certain other amounts allocable to the certificateholders' interest of a series or class offered hereby will generally be used to make interest payments to certificateholders of such series or class on each interest payment date specified in the related prospectus supplement; provided that after the commencement of an early amortization period or early accumulation period with respect to such series, interest will be distributed to such certificateholders monthly on each Special Payment Date. If the interest payment dates for a Series or Class occur less frequently than monthly, such collections or other amounts (or the portion thereof allocable to such class) may be deposited in one or more interest funding accounts and used to make interest payments to certificateholders of such series or class on the following interest payment date. If a series has more than one class of certificates, each such class may have a separate interest funding account. Funds on deposit in an interest funding account will be invested in eligible investments. Any earnings (net of losses and investment expenses) on funds in an interest funding account will be paid to, or at the direction of, the transferors except as otherwise specified in any supplement. Interest with respect to the certificates of each series offered hereby will accrue and be calculated on the basis described in the related prospectus supplement.

PRINCIPAL

     The principal of the certificates of each series offered hereby will be scheduled to be paid either (a) in full on an expected date specified in the related prospectus supplement, in which case such Series will have a controlled accumulation period as described below or (b) in installments commencing on a date specified in the related prospectus supplement, in which case such Series generally will have a controlled amortization period as described below. If a series has more than one class of certificates, each class may have a different method of paying principal, expected final payment date or principal commencement date. The payment of principal with respect to the certificates of a series or class may commence earlier than the applicable expected final payment date or principal commencement date, and the final principal payment with respect to the certificates of a series or class may be made later than the applicable expected final payment date or other expected date, if a pay-out event or Reinvestment Event occurs with respect to such series or class or under certain other circumstances described herein. See "Risk Factors-Payments and Maturity; Dependency on Account Holder Repayments" in this prospectus for a description of factors that may affect the timing of principal payments on certificates.

     The certificates of each series will have a revolving period (the "REVOLVING PERIOD") that will commence on the date of issuance of the related series or on a date prior thereto specified in the related supplement and, for a series offered hereby, in the related prospectus supplement and continue until the earlier of (a) the commencement of the early amortization period or early accumulation period with respect to such series and (b) the date specified in the related prospectus supplement as the end of the revolving period with respect to such series. During the revolving period, collections of principal receivables and certain other amounts otherwise allocable to the invested amount of such series will, (i) if such series is a principal sharing series, be treated as Shared Principal Collections and will be distributed to, or for the benefit of, the certificateholders of other series in such group or, if not required for such purpose, the holders of the transferor certificates or deposited into the Special Funding Account or (ii) if such series is not a principal sharing series, paid to the holders of the transferor certificates or deposited into the Special Funding Account, as more fully described in the related prospectus supplement.

     If the related prospectus supplement so specifies, unless an early amortization period or, if so specified in the related prospectus supplement, an early accumulation period commences with respect to a series offered hereby, the certificates of such series will have a scheduled accumulation period (the "CONTROLLED ACCUMULATION

PERIOD") that will commence at the close of business on the date or dates specified or determined as specified in such prospectus supplement and continue until the earliest of (a) the commencement of the early amortization period or, if so specified in the related prospectus supplement, an early accumulation period with respect to such series, (b) payment in full of the invested amount, including the Collateral Invested Amount, if any, of the certificates of such series, and (c) the series termination date with respect to such series. During the controlled accumulation period, if any, with respect to a series, collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such series (including Shared Principal Collections, if any, allocable to such series) will be deposited on each distribution date in a principal funding account established for the benefit of the certificateholders of such series and used to make principal distributions to the certificateholders of such series or any class thereof when due. If so specified in the related prospectus supplement, the amount to be deposited in a principal funding account (the "CONTROLLED DEPOSIT AMOUNT") for any series offered hereby on any distribution date may, but will not necessarily, be limited to an amount equal to an amount specified or determined as specified in the related prospectus supplement (the "CONTROLLED ACCUMULATION AMOUNT") plus any existing deficit controlled accumulation amount arising from prior distribution dates. If the prospectus supplement for a series so specifies, the amount to be deposited in the principal funding account on a distribution date may be a variable amount. If a series has more than one class of certificates, each class may have a separate principal funding account and controlled accumulation amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to deposits of principal into such principal funding accounts.

     If the related prospectus supplement so specifies, unless an early amortization period commences with respect to a series offered hereby, the certificates of such series will have an amortization period (the "CONTROLLED AMORTIZATION PERIOD") that will commence at the close of business on the date specified in such supplement and continue until the earliest of (a) the commencement of the early amortization period, if any, with respect to such series, (b) payment in full of the Invested Amount, including the Collateral Invested Amount, if any, of the certificates of such series and (c) the series termination date with respect to such series. During the controlled amortization period, if any, with respect to a series, collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such series (including Shared Principal Collections, if any, allocable to such series) will be used on each distribution date to make principal distributions to any class of certificateholders then scheduled to receive such distributions. If so specified in the related prospectus supplement, the amount to be distributed to certificateholders of any series offered hereby on any distribution date may, but will not necessarily, be limited to an amount (the "CONTROLLED DISTRIBUTION AMOUNT") equal to an amount (the "CONTROLLED AMORTIZATION AMOUNT") specified in such prospectus supplement plus any existing deficit controlled amortization amount arising from prior distribution dates. If a series has more than one class of certificates, each class may have a separate controlled amortization amount. In addition, the related prospectus supplement may describe certain priorities among such classes with respect to such distributions.

     If so specified and under the conditions set forth in the prospectus supplement relating to a series having a controlled accumulation period, the certificates of such series may have an early accumulation period (the "EARLY ACCUMULATION PERIOD") that will commence on the day on which a Reinvestment Event has occurred and continue until the earliest of (a) the commencement of the early amortization period (if any), (b) payment in full of the invested amount of the certificates of such series or class, including the Collateral Invested Amount, if any, with respect to such series and (c) the series termination date with respect to such series. During the early accumulation period, if any, with respect to a series, collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such series (including Shared Principal Collections, if any, allocated to such series) will be deposited on each distribution date in a principal funding account and used to make distributions of principal to the certificateholders of such series or class on the expected final payment date. The amount to be deposited in the principal funding account will not be limited to any controlled deposit amount. See "Series Provisions--Pay-Out Events" in the accompanying prospectus supplement for a discussion of the events that might lead to the commencement of the early accumulation period with respect to a series.

     If so specified and under the conditions set forth in the prospectus supplement, the certificates of a series may have an early amortization period (the "EARLY AMORTIZATION PERIOD") that will commence on the day on which a pay-out event (as defined herein) has occurred with respect to such series and continue until the earlier of the date on which the invested amount, including the Collateral Invested Amount, if any, of the certificates of such series has been paid in full or the related series termination date has occurred. During the early amortization period with respect to a series, collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such series (including Shared Principal Collections, if any, allocable to such series) will be distributed as principal payments to the applicable certificateholders monthly on each distribution date beginning with the first Special Payment Date. During the early amortization period with respect to a series, distributions of principal to certificateholders of such series, in general, will not be subject to any controlled distribution amount. In addition, upon the commencement of the early amortization period, any funds on deposit in a principal funding account with respect to such series will be paid to the certificateholders of the relevant class or series on the first Special Payment Date. See "Series Provisions--Pay-Out Events" in the accompanying prospectus supplement for a discussion of the events that might lead to the commencement of the early amortization period with respect to a series.

     Funds on deposit in any principal funding account established with respect to a class or series offered hereby will be invested in eligible investments and may be subject to a guarantee or guaranteed investment contract or a deposit account or other mechanism specified in the related prospectus supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a class of certificates offered hereby at the end of a controlled accumulation period or early accumulation period with respect thereto, such class may be subject to a maturity liquidity facility or a deposit account or other similar mechanism specified in the relevant prospectus supplement.

PAY-OUT EVENTS AND REINVESTMENT EVENTS

     The revolving period with respect to a series will continue through the date specified in the applicable prospectus supplement and the controlled amortization period or controlled accumulation period will begin at such time, unless a pay-out event or Reinvestment Event occurs. The early amortization period with respect to such series will commence when a pay-out event occurs or is deemed to occur and the early accumulation period will occur when a Reinvestment Event occurs or is deemed to occur. If a Reinvestment Event has occurred with respect to a Series and a pay-out event occurs or is deemed to occur then the early amortization period with respect to such series will commence. A "PAY-OUT EVENT" may occur with respect to any specific series upon the occurrence of any event specified in the related prospectus supplement. Such events may include, but are not required to include nor are they limited to,
(i) certain events of bankruptcy, insolvency, liquidation, receivership, or conservatorship relating to a transferor or holder of the original transferor certificate, (ii) the trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended,
(iii) the failure by a transferor to make any payment or deposit required under the Pooling and Servicing Agreement within a specified period of the date such payment or deposit is required to be made, (iv) the breach of certain other covenants, representations or warranties contained in the Pooling and Servicing Agreement, after any applicable notice and cure period (and, if so specified in the related supplement, only to the extent such breach has a material adverse effect on the related certificateholders), (v) the failure by Centurion to make a required designation of Additional Accounts for the trust within a specified time after the date such addition is required to be made, (vi) a reduction in the series adjusted portfolio yield below the rates, and for the period, specified in the related prospectus supplement and (vii) the occurrence of a servicer default. The early amortization period with respect to a series will commence on the day on which a pay-out event occurs or is deemed to occur with respect thereto. If an early amortization period commences, monthly distributions of principal to the certificateholders of such series will begin on the distribution date in the monthly period following the monthly period in which such pay-out event occurs (such distribution date and each following distribution date with respect to such series, a "SPECIAL PAYMENT DATE"). Any amounts on deposit in a principal funding account or an interest funding account with respect to such series at such time will be distributed on such first Special Payment Date to the certificateholders of such series. If, because of the occurrence of a pay-out event, the early amortization period begins earlier than the scheduled commencement of a controlled amortization period or prior to an expected final payment date, certificateholders will begin receiving distributions of principal earlier than they otherwise would have and such distributions, in general, will not be subject to the controlled deposit amount or the controlled distribution amount. As a result, the average life of the certificates may be reduced or increased and depending upon the characteristics and types of alternative investments in which a certificateholder could then reinvest the proceeds received with respect to its certificates, the return to such certificateholder on such proceeds could be less than the return such certificateholder would have realized on its certificates had such pay-out event not occurred. If a series has more than one class of certificates, each class may have different pay-out events which, in the case of any series of certificates offered hereby, will be described in the related prospectus supplement .

     A particular series may have no pay-out events or only limited pay-out events, but may have in lieu thereof specified events ("REINVESTMENT EVENTS") that end the reinvestment of the trust in new receivables and apply available collections of principal receivables to the purchase of eligible investments. A Reinvestment Event may include all or some of the events that constitute pay-out events for other series. The early accumulation period with respect to a series will commence on the day on which a reinvestment event occurs or is deemed to occur with respect thereto. If a series has more than one class of certificates, each class may have different Reinvestment Events (or may have only pay-out events) which, in the case of any series of certificates offered hereby, will be described in the related prospectus supplement.

     In addition to the consequences of a pay-out event or Reinvestment Event discussed above, if an insolvency event shall occur, immediately on the day of such event the transferors will cease to transfer principal receivables to the trust and promptly give notice to the trustee of such event. Under the terms of the Pooling and Servicing Agreement, as soon as possible but in any event within 15 days, the trustee will publish a notice of the occurrence of an insolvency event with respect to any transferor or the holder of the original transferor certificate stating that the trustee intends to sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner unless instructions otherwise are received within a specified period from Holders of more than 50% of the invested amount of each series of certificates issued and outstanding (or, with respect to any series with two or more classes, 50% of the invested amount of each class, which may include a Collateral Invested Amount), each transferor (or other holder of the original transferor certificate) not subject to an insolvency event, each holder of a supplemental certificate, and possibly the vote of other persons designated by the transferors to the trustee prior to the insolvency event to the effect that such persons disapprove of the liquidation of receivables. The trustee will sell, dispose of, or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the receivables will be treated as collections on the receivables and applied as provided above and in each prospectus supplement.

     An "INSOLVENCY EVENT" shall occur if any transferor or other holder of the original transferor certificate shall consent to or fail to object to the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such transferor or other holder or of or relating to all or substantially all of such transferor's or other holder's property, or a court or agency or supervisory authority having jurisdiction in the premises shall issue, or enter against such transferor or other holder a decree or order for the appointment of a conservator or receiver or liquidator or trustee in any insolvency, bankruptcy, receivership, conservatorship, liquidation, readjustment of debt, marshaling of assets and liabilities or similar proceedings or for the winding-up or liquidation of such transferor's or other holder's affairs; or any such transferor or other holder shall admit in writing its inability, or shall be unable, to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy, reorganization, liquidation, receivership, or conservatorship statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or a proceeding shall have been instituted against such transferor or other holder by a court having jurisdiction in the premises seeking a decree or order for relief in respect of any such person in an involuntary case under any bankruptcy, insolvency, reorganization or liquidation statute, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official, of such transferor or other holder or for any substantial part of such Transferor's or other holder's property, or for the liquidation and winding up of such transferor's or other holder's affairs and, if instituted against such transferor or other holder, any such proceeding shall continue undismissed or unstayed and in effect for a period of 60 consecutive days, or any of the actions sought in such proceeding shall occur.

     If the only pay-out event or Reinvestment Event to occur with respect to any series is the bankruptcy, insolvency, liquidation receivership or conservatorship of a transferor, the trustee may not be permitted to suspend transfers of receivables to the trust, and the instructions to sell the receivables may not be given effect.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer's compensation for its servicing activities and reimbursement for its expenses is a monthly servicing fee (the "SERVICING FEE"). The Servicing Fee will be allocated among the Transferors' Interest (the "TRANSFEROR SERVICING FEE"), certificateholders of each series and, if any, the holder of the Collateral Interest of such series. The portion of the servicing fee allocable to each series of certificates on any distribution date (the "MONTHLY SERVICING FEE") will generally be equal to one-twelfth of the product of (a) the applicable servicing fee percentage with respect to such series and (b) the Invested Amount of such series with respect to the related monthly period.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the trustee, paying agent, transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the trust or the transferors other than federal, state and local income and franchise taxes, if any, of the trust.

                 THE POOLING AND SERVICING AGREEMENT GENERALLY

CONVEYANCE OF RECEIVABLES

     On the first series closing date, Credco sold and assigned to RFC II, for sale and assignment by RFC II to the trust, Credco's interest in all receivables in the initial accounts existing at the close of business on April 25, 1996 (the "INITIAL CUT-OFF DATE"), all recoveries allocable to the trust, and the proceeds of all of the foregoing, and the transferors sold and assigned to the trust their respective interests in the receivables in the initial accounts existing on the initial cut-off date, all receivables thereafter created from time to time under the initial accounts, all recoveries allocable to the trust and the proceeds of all of the foregoing. Centurion, directly or indirectly, may also sell and assign, from time to time, to the trust, and Credco, to the extent that Credco owns any receivables arising in any designated Additional Accounts, will sell and assign, to RFC II, for sale and assignment by RFC II to the trust, the receivables in designated Additional Accounts existing at the close of business on each applicable date of designation thereof, and each may from time to time sell and assign to the trust its interest in participation interests, all recoveries allocable to the trust and the proceeds of all of the foregoing.

     On each series closing date, the trustee will authenticate and deliver one or more certificates representing the series or class of certificates, in each case against payment to the transferors of the net proceeds of the sale of the certificates. In the case of the first series closing date, the trustee will also deliver to the transferors the transferor certificate, representing the transferors' interest.

     In connection with each transfer of receivables to the trust, the computer records relating to such receivables will be marked to indicate that such receivables have been conveyed to the trust. In addition, the trustee will be provided with a computer file or a microfiche list containing a true and complete list showing for each account, as of the applicable date of designation, (i) its account number and (ii) except in the case of New Accounts, the aggregate amount of receivables in such account. The transferors and Credco will retain and will not deliver to the trustee any other records or agreements relating to the accounts or the receivables. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or the trust. Each transferor will file UCC financing statements with respect to the transfer of the receivables from such transferor to the trust meeting the requirements of applicable state law. See "Risk Factors" and "Certain Legal Aspects of the Receivables" in this prospectus.

     As described below under "--Additions of Accounts or Participation Interests," in some circumstances, Centurion will be obligated to designate from time to time Additional Accounts to be included as accounts and, as a result of such designation, each transferor, to the extent that such transferor owns any receivables arising in such accounts, will be obligated to convey to the trust all such receivables, whether such receivables are then existing or thereafter created. Each such Additional Account must be an eligible account. In respect of any designation of Additional Accounts, the transferors will follow the procedures set forth in the preceding paragraph, except the list will show information for such Additional Accounts as of the date such Additional Accounts are identified and selected. Aggregate Addition Accounts will be selected by the transferors in a manner which they reasonably believe will not be materially adverse to the certificateholders. The transferors have the right (subject to certain conditions described below under "--Additions of Accounts or Participation Interests") to convey participation interests to the trust. In addition, the transferors may (under certain circumstances and subject to certain limitations and conditions) remove the participation interests and the receivables in certain accounts as described below under "--Removal of Accounts."

REPRESENTATIONS AND WARRANTIES

     The Pooling and Servicing Agreement includes representations and warranties of Centurion to the trust relating to the accounts and of Centurion and RFC II to the trust relating to the receivables as of each series closing date (or as of the related addition date with respect to Additional Accounts) to the effect, among other things, that (a) as of each applicable selection date, each account was an eligible account, (b) as of each applicable selection date, each of the receivables then existing in the initial accounts or in the Additional Accounts, as applicable, is an eligible receivable and (c) on the date of creation of any new receivable, such receivable is an eligible receivable. If a transferor breaches any representation and warranty described in this paragraph in any material respect and such breach remains uncured for 60 days, or such longer period as may be agreed to by the trustee and the servicer, after the earlier to occur of the discovery of such breach by either transferor or receipt of written notice of such breach by either transferor and such breach has a material adverse effect on the certificateholders' interest in such receivable, all receivables with respect to the accounts affected ("INELIGIBLE RECEIVABLES") will be reassigned to the transferors on the terms and conditions set forth below and such account shall no longer be included as an account.

     "ELIGIBLE RECEIVABLE" means each receivable, or interest therein as contemplated by the Pooling and Servicing Agreement and the RFC II Purchase Agreement, (a) which has arisen under an eligible account, (b) which was created in compliance with all requirements of law and pursuant to an agreement which complies with all requirements of law applicable to the account owner of such eligible account, in either case, the failure to comply with which would
(i) result in the occurrence of a pay-out event or Reinvestment Event or
(ii) materially adversely affect the timing or amount of payments to certificateholders of any series or class (any of the conditions referred to in the preceding clauses (i) and (ii) are referred to herein as an "ADVERSE EFFECT"), (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given in connection with the creation of such receivable or the execution, delivery, creation and performance by such account owner of the related agreement pursuant to which such receivable was created have been duly obtained or given and are in full force and effect,
(d) as to which at the time of its transfer to the trust, a transferor or the trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests other than permitted liens (defined below), (e) which has been the subject of either a valid transfer and assignment from a transferor to the trust of all such transferor's right, title and interest therein (and in the proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the trust, (f) which will at all times be the legal, valid and binding payment obligation of the related account holder enforceable against such account holder in accordance with its terms, subject to certain bankruptcy or insolvency related exceptions, (g) which at the time of its transfer to the trust, has not been waived or modified except as permitted under the Pooling and Servicing Agreement, (h) which is not at the time of its transfer to the trust subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury), other than certain bankruptcy and insolvency related defenses, (i) as to which the transferor has satisfied all obligations to be fulfilled at the time it is transferred to the trust, as to which, at the time of its transfer to the trust, neither such transferor nor Credco nor its account owner has taken any action which would impair or has failed to take any action, the result of which would impair, the rights of the trust or the certificateholders therein and (k) which constitutes either an "account" or a "general intangible" under the applicable UCC as then in effect. As used in this paragraph, the term "PERMITTED LIENS" means liens for municipal or other local taxes of a transferor or an account owner if such taxes are not then due and payable or if such transferor or such account owner is then contesting the validity thereof in good faith by appropriate proceedings and has set aside adequate reserves with respect thereto.

     An ineligible receivable will be reassigned to the transferors on or before the end of the monthly period in which such reassignment obligation arises by the transferors directing the servicer to deduct the portion of such ineligible receivable which is a principal receivable from the aggregate amount of the principal receivables used to calculate the Transferor Amount. In the event that the exclusion of the principal portion of an ineligible receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be less than the Required Transferor Amount, on the distribution date following the monthly period in which such reassignment obligation arises the transferors will make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount. The reassignment of any ineligible receivable to the transferors, and the obligation of the transferors to make any deposits into the Special Funding Account as described in this paragraph, is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph with respect to such receivable available to the certificateholders or the trustee on behalf of certificateholders. Credco, in the RFC II Purchase Agreement, has agreed to repurchase from RFC II certain ineligible receivables reassigned to RFC II and to promptly pay to RFC II the principal amount thereof plus applicable finance charges. The term "TRANSFEROR AMOUNT" means, at any time of determination, an amount equal to the sum of (i) the total aggregate amount of principal receivables in the trust and
(ii) the amount on deposit in the Special Funding

Account at such time minus the aggregate "Adjusted Invested Amounts" for all outstanding series (specified in the prospectus supplements related to the offering of such series) at such time. The term "REQUIRED TRANSFEROR AMOUNT," means, at any time of determination, an amount equal to the sum of the Series Required Transferor Amounts for each outstanding series. The level of the Required Transferor Amount is intended to enable the Transferors' Interest to absorb fluctuations in the amount of principal receivables held by the trust from time to time (due to, among other things, seasonal purchase and payment habits of account holders or adjustments in the amount of principal receivables because of rebates, refunds, fraudulent charges or otherwise). See "Risk Factors--Payments and Maturity; Dependency on Account Holder Repayments" and "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

     Each transferor will also make representations and warranties to the trust to the effect, among other things, that as of each series closing date it is a state-chartered bank or corporation, as applicable, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and each supplement and further represents to the trust on each series closing date and, with respect to the Additional Accounts, as of each addition date
(a) the Pooling and Servicing Agreement and each supplement constitutes a valid, binding and enforceable agreement of such transferor and (b) the Pooling and Servicing Agreement and each supplement constitutes either a valid sale, transfer and assignment to the trust of all right, title and interest of such transferor in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in recoveries or the grant of a first-priority perfected security interest under the applicable UCC in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the certificateholders) and in recoveries, which is effective as to each receivable then existing on such date. In the event of a material breach of any of the representations and warranties described in this paragraph that has a material adverse effect on the certificateholders' interest in the receivables or the availability of the proceeds thereof to the trust (which determination will be made without regard to whether funds are then available pursuant to any series enhancement), either the trustee or certificateholders holding certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding certificates, by written notice to the transferors and the servicer (and to the trustee if given by the certificateholders), may direct the transferors to accept the reassignment of the receivables in the trust within 60 days of such notice, or within such longer period specified in such notice. The transferors will be obligated to accept the reassignment of such receivables on the distribution date following the monthly period in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects and any material adverse effect caused by such breach shall have been cured. The price for such reassignment will be an amount equal to the sum of the amounts specified therefor with respect to each series in the related supplement. The payment of such reassignment price in immediately available funds will be considered a payment in full of the certificateholders' interest and such funds will be distributed upon presentation and surrender of the certificates. If the trustee or certificateholders give a notice as provided above, the obligation of the transferors to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to certificateholders or the trustee on behalf of certificateholders. See "Description of the Purchase Agreements--Representations and Warranties" in this prospectus.

     It is not required or anticipated that the trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, the compliance by Credco and the transferors of their respective representations and warranties or for any other purpose. In addition, it is not anticipated or required that the trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the Pooling and Servicing Agreement, any supplement or for any other purpose. The servicer, however, will deliver to the trustee on or before March 31 of each calendar year an opinion of counsel with respect to the perfection of the interest of the trust in and to the receivables and certain other components of the trust.

THE TRANSFEROR CERTIFICATES; ADDITIONAL TRANSFERORS

     The Pooling and Servicing Agreement provides that the transferors may exchange a portion of the original transferor certificate for one or more additional certificates (each, a "SUPPLEMENTAL CERTIFICATE") for transfer or assignment to a person designated by the transferors upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement shall be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "--Amendments"); provided, that (a) the Rating Agency Condition is satisfied for such exchange, (b) each transferor shall have delivered to the trustee an officer's certificate to the effect that such transferor reasonably believes that such exchange will not, based on the facts known to such officer at the time of such certification, have an adverse effect,
(c) the transferors shall have delivered to the trustee a tax opinion with respect to such exchange, (d) the aggregate amount of principal receivables in the trust as of the date of such exchange will be greater than the Required Minimum Principal Balance as of such date and (e) the transferors or other holders of the original transferor certificate as of the date of such exchange shall have a remaining interest in the trust of not less than, in the aggregate, 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account, the principal funding account and any other similar account. The primary purpose for such a transfer would be to convey an interest in the original transferor certificate to another person. Any transfer or assignment of a supplemental certificate is subject to the condition set forth in (c) above.

     If an affiliate of the transferors owns eligible accounts, the receivables of which are eligible for transfer to the trust, the transferors may wish to designate such affiliate to be included as a "transferor" ("ADDITIONAL TRANSFERORS") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any certificateholder; see "--Amendments" below). In connection with the designation of an additional transferor, the transferors will surrender the transferor certificate to the trustee in exchange for a newly issued transferor certificate modified to reflect such additional transferor's interest in the transferors' interest; provided, however, that (i) the conditions set forth in clauses (a) and (c) in the preceding paragraph with respect to a transfer of a supplemental certificate shall have been satisfied with respect to such designation and transfer and (ii) any applicable conditions described in "--Additions of Accounts or Participation Interests" below shall have been satisfied with respect to the transfer of receivables or participation interests by any additional transferor to the trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as a transferor, and each additional transferor generally will have the same obligations and rights as a transferor described herein.

ADDITIONS OF ACCOUNTS OR PARTICIPATION INTERESTS

     Under the Pooling and Servicing Agreement, the transferors will be obligated, in certain circumstances described below, to designate from time to time Additional Accounts to be included as Accounts. In connection with any such designation, the transferors will convey to the trust, and, to the extent that Credco owns any receivables arising in such accounts, Credco shall be required to convey to RFC II for conveyance by RFC II to the trust, all of their respective interests in all receivables arising from such additional accounts, subject to the following conditions, among others: (i) each such Additional Account must be an eligible account and (ii) except for the addition of New Accounts (a) the selection of the Aggregate Addition Accounts is done in a manner which the relevant transferor reasonably believes will not result in an adverse effect and (b) except for the addition of New Accounts, the Rating Agency Condition shall have been satisfied. The transferors will be obligated to designate Additional Accounts (to the extent available) if the aggregate amount of principal receivables in the trust at the end of any monthly period is less than the Required Minimum Principal Balance as of the end of such monthly period. In lieu of adding Additional Accounts, the transferors may convey participation interests to the trust. "REQUIRED MINIMUM PRINCIPAL BALANCE" as of any date of determination means the sum of the series invested amounts for all outstanding series plus the sum of the Series Required Transferor Amounts for each such series minus the amount on deposit in the Special Funding Account. The "SERIES INVESTED AMOUNT" for a series will be the amount set forth in the related supplement and, for each series offered hereby, in the related supplement for such series, but will generally equal the initial invested amount for a series.

     Each Additional Account must be an eligible account at the time of its designation. However, since Additional Accounts or participation interests, which may be created after the initial selection date, may not have been a part of the portfolio of accounts of Centurion as of the initial selection date, they may not be of the same credit quality as the initial accounts because such Additional Accounts or participation interests may have been originated at a later date using credit, origination or underwriting criteria different from those which were applied to the initial accounts or may have been acquired from another revolving credit issuer or entity that had different credit, origination or underwriting criteria. Consequently, the performance of such Additional Accounts or participation interests may be better or worse than the performance of the initial accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in this paragraph, on any day of any monthly period, the transferors may, but shall not be obligated to, acquire all receivables and proceeds thereof with respect to removed accounts and participation interests, and Credco may, but shall not be obligated to, acquire from RFC II the receivables and proceeds thereof transferred by Credco to RFC II in the removed accounts. The designation of removed accounts and participation interests and the acquisition by the transferors of the receivables and proceeds thereof could occur for a number of reasons including, among others, a determination by the transferors that the trust contains more receivables than the transferors are obligated to retain in the trust under the Pooling and Servicing Agreement and any applicable supplements and a determination that the transferors do not desire to obtain additional financing through the trust at such time. The only limitation on the right of the transferors to require the reassignment of the receivables in designated removed accounts are those described herein and in the related prospectus supplement. The transferors are permitted to designate and require reassignment of the receivables from removed accounts and participation interests only upon satisfaction of the following conditions: (i) the transferors shall have delivered to the trustee a computer file or microfiche list containing a true and complete list of all removed accounts, such accounts to be identified by, among other things, account number and their aggregate amount of receivables; (ii) each transferor shall have delivered an officer's certificate to the trustee to the effect that in the reasonable belief of such transferor (a) no selection procedure believed by such transferor to be materially adverse to, or materially beneficial to, the interests of the certificateholders or such transferor was utilized in removing the removed accounts from among any pool of accounts of a similar type,
(b) such removal will not have an adverse effect and (c) such removal will not result in the occurrence of a pay-out event or a Reinvestment Event and
(iii) the transferors shall have delivered eight business days' prior written notice of the removal to each rating agency, the trustee and the servicer and prior to the date on which such receivables are to be removed the Rating Agency Condition shall have been satisfied with respect to such removal.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the transferors may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage (the "DISCOUNT PERCENTAGE") of the amount of receivables existing and arising in all or any specified portion of the accounts on and after the date such designation becomes effective that otherwise would have been treated as principal receivables to be treated as finance charge receivables (the "DISCOUNT RECEIVABLES"). After any such designation, pursuant to the Pooling and Servicing Agreement, the transferors may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the discount percentage. The transferors must provide 30 days prior written notice to the servicer, the trustee, each rating agency and any provider of series enhancement of any such designation or increase, reduction or withdrawal, and such designation or increase, reduction or withdrawal will become effective on the date specified therein only if (a) each transferor will have delivered to the trustee and certain providers of series enhancement a certificate of an authorized officer of such transferor to the effect that, based on the facts known to such transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a pay-out event or reinvestment event or an event that, with notice or the lapse of time or both, would constitute a pay-out event or reinvestment event, to occur with respect to any series, (b) the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal, and (c) only in the case of a reduction or withdrawal of the discount percentage, the transferors will have (i) delivered to the trustee an opinion of counsel to the effect that such reduction of the discount percentage will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at the time of their issuance and (ii) in certain circumstances, obtained the prior written consent of each provider of series enhancement entitled to consent thereto. On the date of processing of any collections on or after the date the exercise of the discount option takes effect, the product of (i) the discount percentage then in effect and (ii) collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be principal receivables will be deemed collections of finance charge receivables and will be applied accordingly, unless otherwise provided in the related supplement. Although, except as described in the next paragraph, there can be no assurance that the transferors will do so, any such designation may occur because the transferors determine that the exercise of the discount option is needed to provide a sufficient yield on the receivables to cover interest and other amounts due and payable from collections of finance charge receivables or to avoid the occurrence of a pay-out event or Reinvestment Event relating to the reduction of the average Portfolio Yield of accounts in the trust, if the related supplement provides for such a pay-out event or Reinvestment Event. The existence of discount receivables will result in an increase in the amount of collections of finance charge receivables and a reduction in the balance of principal receivables outstanding and a reduction in the Transferor Amount.

     On the first series closing date, the transferors designated an initial discount percentage equal to 2.0%. Any increase, reduction or withdrawal of such discount percentage will be made in accordance with the conditions described in the preceding paragraph.

PREMIUM OPTION

     The Pooling and Servicing Agreement provides that the transferors may at any time and from time to time, but without any obligation to do so, designate a specified fixed or variable percentage (the "PREMIUM PERCENTAGE") of the amount of receivables existing arising in all or any specified portion of the accounts existing on and after the date such designation becomes effective that otherwise would have been treated as finance charge receivables to be treated as principal receivables (the "PREMIUM RECEIVABLES"). After any such designation, pursuant to the Pooling and Servicing Agreement, the transferors may, without notice to or consent of the certificateholders, from time to time increase, reduce or withdraw the premium percentage. The transferors must provide 30 days prior written notice to the servicer, the trustee, each rating Agency and any provider of series enhancement of any such designation or increase, reduction or withdrawal, and such designation or increase, reduction or withdrawal will become effective on the date specified therein only if (a) each transferor will have delivered to the trustee and certain providers of series enhancement a certificate of an authorized officer of such transferor to the effect that, based on the facts known to such transferor at the time, such designation or increase, reduction or withdrawal will not at the time of its occurrence cause a pay-out event or Reinvestment Event or an event that, with notice or the lapse of time or both, would constitute a pay-out event or Reinvestment Event, to occur with respect to any series, (b) the Rating Agency Condition will have been satisfied with respect to such designation or increase, reduction or withdrawal,
(c) in the case of a designation or increase of the premium percentage, the transferors will have delivered to the trustee an opinion of counsel to the effect that such designation or increase of the premium percentage will not adversely affect the tax characterization as debt of any certificates of any outstanding series or class that were characterized as debt at their time of issuance, and (d) in certain circumstances, the transferors will have obtained the prior written consent of each provider of series enhancement entitled to consent thereto. On the date of processing of any collections on or after the date the exercise of the premium option takes effect, the product of (i) the premium percentage then in effect and (ii) collections of receivables with respect to the accounts on or after the date such option is exercised that otherwise would be finance charge receivables will be deemed collections of principal receivables and will be applied accordingly, unless otherwise provided in the related supplement. Any such designation would result in an increase in the amount of collections of principal receivables and a lower Portfolio Yield with respect to collections of finance charge receivables than would otherwise occur. Although there can be no assurance that the transferors will exercise the option to designate premium receivables, the transferors may do so if, among other things, the transferors determine that the exercise of such option is needed to cover shortfalls of the principal receivables available to make scheduled principal payments on the certificates or scheduled deposits into the principal funding account, as applicable, or to avoid the occurrence of a pay-out event or a Reinvestment Event relating to the existence of such shortfalls.

INDEMNIFICATION

     The Pooling and Servicing Agreement will provide that the servicer will indemnify the trust and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of certain of the servicer's actions or omissions with respect to the trust pursuant to the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement, the transferors will agree to be liable directly to an injured party for the entire amount of any liabilities of the trust (other than those incurred by a certificateholder in the capacity of an investor in the certificates of any series) arising out of or based on each of the arrangements created by the Pooling and Servicing Agreement and the actions of the servicer taken pursuant thereto as though the Pooling and Servicing Agreement created a partnership under the New York Uniform Partnership Act in which each transferor was a general partner.

     Except as provided in the preceding paragraph, the Pooling and Servicing Agreement will provide that neither the transferors nor the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the trust, the trustee, the certificateholders, any credit enhancer or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Pooling and Servicing Agreement. However, neither the transferors nor the servicer will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of a transferor, the servicer or any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and Servicing Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the servicer will be responsible for servicing, collecting, enforcing and administering the receivables in accordance with customary and usual procedures for servicing similar credit or charge receivables, but in any event at least comparable with the policies and procedures and the degree of skill and care applied or exercised with respect to any other credit, charge or similar receivables it, or its affiliates, service.

     Pursuant to the Pooling and Servicing Agreement or the Receivables Purchase Agreements, except as otherwise required by any requirement of law or as is deemed by an account owner to be necessary in order for it to maintain its credit or charge business or a program operated in connection with its credit or charge business on a competitive basis based on a good faith assessment by it of the nature of the competition in such credit or charge business or such program, no account owner will take any action that will have the effect of reducing the Portfolio Yield to a level that could reasonably be expected to cause any series to experience a pay-out event or Reinvestment Event based on the insufficiency of the Portfolio Yield or take any action that would have the effect of reducing the Portfolio Yield to less than the then-current highest Average Rate for any group. Each account owner also will covenant that it may only change the terms relating to the accounts owned by it if the change made with respect to a specific program is made applicable to substantially all of the accounts owned by it subject to such program.

     Centurion is the owner of the accounts (as such, an "account owner"). In the future, ACCOUNT OWNERS may also include (i) one or more different transferors that may transfer receivables pursuant to receivables purchase agreements, which may include terms different from the RFC II Purchase Agreement (as defined herein), between each such transferor and RFC II, Centurion or an additional transferor as the transferee of such receivables (each, a "RECEIVABLES PURCHASE AGREEMENT"), or (ii) one or more additional transferors. See "The Pooling and Servicing Agreement Generally--The Transferor Certificates; Additional Transferors" in this prospectus for a description of the circumstances under which such additional transferors may be designated.

     "PORTFOLIO YIELD" means, with respect to the trust as a whole and, with respect to any monthly period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the

Series Allocable Finance Charge Collections for all series during the immediately preceding monthly period calculated on a cash basis after subtracting therefrom the Series Allocable Defaulted Amount for all series for such monthly period and (b) the denominator of which is the total amount of principal receivables as of the last day of such immediately preceding monthly period. Unless otherwise provided in the prospectus supplement with respect to any series, "AVERAGE RATE" means, with respect to any group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding series (or each class within a series consisting of more than one class) within such group obtained by multiplying (a) the certificate rate for such series or class (adjusted to take into account any payments received or payable pursuant to any interest rate agreements) and (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the certificates of such series or class and the denominator of which is the aggregate unpaid principal amount of all certificates within such group.

     Servicing activities to be performed by the servicer include collecting and recording payments, communicating with account holders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards and credit accounts, providing billing and tax records to account holders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the trustee pursuant to the Pooling and Servicing Agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the trust and providing related data processing and reporting services for certificateholders and on behalf of the trustee.

     The Pooling and Servicing Agreement provides that the servicer may delegate its duties under that agreement to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the credit account guidelines set forth therein. Notwithstanding any such delegation the servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

NEW ISSUANCES

     The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements, the transferors may direct the trustee to authenticate from time to time new series subject to the conditions described below. Each new issuance will have the effect of decreasing the Transferor Amount to the extent of the initial invested amount of such new series. Under the Pooling and Servicing Agreement, the transferors may designate, with respect to any newly issued series: (a) its name or designation; (b) its initial principal amount (or method for calculating such amount) and its invested amount in the trust (the "INVESTED AMOUNT"), which is generally based on the aggregate amount of principal receivables in the trust allocated to such series, and its series invested amount; (c) its certificate rate (or formula for the determination thereof); (d) the interest payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating collections to certificateholders of such series; (f) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (g) the percentage used to calculate the monthly servicing fee; (h) the provider and terms of any form of series enhancement with respect thereto; (i) the terms on which the certificates of such series may be repurchased or remarketed to other investors; (j) the series termination date; (k) the number of classes of certificates of such series, and if such series consists of more than one class, the rights and priorities of each such class; (1) the extent to which the certificates of such series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate or certificates may be exchanged, in whole or in part, for definitive certificates, and the manner in which any interest payable on such global certificate or certificates will be paid); (m) whether the certificates of such series may be issued in bearer form and any limitations imposed thereon;
(n) the priority of such series with respect to any other series; (o) the group, if any, in which such series will be included; and (p) any other relevant terms. None of the transferors, the servicer, the trustee or the trust is required or intends to obtain the consent of any certificateholder of any outstanding series to issue any additional series. The transferors may offer any series to the public under a prospectus supplement or other disclosure document, in transactions either registered under the Securities Act of 1933, as amended or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise in the manner discussed under "Plan of Distribution" in this prospectus. Any such series may be issued in fully registered or book-entry form in minimum denominations determined by the transferors. The transferors intend to offer, from time to time, additional series.

     The Pooling and Servicing Agreement provides that the transferors may designate principal terms such that each series has a controlled accumulation period or a controlled amortization period that may have a different length and begin on a different date than such periods for any other series. Further, one or more series may be in their controlled accumulation period or controlled amortization period while other series are not. Moreover, each series may have the benefits of series enhancement issued by enhancement providers different from the providers of series enhancement with respect to any other series. Under the Pooling and Servicing Agreement, the trustee shall hold any such series enhancement only on behalf of the certificateholders of the series to which such series enhancement relates. With respect to each such series enhancement, the transferors may deliver a different form of series enhancement agreement. The transferors also have the option under the Pooling and Servicing Agreement to vary among series the terms upon which a series may be repurchased by the transferors or remarketed to other investors. There is no limit to the number of new issuances the transferors may cause under the Pooling and Servicing Agreement. The trust will terminate only as provided in the Pooling and Servicing Agreement. There can be no assurance that the terms of any series might not have an impact on the timing and amount of payments received by a certificateholder of another series.

     Under the Pooling and Servicing Agreement and pursuant to a supplement, a new issuance may only occur upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. The obligation of the trustee to authenticate the certificates of such new series and to execute and deliver the related supplement is subject to the satisfaction of the following conditions:
(a) on or before the fifth day immediately preceding the date upon which the new issuance is to occur, the transferors shall have given the trustee, the servicer and each rating agency written notice of such new issuance and the date upon which the new issuance is to occur; (b) the transferors shall have delivered to the Trustee the related supplement, in form satisfactory to the trustee, executed by each party to the Pooling and Servicing Agreement other than the trustee; (c) the transferors shall have delivered to the trustee any related series enhancement agreement executed by each of the parties to such agreement;
(d) the Rating Agency Condition shall have been satisfied with respect to such new issuance; (e) the transferors shall have delivered to the trustee and certain providers of series enhancement a certificate of an authorized representative, dated the date upon which the new issuance is to occur, to the effect that such transferor reasonably believes that such issuance will not, based on the facts known to such representative at the time of such certification, have an adverse effect; (f) the transferors shall have delivered to the trustee, each rating agency and certain providers of series enhancement an opinion of counsel acceptable to the trustee that for federal income tax purposes (i) following such new issuance the trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation,
(ii) such new issuance will not adversely affect the tax characterization as debt of certificates of any outstanding series or class that were characterized as debt at the time of their issuance, (iii) such new issuance will not cause or constitute an event in which gain or loss would be recognized by any certificateholders, and (iv) except as is otherwise provided in a supplement with respect to any series, the certificates of such series will be properly characterized as debt (an opinion of counsel to the effect referred to in clauses (i), (ii) and (iii) with respect to any action is referred to herein as a "TAX OPINION"), and the transferors or other holders of the original transferor certificate shall have a remaining interest in the trust of not less than, in the aggregate, 2% of the total amount of principal receivables and funds on deposit in the Special Funding Account and the principal funding account; (g) the aggregate amount of principal receivables plus the principal amount of any participation interest shall be greater than the Required Minimum Principal Balance as of the date upon which the new issuance is to occur after giving effect to such issuance; and any other conditions specified in any supplement. Upon satisfaction of the above conditions, the trustee shall execute the supplement and issue to the transferors the certificates of such new series for execution and redelivery to the trustee for authentication.

COLLECTION ACCOUNT

     The servicer will establish and maintain, or cause to be established and maintained for the benefit of the certificateholders in the name of the trustee, on behalf of the trust, a collection account with an eligible institution. "ELIGIBLE INSTITUTION" means the Trustee or any other depository institution organized under the laws of the United States, any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times has a long-term unsecured debt rating or certificate of deposit rating that is acceptable to each rating agency and is a member of the FDIC. Notwithstanding the preceding sentence, any institution the appointment of which satisfies the Rating Agency Condition will be an eligible institution. Funds in the collection account generally will be invested in
(i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the trust's investment therein, the short-term debt of such depository institution or trust company shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the Certificates of any outstanding series or class with respect to which it is a rating agency) by S&P and shall be satisfactory to each other Rating Agency,
(iii) commercial paper that, at the time of the trust's investment or a contractual commitment to invest therein, shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a rating agency) by S&P and shall be satisfactory to each other rating agency, (iv) demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment therein, a rating satisfactory to each rating agency, (v) bankers' acceptances issued by any depository institution or trust company described in
(ii) above, (vi) time deposits, other than as referred to in (iv) above (having maturities not later than the business day preceding the next distribution date), with an entity, the commercial paper of which shall be rated at least "A-1+" (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a rating agency) by S&P and shall be satisfactory to each other rating agency, and (vii) only to the extent permitted by Rule 3a-7 under the Investment Company Act of 1940, as amended, (a) money market funds that, at the time of the trust's investment therein, shall be rated at least "AAA-m" or "AAAm-G" by S&P (or any other rating subject to receipt by the transferors, the servicer and the trustee of written notification from S&P that investments of such type at such other minimum rating will not result in S&P reducing or withdrawing its then existing rating of the certificates of any outstanding series or class with respect to which it is a rating agency) and shall be satisfactory to each other rating agency, or (b) any other investment if the Rating Agency Condition has been satisfied (collectively, "ELIGIBLE INVESTMENTS"). Any earnings (net of losses and investment expenses) on funds in the collection account will be paid to the transferors. The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the Pooling and Servicing Agreement and any supplement.

DEPOSITS IN COLLECTION ACCOUNT

     The servicer, no later than two business days after each date of processing, will deposit all collections received with respect to the receivables in each monthly period into the collection account, and the servicer will make the deposits and payments to the accounts and parties shown below on the date of such deposit. The "DATE OF PROCESSING" is, with respect to any transaction or receipt of collections, the business day after such transaction is first output, in written form pursuant to the servicer's usual and customary data processing procedures, from the servicer's computer file of accounts comparable to the accounts (regardless of the effective date of recordation). Notwithstanding the foregoing, for as long as TRS or an affiliate of TRS remains the servicer under the Pooling and Servicing Agreement and (i) the servicer maintains a short-term credit rating (which may be an implied rating) of not less than P-1 from Moody's and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such rating agency), which is currently the case, or (ii) the servicer obtains a guarantee with respect to its deposit and payment obligations under the Pooling and Servicing Agreement (in form and substance satisfactory to the rating agencies) from a guarantor having a short-term credit rating of not less than P-1 from Moody's and A-1 from S&P (or such other rating below P-1 or A-1, as the case may be, which is acceptable to such rating agency), or (iii) the Rating Agency Condition will have been satisfied despite servicer's inability to satisfy the rating requirement specified in clause (i) above and for five business days following any such reduction of any such rating or failure to satisfy the conditions specified in clause (ii) or (iii) above, the servicer need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all such collections until the business day immediately preceding the related distribution date (the "TRANSFER DATE") at which time the servicer will make such deposits in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this sentence not applied.

     "MONTHLY PERIOD" means the period beginning at the opening of business on the day following the last day of the seventh billing cycle of each month and ending at the close of business on the last day of the seventh billing cycle of the immediately following month. The last day of each seventh monthly billing cycle generally occurs between the twenty-first day and the twenty-fifth day of each month. Therefore, the number of days in a monthly period generally may vary from a calendar month by up to four days. In certain circumstances, the Pooling and Servicing Agreement may be amended to change the definition of monthly period. See "The Pooling and Servicing Agreement Generally--Amendments" in this prospectus.

     The "DISTRIBUTION DATE" for a series will be the 15th day of each month (or, if such day is not a business day, the next business day) or such other date specified in the supplement for a series and reflected in the prospectus supplement for such Series. For purposes of this prospectus, a "BUSINESS DAY" is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or any other state in which the principal executive offices of Centurion or the Trustee are located or are authorized or obligated by law or executive order to be closed.

     The "DETERMINATION DATE" for a series will be the earlier of the third business day and the fifth calendar day (but, if the fifth calendar day is not a business day, the immediately preceding business day) preceding the fifteenth day of each calendar month or such other date specified in the supplement for a series and reflected in the prospectus supplement for such series. On each determination date, the servicer will calculate the amounts to be allocated to the certificateholders of each class or series and the holders of the transferor certificates as described herein in respect of collections of receivables received with respect to the preceding monthly period.

     With respect to the certificateholder's interest, if the net amount in respect of finance charge receivables to be deposited into the collection account on any transfer date exceeds the sum of the interest payments due to certificateholders for the related distribution date, the Defaulted Amount and the Servicing Fee plus certain amounts payable with respect to any series enhancement, the servicer may deduct the Servicing Fee and, during the revolving period, the Defaulted Amount (which will be distributed to the transferors, but not in an amount exceeding the Transferors' Interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the collection account. In addition, on each distribution date with respect to any controlled amortization period or controlled accumulation period, the servicer may deduct the amount of any Shared Principal Collections not required to cover Principal Shortfalls (which will be distributed to the transferors, but not in an amount exceeding the Transferors' Interest in principal receivables on such day, after giving effect to any new receivables transferred to the trust on such day) from the net amount to be deposited into the collection account. The trustee may not have a perfected security interest in collections held by the servicer that are commingled with other funds of the servicer or used by the servicer in the event of the bankruptcy, insolvency, liquidation, conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods.

     On the day any such deposit is made into the collection account, the servicer will withdraw from the collection account and pay to the transferors to the extent not deducted from collections as described above, (i) an amount equal to the excess, if any, of the aggregate amount of such deposits in respect of principal receivables treated as Shared Principal Collections for all series over the aggregate amount of Principal Shortfalls for all series and, without duplication, (ii) the aggregate amount of Series Allocable Principal Collections for all outstanding series to be paid to the transferors with respect to such date. Any amounts in respect of principal receivables not distributed to the transferors on any day because the Transferor Amount does not exceed zero on such day (after giving effect to any principal receivables transferred to the trust on such day) shall be deposited into the Special Funding Account.

ALLOCATIONS

     Pursuant to the Pooling and Servicing Agreement, during each monthly period the servicer will allocate to each outstanding series its Series Allocable Finance Charge Collections, Series Allocable Principal Collections and Series Allocable Defaulted Amount.

     "SERIES ADJUSTED INVESTED AMOUNT" means, with respect to any series and for any monthly period, the series invested amount for such series for such monthly period, less the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related supplement) of investor charge-offs allocable to the invested amount for such series as of the last day of the immediately preceding monthly period over the aggregate reimbursement of such investor charge-offs as of such last day, or such lesser amount as may be provided in the prospectus supplement for such series.

     "SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS," "SERIES ALLOCABLE PRINCIPAL COLLECTIONS" and "SERIES ALLOCABLE DEFAULTED AMOUNT" mean, with respect to any series and for any monthly period, the product of (a) the Series Allocation Percentage and (b) the amount of collections of finance charge receivables deposited in the collection account, the amount of collections of principal receivables deposited in the collection account and the amount of all Defaulted Amounts with respect to such monthly period, respectively.

     "SERIES ALLOCATION PERCENTAGE" means, with respect to any series and for any monthly period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount as of the last day of the immediately preceding monthly period and the denominator of which is the Trust Adjusted Invested Amount.

     "SERIES REQUIRED TRANSFEROR AMOUNT" means for any series an amount specified in the prospectus supplement for such series.

     "TRUST ADJUSTED INVESTED AMOUNT" means, with respect to any monthly period, the sum of the Series Adjusted Invested Amounts (as adjusted in any prospectus supplement) for all outstanding series.

     The servicer will then allocate amounts initially allocated to a particular series between the certificateholders' interest and the Transferors' Interest for such monthly period as follows:

          (a) Series Allocable Finance Charge Collections and the Series Allocable Defaulted Amount will at all times be allocated to the invested amount of a series based on the Floating Allocation Percentage of such series; and

          (b) Series Allocable Principal Collections will at all times be allocated to the invested amount of such series based on the Principal Allocation Percentage of such series.

     The "FLOATING ALLOCATION PERCENTAGE" and the "PRINCIPAL ALLOCATION PERCENTAGE" with respect to any series will be determined as set forth in the related prospectus supplement. Amounts not allocated to the invested amount of any series as described above will be allocated to the Transferors' Interest.

GROUPS OF SERIES

     The certificates of a series may be included in a group that will be subject to reallocations of collections of receivables and other amounts or obligations among the series in such group (a "REALLOCATION GROUP") in the manner described below under "--Reallocations Among Different Series Within a Reallocation Group." Collections of finance charge receivables allocable to each series in a Reallocation Group will be aggregated and made available for certain required payments for all series in such group. Consequently, the issuance of new series in such group may have the effect of reducing or increasing the amount of collections of finance charge receivables allocable to the certificates of other series in such group. See "Risk Factors--Effect of Issuance of New Series" in this prospectus. The prospectus supplement with respect to a series offered hereby will specify whether such series will be included in a Reallocation Group or another type of group (each, a "GROUP"), whether any previously issued series have been included in such a group and whether any such series or any previously issued series may be removed from such a group.

REALLOCATIONS AMONG DIFFERENT SERIES WITHIN A REALLOCATION GROUP

     Group Investor Finance Charge Collections. Any series offered hereby may, if so specified in the related prospectus supplement, be included in a Reallocation Group. Other series issued in the future may also be included in such Reallocation Group.

     For each monthly period, the servicer will calculate the Group Investor Finance Charge Collections for a particular Reallocation Group and, on the following distribution date, will allocate such amount among the certificateholders' interest (including any Collateral Invested Amount) for all series in such group in the following priority:

          (i) Group Investor Monthly Interest;

          (ii) Group Investor Default Amount;

          (iii) Group Investor Monthly Fees;

          (iv) Group Investor Additional Amounts; and

          (v) the balance pro rata among each series in such group based on the current invested amount of each such series.

     In the case of clauses (i), (ii), (iii) and (iv) above, if the amount of Group Investor Finance Charge Collections is not sufficient to cover each such amount in full, the amount available will be allocated among the series in such group pro rata based on the claim that each series has under the applicable clause. This means, for example, that if the amount of Group Investor Finance Charge Collections is not sufficient to cover Group Investor Monthly Interest, each series in such group will share such amount pro rata and any other series in such group with a claim with respect to monthly interest, overdue monthly interest and interest on such overdue monthly interest, if applicable, which is larger than the claim for such amounts for any other series in such group offered hereby (due to a higher certificate rate) will receive a proportionately larger allocation.

     The amount of Group Investor Finance Charge Collections allocated to the certificateholders' interest (including any Collateral Invested Amount) for a particular series offered hereby as described above is referred to herein as "REALLOCATED INVESTOR FINANCE CHARGE COLLECTIONS."

     "GROUP INVESTOR ADDITIONAL AMOUNTS" means for any distribution date the sum of the amounts determined with respect to each series in such group equal to
(a) an amount equal to the amount by which the Invested Amount of any class of certificates or any Collateral Invested Amounts have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amount for any other class of certificates or Collateral Invested Amounts of such series and (b) if the related prospectus supplement so provides, the amount of interest at the applicable certificate rate that has accrued on the amount described in the preceding clause (a).

     "GROUP INVESTOR DEFAULT AMOUNT" means for any distribution date the sum of the amounts determined with respect to each series in such group (the "INVESTOR DEFAULT AMOUNT") equal to the product of the Series Allocable Defaulted Amount for such distribution date and the applicable Floating Allocation Percentage for such distribution date.

     "GROUP INVESTOR FINANCE CHARGE COLLECTIONS" means for any distribution date the aggregate amount of Investor Finance Charge Collections for such distribution date for all series in such group.

     "GROUP INVESTOR MONTHLY FEES" means for any distribution date the Monthly Servicing Fee for each series in such group, any series enhancement fees and any other similar fees which are paid out of Reallocated Investor Finance Charge Collections for such series pursuant to the applicable prospectus supplement.

     "GROUP INVESTOR MONTHLY INTEREST" means for any distribution date the sum of the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if applicable, for all series in such group for such distribution date.

     The chart that follows demonstrates the manner in which collections of finance charge receivables are allocated and reallocated among series in such a group. The chart assumes that the trust has issued three series (Series 1, 2 and 3), and that each such series is in its revolving period.

     In Step 1, total collections of finance charge receivables are allocated among the three series based on the Series Allocation Percentage for each series. The amounts allocated to each series pursuant to Step I are referred to as "SERIES ALLOCABLE FINANCE CHARGE COLLECTIONS." See "--Allocations" above.

     In Step 2, the amount of collections of finance charge receivables allocable to the Invested Amount (including any Collateral Invested Amount) of a series (the "INVESTOR FINANCE CHARGE COLLECTIONS") is determined by multiplying Series Allocable Finance Charge Collections for each series by the applicable floating allocation percentages. See "--Allocations" above.

     Investor finance charge collections for all series in a particular Reallocation Group (or Group Investor Finance Charge Collections) are pooled as shown above in Step 3 for reallocation to each such series as shown in Step 4. In Step 4 Group Investor Finance Charge Collections are reallocated to each series in such group as described above based on the respective claim of each series with respect to interest payable on the certificates or Collateral Invested Amount (if any) of such series, the Defaulted Amount allocable to the certificateholders' interest of such series and the Monthly Servicing Fee and certain other amounts with respect to such series. The excess is allocated pro rata among the series in such group based on each series' respective Invested Amounts.


                                           -----------------------------------------
                                                 American Express Credit Account
                                                           Master Trust
                                                          Finance Charge
                                                           Collections
                                           -----------------------------------------
                                                               |
                     --------------------------------------------------------------------------------------------
                     |                                            |                                              |
          -------------------------                     --------------------------                     --------------------------
                 Series 1                                        Series 2                                      Series 3
          Series Allocable Finance                      Series Allocable Finance                       Series Allocable Finance
Step      Charge Collections (based                     Charge Collections (based                      Charge Collections (based
 1        upon the Series Allocation                    upon the Series Allocation                     upon the Series Allocation
                Percentage)                                     Percentage)                                    Percentage)
          -------------------------                     --------------------------                     --------------------------
                       |                                           |                                           |
              ---------------------                      -------------------                       ----------------------
              |                   |                      |                  |                      |                    |
          --------------   ------------------      --------------   -------------------       --------------    --------------------
                            Investor Finance                          Investor Finance                           Investor Finance
            Transferors'    Charge Collections        Transferors'    Charge Collections        Transferors'     Charge Collections
Step       Finance Charge   (based upon the         Finance Charge    (based upon the          Finance Charge     (based upon the
 2           Collection    Floating Allocation       Collections     Floating Allocation        Collections      Floating Allocation
                               Percentage)                               Percentage)                                 Percentage)
          --------------   ------------------      --------------   -------------------       --------------    --------------------
                             |____________________________________________|___________________________________________|
                                                                        |
                             -----------------------------------------------------------------------------------------
Step        -----------------                                        Group
 3          |                                          Investor Finance Charge Collection
            |                -----------------------------------------------------------------------------------------
            |
             ----------------------------------------------------------
            |                                                          |
            |                       ---------------------------------------------------------------------
            |                       |                                  |                                 |
            |            -------------------------          -------------------------       --------------------------
Step        |                    Series 1                           Series 2                          Series 3
 4          |            Investor Monthly Interest          Investor Monthly Interest        Investor Monthly Interest
            |            -------------------------          -------------------------       --------------------------
            |
            |----------------------------------------------------------
            |                                                          |
            |                       ---------------------------------------------------------------------
            |                       |                                  |                                 |
            |            -------------------------          -------------------------       --------------------------
            |                    Series 1                           Series 2                          Series 3
            |             Investor Default Amount            Investor Default Amount         Investor Default Amount
            |            -------------------------          -------------------------       --------------------------
            |
            |----------------------------------------------------------
            |                                                          |
            |                       ---------------------------------------------------------------------
            |                       |                                  |                                 |
            |            -------------------------          -------------------------       --------------------------
            |                    Series 1                           Series 2                          Series 3
            |              Investor Monthly Fees              Investor Monthly Fees           Investor Monthly Fees
            |            -------------------------          -------------------------       --------------------------
            |
            |----------------------------------------------------------
            |                                                          |
            |                       ---------------------------------------------------------------------
            |                       |                                  |                                 |
            |            ---------------------------        ---------------------------      ---------------------------
            |                    Series 1                           Series 2                          Series 3
            |            Investor Additional Amounts        Investor Additional Amounts      Investor Additional Amounts
            |            ---------------------------        ---------------------------      ---------------------------
            |
            |----------------------------------------------------------
                                                                       |
                                    ---------------------------------------------------------------------
                                    |                                  |                                 |
                         -------------------------          -------------------------       --------------------------
                                 Series 1                           Series 2                       Series 3
                            Balance based upon                 Balance based upon             Balance based upon
                             Investor Amount                    Investor Amount                Investor Amount
                         -------------------------          -------------------------       --------------------------

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS AMONG EXCESS ALLOCATION SERIES

     Any series offered hereby may be designated as a series that shares with other series similarly designated, subject to certain limitations, certain excess finance charge collections (as defined herein) allocable to any such series (an "EXCESS ALLOCATION SERIES") (including a series in a Reallocation Group or other type of group). If the supplements for the related Excess Allocation Series so provide, collections of finance charge receivables and certain other amounts allocable to the certificateholders' interest of any such series in excess of the amounts necessary to make required payments with respect to such series (including payments to the provider of any related series enhancement) that are payable out of collections of finance charge receivables (any such excess, the "EXCESS FINANCE CHARGE COLLECTIONS") may be applied to cover any shortfalls with respect to amounts payable from collections of finance charge receivables allocable to any other Excess Allocation Series pro rata based upon the amount of the shortfall, if any, with respect to each other Excess Allocation Series, provided that the sharing of excess finance charge collections among Excess Allocation Series will cease if each transferor shall deliver to the trustee a certificate of an authorized representative to the effect that, in the reasonable belief of such transferor, the continued sharing of excess finance charge collections among Excess Allocation Series would have adverse regulatory implications with respect to the transferors or any account owner. Following the delivery by the transferors of any such certificates to the trustee there will not be any further sharing of excess finance charge collections among such series in any such group. In all cases, any excess finance charge collections remaining after covering shortfalls with respect to all outstanding Excess Allocation Series will be paid to the holders of the transferor certificates. While any series offered hereby may be designated as an Excess Allocation Series, there can be no assurance that (a) any other series will be designated as an Excess Allocation Series, (b) there will be any excess finance charge collections with respect to any such other series for any monthly period, (c) any agreement relating to any series enhancement will not be amended in such a manner as to increase payments to the providers of series enhancement and thereby decrease the amount of excess finance charge collections available from such series or (d) a transferor will not at any time deliver a certificate as described above. While the transferors believe that, based upon applicable rules and regulations as currently in effect, the sharing of excess finance charge collections among Excess Allocation Series will not have adverse regulatory implications for it, or any account owner, there can be no assurance that this will continue to be true in the future.

SHARING OF PRINCIPAL COLLECTIONS AMONG PRINCIPAL SHARING SERIES

     Any series may be designated as a series that shares with other series similarly designated, subject to certain limitations, certain excess collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such series (a "PRINCIPAL SHARING SERIES"). If a series is a Principal Sharing Series, collections of principal receivables for any monthly period allocated to the certificateholders' interest of any such series will first be used to cover certain amounts described in the related prospectus supplement (including any required deposits into a principal funding account or required distributions to certificateholders of such series in respect of principal). The servicer will determine the amount of collections of principal receivables for any monthly period (plus certain other amounts described in the related prospectus supplement) allocated to such series remaining after covering such required deposits and distributions and any similar amount remaining for any other series (collectively, "SHARED PRINCIPAL COLLECTIONS"). The servicer will allocate the Shared Principal Collections to cover any principal distributions to certificateholders and deposits to principal funding accounts for any Principal Sharing Series that are either scheduled or permitted and that have not been covered out of collections of principal receivables and certain other amounts allocable to the certificateholders' interest of such Series (collectively, "PRINCIPAL SHORTFALLS"). If Principal Shortfalls exceed Shared Principal Collections for any monthly period, Shared Principal Collections will be allocated pro rata among the applicable series based on the respective Principal Shortfalls of such series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be allocated to the holders of the transferor certificates, provided that (a) such Shared Principal Collections will be distributed to the holders of the transferor certificates only to the extent that the Transferor Amount is greater than the Required Transferor Amount (see "--Special Funding Account" below) and (b) in certain circumstances described below under "--Special Funding Account," such Shared Principal Collections will be deposited in the Special Funding Account. Any such reallocation of collections of principal receivables will not result in a reduction in the Invested Amount of the series to which such collections were initially allocated. There can be no assurance that there will be any Shared Principal

Collections with respect to any monthly period or that any other series will be designated as Principal Sharing Series.

PAIRED SERIES

     A Series of certificates may be issued (a "PAIRED SERIES") that is paired with one or more other series or a portion of one or more other series previously issued by the trust (a "PRIOR SERIES"). As the Invested Amount of the Prior Series is reduced, the Invested Amount in the trust of the Paired Series will increase by an equal amount. Upon payment in full of the Prior Series, the Invested Amount of such Paired Series will be equal to the Invested Amount paid to certificateholders of such Prior Series. If a pay-out event or Reinvestment Event occurs with respect to the Prior Series or with respect to the Paired Series when the Prior Series is in a controlled amortization period or controlled accumulation period, the Series Allocation Percentage and the Principal Allocation Percentage for the Prior Series and the Series Allocation Percentage and the Principal Allocation Percentage for the Paired Series will be reset as provided in the related prospectus supplement and the early amortization period or early accumulation period for such series could be lengthened.

SPECIAL FUNDING ACCOUNT

     If, on any date, the Transferor Amount is less than or equal to the Required Transferor Amount, the servicer shall not distribute to the holders of the transferor certificates any collections of principal receivables allocable to a series or a group that otherwise would be distributed to such holders, but shall deposit such funds in an account established with an eligible institution and maintained by the servicer for the benefit of the certificateholders of each series, in the name of the trustee, on behalf of the trust, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the certificateholders of each series (the "SPECIAL FUNDING ACCOUNT"). Funds on deposit in the Special Funding Account will be withdrawn and paid to the holders of the transferor certificates on any distribution date to the extent that, after giving effect to such payment, the Transferor Amount exceeds the Required Transferor Amount on such date; provided, however, that if a controlled accumulation period, early accumulation period, controlled amortization period or early amortization period has commenced and is continuing with respect to any series, any funds on deposit in the Special Funding Account will be released from the Special Funding Account, deposited in the collection account and treated as collections of principal receivables to the extent needed to make principal payments due to or for the benefit of the certificateholders of such series, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount. In addition, if the transferors determine that, by decreasing the amount on deposit in the Special Funding Account, one or more series, for which the supplements related thereto permit partial amortization, may be prevented from experiencing a pay-out event due to the insufficiency of yield, funds on deposit in the Special Funding Account may be applied to each such series (on a pro rata basis according to each Series' Invested Amount) to reduce the Invested Amount thereof and thereby to avoid such yield insufficiency pay-out event, but only to the extent that doing so would not cause the Transferor Amount to be less than the Required Transferor Amount.

     The transferors, at their option, may instruct the trustee to deposit to the Special Funding Account Shared Principal Collections that would otherwise be payable to the holders-of the transferor certificates in accordance with the foregoing.

     Funds on deposit in the Special Funding Account will be invested by the trustee, at the direction of the servicer, in eligible investments. Any earnings (net of losses and investment expenses) earned on amounts on deposit in the Special Funding Account during any monthly period will be withdrawn from the Special Funding Account and treated as collections of finance charge receivables with respect to such monthly period.

FUNDING PERIOD

     For any series of certificates, the related prospectus supplement may specify that for a period beginning on the series closing date and ending on a specified date before the commencement of a controlled amortization period or controlled accumulation period with respect to such series (the "FUNDING PERIOD"), the aggregate amount of principal receivables in the trust allocable to such series may be less than the aggregate principal amount of the certificates of such series and an amount equal to the amount of such deficiency (the "PRE-

FUNDING AMOUNT") will be held in a pre-funding account established with the trustee for the benefit of certificateholders of such series pending the transfer of additional principal receivables to the trust or pending the reduction of the Invested Amounts of other series issued by the trust. The related prospectus supplement will specify the initial invested amount with respect to such series, the aggregate principal amount of the certificates of such series (the "FULL INVESTED AMOUNT") and the date by which the Invested Amount is expected to equal the Full Invested Amount. The Invested Amount will increase as receivables are delivered to the trust or as the Invested Amounts of other series of the trust are reduced. The Invested Amount may also decrease due to the occurrence of a pay-out event with respect to such series as provided in the related prospectus supplement.

     The transferors do not have any present intention of permitting the duration of any funding period to be greater than one year.

     During the funding period, funds on deposit in the pre-funding account for a series of certificates will be withdrawn and paid to the transferors to the extent of any increases in the Invested Amount. If the Invested Amount does not for any reason equal the full invested amount by the end of the funding period, any amount remaining in the pre-funding account and any additional amounts specified in the related prospectus supplement will be payable to the certificateholders of such series in the manner and at such time as set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, moneys in the pre-funding account will be invested by the trustee in eligible investments or will be subject to a guaranteed rate or investment agreement or other similar arrangement, and, in connection with each distribution date during the funding period, investment earnings on funds in the pre-funding account during the related monthly period will be withdrawn from the pre-funding account and deposited, together with any applicable payment under a guaranteed rate or investment agreement or other similar arrangement, into the collection account for distribution in respect of interest on the certificates of the related series in the manner specified in the related prospectus supplement.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     "DEFAULTED RECEIVABLES" for any monthly period are principal receivables that were charged-off as uncollectible in such monthly period. The "DEFAULTED AMOUNT" for any monthly period will be an amount (not less than zero) equal to
(a) the amount of Defaulted Receivables for such monthly period minus (b) the amount of any Defaulted Receivables with respect to which any transferor or the servicer becomes obligated to accept reassignment or assignment during such monthly period (unless an event relating to bankruptcy, receivership, liquidation, conservatorship or insolvency has occurred with respect to such transferor or the servicer, in which event the amount of such Defaulted Receivables will not be added to the sum so subtracted). Receivables in any account will be charged-off as uncollectible in accordance with the account guidelines and the servicer's customary and usual policies and procedures for servicing charge and other credit account receivables comparable to the receivables. The current policy of Centurion is to charge-off the receivables in an account when the account is six contractual payments past due (i.e., approximately 180 days from initial billing) or sooner if the death or bankruptcy of the account holder has been confirmed, but such policy may change in the future to conform with regulatory requirements and applicable law.

     If the servicer adjusts downward the amount of any principal receivable (other than ineligible receivables that have been, or are to be, reassigned to a transferor) because of a rebate, refund, counterclaim, defense, error, fraudulent charge or counterfeit charge to an account holder, or such principal receivable was created in respect of merchandise that was refused or returned by an account holder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charges off such amount as uncollectible, the amount of the principal receivables in the trust with respect to the monthly period in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Transferor Amount at such time to be less than the Required Transferor Amount, the transferors will be required to pay an amount equal to such deficiency into the Special Funding Account.

CREDIT ENHANCEMENT

     General. For any series, credit enhancement may be provided with respect to one or more classes thereof. The credit enhancement with respect to one or more classes of a series offered hereby may include a letter of credit, cash collateral guaranty, cash collateral account, collateral interest, surety bond, insurance policy, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, or any combination of the foregoing. Credit enhancement may also be provided to a class or classes of a series by subordination provisions that require distributions of principal or interest be made with respect to the certificates of such class or classes before distributions are made to one or more classes of such series. Any form of credit enhancement may be available to more than one class or series to the extent described therein.

     The presence of credit enhancement with respect to a class is intended to enhance the likelihood of receipt by certificateholders of such class of the full amount of principal and interest with respect thereto and to decrease the likelihood that such certificateholders will experience losses. However, unless otherwise specified in the related prospectus supplement, the credit enhancement, if any, with respect thereto will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, certificateholders will bear their allocable share of such losses. In addition, if specific credit enhancement is provided for the benefit of more than one class or series, certificateholders of any such class or series will be subject to the risk that such credit enhancement will be exhausted by the claims of certificateholders of other classes or series.

     If credit enhancement is provided with respect to a series offered hereby, the related prospectus supplement will include a description of (a) the amount payable under such credit enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such credit enhancement material to the certificateholders of such series. Additionally, in certain cases, the related prospectus supplement may set forth certain information with respect to the provider of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation or the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of a date specified in the prospectus supplement. If so described in the related prospectus supplement, credit enhancement with respect to a series offered hereby may be available to pay principal of the certificates of such series following the occurrence of certain pay-out events or Reinvestment Events with respect to such series. In such event, the credit enhancer will have an interest in certain cash flows in respect of the receivables to the extent described in such prospectus supplement (a "COLLATERAL INVESTED AMOUNT") and may be entitled to the benefit of the trustee's security interest in the receivables, in each case subordinated to the interest of the certificateholders of such series.

     Subordination. If so specified in the related prospectus supplement, one or more classes of certificates offered hereby may be subordinated to one or more other classes of certificates. If so specified in the related prospectus supplement, the rights of the holders of the subordinated certificates to receive distributions of principal or interest on any payment date will be subordinated to such rights of the holders of the certificates that are senior to such subordinated Certificates to the extent set forth in the related prospectus supplement. The related prospectus supplement will also set forth information concerning the amount of subordination of a class or classes of subordinated certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of such subordinated certificates will be distributed to holders of certificates that are senior to such subordinated certificates. The amount of subordination will decrease whenever amounts otherwise payable to the holders of subordinated certificates are paid to the holders of the certificates that are senior to such subordinated certificates.

     Letter of Credit. If so specified in the related prospectus supplement, a letter of credit with respect to a series or class of certificates offered hereby may be issued by a bank or financial institution specified in the related prospectus supplement. Subject to the terms and conditions specified in the related prospectus supplement, the letter of credit issuer will be obligated to honor drawings under a letter of credit in an aggregate dollar amount (which may be fixed or may be reduced as described in the related prospectus supplement), net of unreimbursed payments thereunder, equal to the amount described in the related prospectus supplement. The amount available under a letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

     Cash Collateral Guaranty or Account. If so specified in the related prospectus supplement, the certificates of any class or series offered hereby may have the benefit of a cash collateral guaranty secured by the deposit of cash or certain permitted investments in a cash collateral account. A cash collateral guaranty or a cash collateral account with respect to a class or series may be fully or partially funded on the series closing date with respect thereto and the funds on deposit therein will be invested in eligible investments. The amount available to be withdrawn from a cash collateral guaranty or a cash collateral account will be the lesser of the amount on deposit in the cash collateral guaranty or the cash collateral account and an amount specified in the related prospectus supplement. The related prospectus supplement will set forth the circumstances under which such withdrawals will be made from the cash collateral guaranty or the cash collateral account.

     Collateral Interest. If so specified in the related prospectus supplement, support for a series of certificates or one or more classes thereof may be provided initially by an uncertificated, subordinated interest in the trust (the "COLLATERAL INTEREST") in an amount initially equal to a percentage of the certificates of such series specified in such prospectus supplement. References to Collateral Invested Amounts herein include Collateral Interests, if any.

     Insurance Policy or Surety Bond. If so specified in the related prospectus supplement, insurance with respect to a series or class of certificates offered hereby may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, a surety bond may be purchased for the benefit of the holders of any series or class of certificates offered hereby to assure distributions of interest or principal with respect to such series or class of certificates in the manner and amount specified in such prospectus supplement.

     Spread Account. If so specified in the related prospectus supplement, support for a series or one or more classes of a series offered hereby may be provided by the periodic deposit of certain available excess cash flow from the trust assets into a spread account intended to assure the subsequent distributions of interest and principal on the certificates of such class or series in the manner specified in such prospectus supplement.

     Maturity Liquidity Facility. If so specified in the related prospectus supplement, support for a series or one or more classes thereof will be provided by a maturity liquidity facility, which is a financial contract that generally provides that sufficient principal will be available to retire the certificates of such class or series at a certain date.

     Tax Protection Agreement. If so specified in the related prospectus supplement, the trustee, on behalf of the trust, may enter into one or more tax protection agreements for the benefit of a class or series, pursuant to which, and as more fully described in the related prospectus supplement, the provider of such agreement will make payments to the trust in the event any withholding taxes are imposed on payments of interest or principal to the certificateholders of the related series or class.

     Interest Rate Swap Agreements, Guaranteed Rate Agreements and Interest Rate Cap Agreements. If so specified in the related prospectus supplement, the trustee, on behalf of the trust, may enter into one or more interest rate swap agreements, guaranteed rate agreements, interest rate floor and/or cap agreements, currency exchange agreements or other derivatives securities agreements for the benefit of a class or series, the terms of which will be specified in the related prospectus supplement.

SERVICER COVENANTS

     In the Pooling and Servicing Agreement, the servicer has agreed, as to each receivable and related account, that it will: (a) duly fulfill all obligations on its part to be fulfilled under or in connection with the receivables or the related accounts, and will maintain in effect all qualifications required and comply in all material respects with all requirements of law in order to service the receivables and accounts, the failure to maintain or comply with which would have a material adverse effect on the certificateholders; (b) not permit any rescission or cancellation of the receivables except as ordered by a court of competent jurisdiction or other governmental authority; (c) do nothing to impair the rights of the certificateholders in the receivables or the related accounts; and (d) not reschedule, revise or defer payments due on the receivables except in accordance with its guidelines for servicing receivables.

     Under the terms of the Pooling and Servicing Agreement, all receivables in an account will be assigned and transferred to the servicer and such account will no longer be included as an account if the servicer discovers, or receives written notice from the trustee, that any covenant of the servicer set forth above has not been complied with in all material respects and such noncompliance has not been cured within 60 days (or such longer period as may be agreed to by the trustee and the transferors) thereafter and has a material adverse effect on the certificateholders' interest in such receivables. Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivables in the collection account on the business day preceding the distribution date following the monthly period during which such obligation arises. This transfer and assignment to the servicer constitutes the sole remedy available to the certificateholders if such covenant or warranty of the servicer is not satisfied and the trust's interest in any such assigned receivables will be automatically assigned to the servicer.

CERTAIN MATTERS REGARDING THE SERVICER

     The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (i) upon determination that the performance of such obligations and duties is no longer permissible under applicable law or (ii) if such obligations and duties are assumed by an entity that has satisfied the Rating Agency Condition. No such resignation will become effective until the trustee or a successor to the servicer has assumed the servicer's obligations and duties under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the servicer may assign part or all of its obligations and duties as servicer under the Pooling and Servicing Agreement if such assignment satisfies the Rating Agency Condition. TRS may assign or delegate all or part of its rights, duties and obligations as servicer to Centurion within the next two years.

     Any person into which, in accordance with the Pooling and Servicing Agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.

SERVICER DEFAULT

     In the event of any servicer default (as defined below), either the trustee or certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all certificates, by written notice to the servicer (and to the trustee if given by the certificateholders) (a "TERMINATION NOTICE"), may terminate all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the receivables and the proceeds thereof and the trustee will appoint a new servicer (a "SERVICE TRANSFER"); provided, however, that if no servicer default other than a bankruptcy-, insolvency-, receivership-, or conservatorship-related servicer default exists, the bankruptcy trustee, the receiver or the conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent the trustee or certificateholders from appointing a successor servicer. The rights and interest of the transferors under the Pooling and Servicing Agreement in the Transferors' Interest will not be affected by any termination notice or service transfer. If within 60 days of receipt of a termination notice the trustee does not receive any bids from eligible servicers to act as successor servicer and receives an officer's certificate from each transferor to the effect that the servicer cannot in good faith cure the servicer default which gave rise to the termination notice, the trustee shall grant a right of first refusal to the transferors which would permit the transferors at their option to purchase the certificateholders' interest on the distribution date in the next calendar month. The purchase price for the certificateholders' interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding series in the related prospectus supplement, and for any certificates offered hereby, in such prospectus supplement.

     The trustee will as promptly as possible, after the giving of a termination notice, appoint a successor servicer and if no successor servicer has been appointed by the trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement will be vested in the trustee. Prior to any service transfer, the trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the Pooling and Servicing Agreement to serve as a successor servicer for servicing compensation not in excess of the Servicing Fee plus any amounts payable to the transferors pursuant to the Pooling and Servicing Agreement.

     A "SERVICER DEFAULT" refers to any of the following events:

          (a) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the Pooling and Servicing Agreement or any supplement, which is not cured within a five business day grace period;

          (b) failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the Pooling and Servicing Agreement or any supplement which has an adverse effect and which continues unremedied for a period of 60 days after written notice, or the servicer assigns its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

          (c) any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement, any supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any supplement proves to have been incorrect in any material respect when made, which has an adverse effect on the rights of the certificateholders of any series, and which material adverse effect continues for a period of 60 days after written notice; or

          (d) the occurrence of certain events of bankruptcy, insolvency, liquidation, receivership or conservatorship with respect to the servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of 10 business days after the applicable grace period or referred to under clauses (b) or (c) for a period of 60 business days after the applicable grace period, will not constitute a servicer default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the servicer must provide the trustee, the transferors and any provider of series enhancement prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the transferors and any affiliates thereof) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the servicer and examined certain documents and records relating to the servicing of the accounts and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Pooling and Servicing Agreement and applicable provisions of each supplement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report will set forth the agreed-upon procedures performed.

     The Pooling and Servicing Agreement provides for delivery to the trustee on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the trustee may be obtained by a request in writing delivered to the trustee.

AMENDMENTS

     The Pooling and Servicing Agreement and any supplement may be amended from time to time (including, without limitation, in connection with the issuance of a Supplemental Certificate, addition of a participation interest, allocation of assets in the trust to a series or group, the designation of additional transferors, the addition to the trust of receivables arising from charge or credit accounts other than the revolving credit accounts or to change the definition of monthly period, determination date or distribution date) by the servicer, the transferors and the trustee, and without the consent of the certificateholders of any series, provided that (x) the Rating Agency Condition shall have been satisfied and (y) each transferor shall have delivered to the trustee a certificate of an officer of such transferor to the effect that such transferor reasonably believes that such amendment will not have an adverse effect.

     The Pooling and Servicing Agreement or any supplement may be amended by the transferors, the servicer and the trustee with the consent of the certificateholders evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of all affected series for which the transferors have not delivered an officer's certificate stating that there will be no adverse effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any supplement or of modifying in any manner the rights of certificateholders. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, deposits or distributions on any certificate without the consent of each certificateholder, (b)(i) change the definition or the manner of calculating the certificateholders' interest or the Invested Amount or (ii) reduce the aforesaid percentage of the aggregate unpaid principal amount of the certificates the holders of which are required to consent to any such amendment, in each case without the consent of each certificateholder or
(c) adversely affect the rating of any series or class by the rating agency without the consent of the holders of certificates of such series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of such series or class. Promptly following the execution of any amendment to the Pooling and Servicing Agreement (other than an amendment described in the preceding paragraph), the trustee will furnish written notice of the substance of such amendment to each certificateholder. Notwithstanding the foregoing, any supplement executed in connection with the issuance of one or more new series of certificates will not be considered an amendment to the Pooling and Servicing Agreement.

     Additionally, the Pooling and Servicing Agreement and any supplement will be amended by the servicer and the trustee at the direction of the transferors without the consent of any of the certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the trust to qualify as, and to permit an election to be made to cause all or a portion of the trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the "Seven Year Balanced Budget Act of 1995," H.R. 2491, 104th Cong., 1st Sess. (1995), or to enable all or a portion of the trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any supplement relating to the intended federal income tax treatment of the certificates and the trust in the absence of the election. See "Tax Matters" in this prospectus. It is a condition to any such amendment that each rating agency will have notified the transferors, the servicer and the trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding series or class to which it is a rating agency. The amendments which the transferors may make in connection with any election described above without the consent of certificateholders may include, without limitation, the elimination of any sale of receivables and subsequent termination of the trust upon the occurrence of an insolvency event. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Insolvency and Receivership" in this prospectus.

DEFEASANCE

     Pursuant to the Pooling and Servicing Agreement, the transferors may terminate their substantive obligations in respect of a series or the Pooling and Servicing Agreement (the "DEFEASED SERIES") by depositing with the trustee, under the terms of an irrevocable trust agreement satisfactory to the trustee, from amounts representing or acquired with collections on the receivables (allocable to the defeased series and available to purchase additional receivables) monies or eligible investments sufficient to make all remaining scheduled interest and principal payments on the defeased series on the dates scheduled for such payments and to pay all amounts owing to any provider of series enhancement. To achieve that end, transferors have the right to use collections on receivables to purchase eligible investments rather than additional receivables. Prior to the first exercise of their right to substitute monies or eligible investments for receivables, the transferors shall deliver (i) to the trustee an opinion of counsel with respect to such deposit and termination of obligations to the effect that, for federal income tax purposes, such action would not cause the trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation; and (ii) to the servicer and the trustee written notice from each rating agency that the Rating Agency Condition shall have been satisfied. In addition, the transferors must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the transferors deliver to the trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the transferors deliver to the trustee and certain providers of series enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the transferors, such deposit and termination of obligations will not at the time of its occurrence cause a pay-out event or a Reinvestment Event or an event that, after the giving of notice or the lapse of time would constitute a pay-out event or a Reinvestment Event, to occur with respect to any series. If the transferors discharge their substantive obligations in respect of the defeased series, any series enhancement for the affected Series might no longer be available to make payments with respect thereto.

     Upon the making of any deposit described in the preceding paragraph, the holders of the certificates of the defeased series could recognize taxable gain for federal income tax purposes to the extent that the value of the affected certificates exceeds the tax basis therein, but in no event would be allowed to deduct a taxable loss for such purposes.

LIST OF CERTIFICATEHOLDERS

     Upon written request of any holder or group of holders of certificates of any series or of all outstanding series of record holding certificates evidencing not less than 10% of the aggregate unpaid principal amount of the certificates of such series or all series, as applicable, the trustee will afford such holder or holders of certificates access during business hours to the current list of certificateholders of such series or of all outstanding series, as the case may be, for purposes of communicating with other holders of certificates with respect to their rights under the Pooling and Servicing Agreement. See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in this prospectus.

     The Pooling and Servicing Agreement will not provide for any annual or other meetings of certificateholders.

THE TRUSTEE

     The Bank of New York will act as trustee under the Pooling and Servicing Agreement. The Corporate Trust Department of The Bank of New York is located at 101 Barclay Street, New York, New York 10286. The transferors and the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee or the transferors may hold certificates in their own names; however, any certificates so held shall not be entitled to participate in any decisions made or instructions given to the trustee by the Certificateholders as a group. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the trust. In the event of such appointment, all rights, powers, duties and obligations shall be conferred or imposed upon the trustee and such separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENTS

     The following summary is qualified in its entirety by reference to the certain receivables purchase agreements entered into by Centurion and Credco, in the ordinary course of their respective businesses, (collectively, the "CREDCO PURCHASE AGREEMENT") and the receivables purchase agreement entered into by Credco and RFC II (the "RFC II PURCHASE AGREEMENT"), forms of which are filed as exhibits to the Registration Statement of which this prospectus is a part and which are incorporated by reference herein.

     Sale of Receivables. The receivables transferred to the trust by RFC II were acquired by RFC II from Credco pursuant to the RFC II Purchase Agreement. The receivables transferred to RFC II by Credco have been acquired by Credco from Centurion pursuant to the Credco Purchase Agreement entered into between Centurion, as seller of certain of the receivables, and Credco, as purchaser. In connection with such sale of the receivables to Credco, Centurion has (i) filed appropriate UCC financing statements to evidence such sale and perfect Credco's right, title and interest in such receivables and (ii) indicated in its computer files that the receivables have been sold to Credco by Centurion and that such receivables will be sold or transferred by Credco to RFC II.

     Pursuant to the RFC II Purchase Agreement, Credco sold to RFC II all of its right, title and interest in and to (i) all of the receivables existing in the initial accounts as of the initial cut-off date and in the Additional Accounts as of the Addition Date and (ii) recoveries allocable to such receivables. In addition, Credco may also sell the receivables in additional accounts designated from time to time for inclusion as accounts as of the date of such designation.

     In connection with such sale of receivables to RFC II, Credco will indicate in its files that such receivables have been sold to RFC II by Credco and that such receivables will be sold or transferred by RFC II to the trust. The records and agreements relating to the accounts and receivables may not be segregated by Credco from other documents and agreements relating to other credit accounts and receivables. Credco and RFC II will file UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions necessary to perfect the ownership or security interest of RFC II in such receivables. See "Risk Factors--Potential Priority of Certain Liens" and "--Certain Matters Relating to the Insolvency or Receivership of a Transferor or Other Holder of the Original Transferor Certificate" and "Certain Legal Aspects of the Receivables" in this prospectus.

     Pursuant to the Pooling and Servicing Agreement, Centurion will, subject to certain conditions, designate Additional Accounts to be included as accounts, the receivables of which will be conveyed by Centurion to the trust pursuant to the Pooling and Servicing Agreement and, if Credco owns any such receivables, by Credco to RFC II, for conveyance by RFC II to the trust, pursuant to the RFC II Purchase Agreement. See "The Pooling and Servicing Agreement Generally--Additions of Accounts or Participation Interests" in this prospectus.

     Representations and Warranties. In the RFC II Purchase Agreement, Credco represents and warrants to RFC II to the effect that, among other things, as of the date of the RFC II Purchase Agreement and, if Credco will own any receivables in any designated Additional Accounts, as of the date of designation of such Additional Accounts, it is duly organized and in good standing and has the authority to consummate the transactions contemplated by such RFC II Purchase Agreement. In the RFC II Purchase Agreement, Credco additionally represents and warrants that as of the Initial Cut-Off Date and, if Credco will own any receivables in any designated Additional Accounts, as of each date of designation of such Additional Accounts, each receivable transferred thereunder was, or is on such date of designation, an eligible receivable. In the event of a breach of any representation and warranty set forth in the RFC II Purchase Agreement which results in the requirement that RFC II accept retransfer of an ineligible receivable under the Pooling and Servicing Agreement, then Credco shall repurchase such ineligible receivable from RFC II on the date of such retransfer. The purchase price for such ineligible receivables shall be the principal amount thereof plus applicable finance charges.

     Credco also represents and warrants to RFC II in the RFC II Purchase Agreement that, among other things, as of the date of the RFC II Purchase Agreement and, if Credco will own any receivables in any designated Additional Accounts, as of each date of designation of such Additional Accounts (a) the RFC II Purchase Agreement constitutes a valid and binding obligation of Credco and (b) the RFC II Purchase Agreement constitutes a valid sale to RFC II of all right, title and interest of Credco in and to the receivables existing in the accounts as of the initial cut-off date and, if Credco will own any receivables in any designated Additional

Accounts, as of each date of designation of such Additional Accounts and in the proceeds thereof. If the breach of any of the representations and warranties described in this paragraph results in the obligation of RFC II under the Pooling and Servicing Agreement to accept retransfer of the receivables, Credco will repurchase the receivables retransferred to RFC II for an amount of cash at least equal to the amount of cash RFC II is required to deposit under the Pooling and Servicing Agreement in connection with such retransfer.

     Amendments. The RFC II Purchase Agreement may be amended by RFC II and Credco without the consent of the certificateholders. No such amendment, however, may have an adverse effect and no such amendment may change, modify, delete or add any other obligation of Credco or RFC II unless the Rating Agency Condition has been satisfied with respect to such amendment.

     Termination. The RFC II Purchase Agreement will terminate immediately after the trust terminates. In addition, if a bankruptcy trustee, receiver or conservator is appointed for Centurion or Credco or certain other liquidation, bankruptcy or insolvency events occur, Credco will immediately cease to sell receivables to RFC II and promptly give notice of such event to RFC II and the trustee, unless the bankruptcy trustee, receiver or conservator instructs otherwise.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     Each of Centurion and RFC II in the Pooling and Servicing Agreement, and Credco in the RFC II Purchase Agreement, will represent and warrant that its respective transfers of receivables constitute valid sales and assignments of all of its respective right, title and interest in and to the receivables, except for the interest of each transferor as a holder of a transferor certificate. Each transferor will also represent and warrant that, if the transfer of receivables by such transferor to the trust is deemed to create a security interest under the UCC, there will exist a valid first-priority perfected security interest in such transferor's rights in the receivables in existence at the time of the formation of the trust or at the date of designation of any Additional Accounts that include receivables owned by it, as the case may be, in favor of the trust and a valid first-priority perfected security interest in such transferor's rights in the receivables created thereafter in favor of the trust on and after their creation, in each case until termination of the trust. For a discussion of the trust's rights arising from these representations and warranties not being satisfied, see "The Pooling and Servicing Agreement Generally--Representations and Warranties" in this prospectus.

     Each of Centurion and RFC II in the Pooling and Servicing Agreement, and Credco in the RFC II Purchase Agreement, will represent that the receivables are "accounts" or "general intangibles" for purposes of the UCC. Both the sale of accounts and the transfer of accounts as security for an obligation are treated under the UCC as creating a security interest therein and are subject to its provisions and the filing of an appropriate financing statement or statements is required to perfect the interest of the trust in the receivables. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and filing an appropriate financing statement or statements is also required in order to perfect the trust's security interest. Financing statements covering the receivables will be filed under the UCC to protect the transferors and the trust if any of the transfers of receivables is deemed to be subject to the UCC. If a transfer of general intangibles is deemed to be a sale, then the UCC is not applicable and no further action under the UCC is required although action may be required under other applicable law to protect the trust's interest from third parties.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in such receivables with priority over the trust's interest. A tax, governmental lien or other nonconsensual lien on property of a transferor or Credco arising prior to the time a receivable comes into existence may also have priority over the interest of the trust in such receivable. Furthermore, if the FDIC were appointed as a receiver or conservator of Centurion, certain administrative expenses of the receiver or conservator may also have priority over the interest of the trust in such related receivables. Under the RFC II Purchase Agreement, however, Credco will warrant that it has transferred the receivables to RFC II free and clear of the lien of any third party. In addition, Credco will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable (or any interest therein) other than to RFC II. Similarly, under the Pooling and Servicing Agreement, each transferor will warrant that it has transferred the receivables to the trust free and clear of the lien of any third party, and each transferor will covenant that it will not sell, pledge, assign, transfer, or grant any lien on any receivables (or any interest therein) other than to the trust. While TRS or an affiliate of TRS is the servicer, cash collections on the receivables may be held by TRS or an affiliate of TRS and commingled with its funds for brief periods and, in the event of the bankruptcy, insolvency, receivership or conservatorship of TRS or an affiliate of TRS, or the lapse of specified time periods, the trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO INSOLVENCY AND RECEIVERSHIP

     Centurion has represented and warranted that the transfer of receivables to Credco pursuant to the Credco Purchase Agreement is a valid sale and assignment of such receivables from Centurion to Credco. Centurion also represents and warrants in the Pooling and Servicing Agreement that the transfer of the receivables by it to the trust pursuant to the Pooling and Servicing Agreement is either a valid sale and assignment of such receivables to the trust or the grant to the trust of a security interest in the receivables. The Federal Deposit Insurance Act, as amended ("FDIA") sets forth certain powers that the FDIC could exercise if it were appointed conservator or receiver of Centurion. Subject to clarification by regulations or interpretations, positions taken by the staff of the FDIC prior to the passage of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA") do not suggest that the FDIC, as receiver or conservator for Centurion, would interfere with the timely transfer to the trust of payments collected on the receivables. If, however, the FDIC were to assert a contrary position, such as requiring the trustee to establish its right to payments by submitting to and completing the administrative claims procedures under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Centurion as provided under the FDIA, delays in payment on outstanding series of certificates and possible reductions in the amount of those payments could occur. In the event Centurion's transfer of receivables to the trust is deemed to constitute the creation of a security interest, such a security interest, to the extent it was validly perfected before the insolvency of Centurion and was not taken or granted in contemplation of insolvency, or with the intent to hinder, delay or defraud Centurion, the FDIA provides that such security interest should not be subject to avoidance by the FDIC, as receiver or conservator. If, however, the FDIC were to assert a contrary position, such as requiring the trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to Centurion as provided under the FDIA, delays in payments on the certificates and possible reductions in the amount of those payments could occur. Upon the occurrence of an insolvency event with respect to Centurion, if no pay-out event other than such insolvency event exists, the FDIC may have the power to continue to require Centurion to transfer new principal receivables to the trust and to prevent the early sale, liquidation, foreclosure or disposition of the receivables and the commencement of an early amortization period or Reinvestment Period. A conservator or receiver of Centurion may also have the power to cause the early sale of the receivables and the early retirement of the certificates of each series. A receiver or conservator also may disaffirm or repudiate the Pooling and Servicing Agreement, including secured contracts of Centurion. The FDIA provides that a claim for damages arising from repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of Centurion and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the trustee and certificateholders could be lower than the outstanding principal and accrued interest on the certificates.

     In addition, if Credco were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of Credco or Credco as a debtor-in-possession were to take the position that the sale of receivables from Credco to RFC II should be recharacterized as a pledge of such receivables to secure a borrowing by Credco, then delays in payments of collections of receivables to RFC II (and therefore to the trust and the certificateholders) could occur and possible reductions in the amount of such payments could result.

     In a case decided by the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer, the court determined that accounts, as defined under the UCC, and which could include the receivables, may properly be included in the bankruptcy estate of a transferor regardless of whether the transfer of such receivables is treated as a sale or a secured loan. The circumstances under which the Octagon ruling would apply are not fully known and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. Substantially all of Credco's business is conducted outside the geographic area subject to the jurisdiction of the Tenth Circuit. However, TRS has an operation center in, and Centurion is based in Utah, which is inside the geographic area subject to the jurisdiction of the Tenth Circuit. If the findings in the Octagon case were applied in a Credco bankruptcy, the receivables would be part of its bankruptcy estate, would be subject to claims of creditors of Credco and would be subject to the potential delays and reductions in payments to RFC II and the certificateholders described in the preceding paragraph even if the transfer is treated as a sale.

     While TRS or an affiliate of TRS is the servicer, for as long as the servicer's short-term credit rating (which may be an implied rating) is at least A-1 by S&P and P-1 by Moody's cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, in the event of the bankruptcy, insolvency, receivership or conservatorship of the Servicer or, in certain circumstances, the lapse of certain time periods, the trust may not have a perfected security interest in such collections. However, if, while TRS or an affiliate of TRS is the servicer, the short-term credit rating of the servicer (which may be an implied rating) is reduced below A-1 by S&P and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such rating agency), within five business days of such reduction, the servicer will begin to deposit collections directly into the collection account within two business days of each date of processing unless (i) the servicer has obtained a guarantee with respect to its deposit and payment obligations under the Pooling and Servicing Agreement pursuant to a guaranty (in form and substance satisfactory to the rating agencies) from a guarantor that has a short-term credit rating of at least A-1 or P-1 from each applicable rating agency (or such other rating below A-1 or P-1, as the case may be, which is acceptable to such rating agency) or (ii) the Rating Agency Condition shall be satisfied with respect to the servicer's inability to satisfy the rating requirement described above. In the event of a servicer default relating to the bankruptcy or insolvency of the servicer, if no servicer default other than such bankruptcy-, insolvency-, receivership- or conservatorship-related servicer default exists, the bankruptcy trustee, receiver or conservator for the servicer or the servicer itself as debtor-in-possession may have the power to prevent either the trustee or the certificateholders from appointing a successor servicer. In addition, if the servicer becomes a debtor-in-possession in a bankruptcy case, the servicer's rights under the Pooling and Servicing Agreement (including the right to service the receivables) would be property of the estate of the servicer and, therefore, under the Bankruptcy Code, subject to the servicer's right to assume or reject such agreement. See "The Pooling and Servicing Agreement Generally--Servicer Default" in this prospectus.

     RFC II has been structured such that (i) the voluntary or involuntary petition for relief by or against RFC II under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of RFC II with those of TRS are unlikely. RFC II is a separate, limited purpose subsidiary, the certificate of incorporation of which contains limitations on the nature of RFC II's business and restrictions on the ability of RFC II to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors. See "RFC II, Credco, Centurion and TRS--RFC II" in this prospectus.

     Each transferor will take all actions that are required under the UCC to perfect the trust's interest in the receivables and each transferor has warranted to the trust that the trust will have a first-priority security interest therein and, with certain exceptions, in the proceeds thereof. Nevertheless, a tax or government lien or other non-consensual lien on property of a transferor arising prior to the time a receivable is conveyed to the trust may have priority over the interest of the trust in such receivable. Pursuant to the Pooling and Servicing Agreement, the trustee will covenant that it will not at any time institute against a transferor any bankruptcy, reorganization, liquidation, receivership, conservatorship or other proceedings under any federal or state bankruptcy or similar law. Notwithstanding such steps, if a transferor were to become a debtor in a bankruptcy case, and a bankruptcy trustee, receiver or conservator for such transferor or a creditor of such transferor or such transferor as a debtor-in-possession were to take the position that the transfer of the receivables from such transferor to the trust should be recharacterized as a pledge of such receivables, then delays in payments on the certificates and possible reductions in the amount of such payments could result.

     If an insolvency event occurs, the transferors will promptly give notice thereof to the trustee and a pay-out event or Reinvestment Event will occur with respect to each series. Pursuant to the Pooling and Servicing Agreement, newly created receivables will not be transferred to the trust on and after any such insolvency event unless the bankruptcy trustee, receiver or conservator instructs otherwise. Following the occurrence of an insolvency event with respect to any transferor or holder of the original transferor certificate, the trustee will proceed to sell, dispose of or otherwise liquidate the receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time certificateholders representing undivided interests aggregating more than 50% of the Invested Amount of each series of certificates issued and outstanding (or, with respect to any series with two or more classes, 50% of the Invested Amount of each class), each transferor (or other holder of the original transferor certificate) not then subject to an insolvency event, each holder of a supplemental certificate, and possibly certain other persons designated by the transferors to the trustee prior to the insolvency event instruct otherwise (assuming that the bankruptcy trustee, such transferor as a debtor-in-possession, conservator or receiver does not order such a sale despite such instructions). The proceeds from the sale of the receivables would be treated as collections of the receivables and deposited into the collection account and after distribution of such amounts the trust will terminate. This procedure could be delayed and proceeds may be insufficient to pay certificateholders in full, as described above. In addition, upon the occurrence of an insolvency event with respect to any transferor or holder of the original transferor certificate, if no pay-out event or Reinvestment Event other than such insolvency event exists, the bankruptcy trustee, receiver or conservator for such transferor or holder, or such transferor or holder as a debtor-in-possession, may have the power to prevent the early sale, liquidation or disposition of the receivables and the commencement of the early amortization period or early accumulation period. See "Description of the Certificates--Pay-Out Events and Reinvestment Events" in this prospectus.

CONSUMER PROTECTION LAWS

     The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit accounts issued by Centurion, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The Trust may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from the transferors with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert such violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of such laws (if such noncompliance has a material adverse effect on the certificateholders' interest therein) will be reassigned to the transferors. The servicer has also agreed in the Pooling and Servicing Agreement to indemnify the trust, among other things, for any liability arising from such violations. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "The Pooling and Servicing Agreement Generally--Representations and Warranties" in this prospectus.

     Application of federal and state bankruptcy and debtor relief laws would affect the interests of the certificateholders if such laws result in any receivables being charged-off as uncollectible. See "The Pooling and Servicing Agreement Generally--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

                                  TAX MATTERS

FEDERAL INCOME TAX CONSEQUENCES--GENERAL

     The following is a discussion of material federal income tax consequences relating to the investment in a certificate offered hereunder. Additional federal income tax considerations relevant to a particular series may be set forth in the related prospectus supplement. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular certificate owner in light of that certificate owner's circumstances, and some certificate owners may be subject to special tax rules and limitations not discussed below. Each prospective certificate owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a certificate.

     For purposes of this discussion, "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. CERTIFICATE OWNER" means any U.S. Person and any other person to the extent that the income attributable to its interest in a certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATES AS DEBT

     The transferors express in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the certificates will be debt secured by the receivables. The transferors, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a certificate, will agree to treat the certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the transferors will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form of a transaction, while a relevant factor, is not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance, as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the related prospectus supplement, Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the transferors, is of the opinion that, under current law as in effect on the series closing date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the certificates offered hereunder will not constitute an ownership interest in the receivables but will properly be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the certificates offered hereunder are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of certificates and certain other interests (including any Collateral Interest) in the trust, each of which may be treated for federal income tax purposes either as debt or as equity interests in the trust. If all of the certificates and other interests (other than the original transferor certificate) in the trust were characterized as debt, the trust might be characterized as a security arrangement for debt collateralized by the receivables and issued directly by the transferors (or other holders of the original transferor certificate). Under such a view, the trust would be disregarded for federal income tax purposes. Alternatively, if some of the transferor certificate, the certificates and other interests in the trust were characterized as equity therein, the trust might be characterized as a separate entity owning the receivables, issuing its own debt, and jointly owned by the transferors (or other holders of the original transferor certificate) and any other holders of equity interests in the trust. However, special federal income tax counsel is of the opinion that, under current law as in effect on the series closing date, any such entity constituted by the trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, special federal income tax counsel is of the opinion that the certificates will properly be treated as debt for federal income tax purposes and that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, such opinion does not bind the IRS and thus no assurance can be given that such treatment will prevail. Further, such opinion is made with respect to current law, which is subject to change. If the IRS were to contend successfully that some or all of the transferor certificates, the certificates or any other interests in the trust (including any Collateral Interest) were equity in the trust for federal income tax purposes, all or a portion of the trust could be classified as a partnership or as a publicly traded partnership taxable as a corporation for such purposes. Because special federal income tax counsel is of the opinion that the certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered certificates were partners, that partnership could be classified as a publicly traded partnership, and so could be taxable as a corporation. Further, applicable Treasury regulations (the "REGULATIONS") could cause the trust to constitute a publicly traded partnership even if all holders of interests in publicly offered certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and thus could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, the trust would not qualify for this grandfather period. If the trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business"; however, whether the income of the trust would be so classified is unclear.

     Under the Internal Revenue Code of 1986 and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The transferors intend to take measures designed to reduce the risk that the trust could be classified as a publicly traded partnership by reason of interests in the trust other than the publicly traded certificates. Although the transferor expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the transferors. As a result, there can be no assurance that the measures the transferors intend to take will in all circumstances be sufficient to prevent the trust from being classified as a publicly traded partnership under the Regulations.

     If the trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related receivables would be taken into account directly in computing taxable income of the transferors (or the holders of the original transferor certificate) and any certificate owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any certificate owners treated as partners would likely differ from that reportable by such certificate owners had they been treated as owning debt. In addition, if the trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any certificate owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a certificate owner. If the trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered certificates and other interests in the trust treated as partners equaled or exceeded 100, the transferors may cause the trust to elect to be an "electing large partnership". The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the receivables. That tax could result in reduced distributions to certificate owners. No distributions from the trust would be deductible in computing the taxable income of the corporation, except to the extent that any certificates were treated as debt of the corporation and distributions to the related certificate owners were treated as payments of interest thereon. In addition, distributions to certificate owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and certificate owners may not be entitled to any dividends received deduction in respect of such income).

TREATMENT OF THE TRUST AS A FASIT

     The Small Business Job Protection Act of 1996 (the "BILL"), enacted on August 20, 1996, created a new type of entity for federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." The Bill generally provides that certain arrangements similar to the trust may elect to be treated as a FASIT. Under the FASIT provisions of the Bill, a FASIT will generally avoid federal income taxation and could issue securities substantially similar to the certificates, and those securities would be treated as debt for federal income tax purposes. Upon satisfying certain conditions set forth in the Pooling and Servicing Agreement, the transferors will be permitted to amend the Pooling and Servicing Agreement and any supplement in order to enable all or a portion of the trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to the Pooling and Servicing Agreement and any supplement as may be permitted by reason of the making of such election. See "The Pooling and Servicing Agreement Generally-- Amendments" in this prospectus. However, there can be no assurance that the transferors will or will not cause any permissible FASIT election to be made with respect to the trust or amend the Pooling and Servicing Agreement or any supplement in connection with any election. If such election is made, it may cause a holder to recognize gain (but not loss) with respect to its certificate, even though special federal income tax counsel is of the opinion that a certificate will be treated as debt for federal income tax purposes without regard to the election and the certificate would be treated as debt following the election. Additionally, any such election and any related amendments to the Pooling and Servicing Agreement and any supplement may have other tax and non-tax consequences to certificate owners. Accordingly, prospective certificate owners should consult their tax advisors with regard to the effects of any such election and permitted related amendments on them in their particular circumstances.

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a certificate will be includible in gross income in accordance with a U.S. certificate owner's method of accounting.

     Original Issue Discount. If the certificates are issued with original issue discount, the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the original issue discount on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income somewhat in advance of the receipt of cash attributable to that income. In general, a certificate will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if such excess equals or exceeds
0.25 percent multiplied by the weighted average life of the certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a certificate is "unconditionally payable" and hence that all of such interest should be included in the certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most certificate owners, but prospective U.S. certificate owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. certificate owner who purchases an interest in a certificate at a discount that exceeds any unamortized original issue discount may be subject to the "market discount" rules of sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a certificate and partial principal payments on a certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a certificate that has market discount.

     Market Premium. A U.S. certificate owner who purchases an interest in a certificate at a premium may elect to offset the premium against interest income over the remaining term of the certificate in accordance with the provisions of section 171 of the Internal Revenue Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a certificate, a U.S. certificate owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. certificate owner's adjusted basis in its interest in the certificate. A taxable exchange of a certificate could also occur as a result of the transferors' substitution of money or investments for receivables. See "The Pooling and Servicing Agreement Generally--Defeasance" in this prospectus. The adjusted basis in the interest in the certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

     In general, a non-U.S. certificate owner will not be subject to U.S. federal income tax on interest (including original issue discount) on a beneficial interest in a certificate unless (i) the non-U.S. certificate owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of either transferor entitled to vote (or of a profits or capital interest of the trust if characterized as a partnership),
(ii) the non-U.S. certificate owner is a controlled foreign corporation that is related to the transferors (or the trust if treated as a partnership) through stock ownership, (iii) the non-U.S. certificate owner is a bank receiving interest described in Internal Revenue Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. certificate owner bears certain relationships to any holder of either the original transferor certificate other than the transferors or any other interest in the trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures, the last U.S. Person in the chain of payment prior to payment to a non-U.S. certificate owner (the "WITHHOLDING AGENT") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. certificate owner under penalties of perjury, (ii) certifies that the non-U.S. certificate owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. certificate owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. certificate owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement generally must be accompanied by a Form W-8 or substitute form provided by the non-U.S. certificate owner to the organization or institution holding the certificate on behalf of the non-U.S. certificate owner. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a non-U.S. certificate owner may establish an exemption from withholding generally beginning January 1, 2001; non-U.S. certificate owners should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

     Generally, any gain or income realized by a non-U.S. certificate owner upon retirement or disposition of an interest in a certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a certificate owner that is an individual, such certificate owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. certificate owner should consult a tax adviser.

     If the certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. certificate owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S.

certificate owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. certificate owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. certificate owner must be reported to the IRS, unless the U.S. certificate owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. certificate owner who is not an exempt recipient.

     In addition, upon the sale of a certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either
(i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. certificate owner certifies that the seller is a non-U.S. certificate owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either
(i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Internal Revenue Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to a certificate owner would be allowed as a refund or a credit against such certificate owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

     Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures generally beginning January 1, 2001; certificate owners should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit plan or an individual retirement account (a "PLAN") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for such persons. For example, a prohibited transaction would arise, unless an exemption is applicable, if a certificate were viewed as debt of either transferor and such transferor were a Party in Interest with respect to a Plan that acquired the certificate. Plans that are government plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section
3(33) of ERISA) are not subject to ERISA requirements.

     Moreover, additional prohibited transactions could arise if the trust assets were deemed to constitute "plan assets" of any Plan that owned certificates. The Department of Labor has issued a final regulation (the "PLAN ASSET REGULATION") concerning the definition of what constitutes "plan assets" of a Plan subject to ERISA or Section 4975 of the Internal Revenue Code. Under the Plan Asset Regulation, the assets and properties of corporations, partnerships and certain other entities in which a Plan makes an investment in an "equity interest" could be deemed to be "plan assets" of the Plan in certain circumstances. Accordingly, if Plans (or other entities whose assets include "plan assets") purchase certificates, the trust could be deemed to hold "plan assets" unless one of the exceptions under the Plan Asset Regulation is applicable to the trust.

     The Plan Asset Regulation only applies to the purchase by a Plan of an "equity interest" in an entity. Assuming that a certificate is an equity interest, the Plan Asset Regulation contains an exception which provides that, if a Plan (or an entity whose assets include "plan assets") acquires a "publicly-offered security," the issuer of the security is not deemed to hold "plan assets." A publicly-offered security is a security which is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended and the class of securities of which such security is a part is registered under the Securities Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Each class of a series must be tested separately for this purpose.

     There are no restrictions imposed on the transfer of the certificates offered hereby, and the certificates offered hereby will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Securities Exchange Act. Based on information provided by any underwriter, agent or dealer involved in the distribution of the certificates offered hereby, the transferors will notify the trustee as to whether or not the certificates of any series (or, if there is more than one class in a series, each class) will be expected to be held by at least 100 separately named persons at the conclusion of the offering. The transferors will not, however, determine whether there will, in fact, be at least 100 separately named persons or whether the 100 investor requirement of the exception for publicly-offered securities is satisfied as to the certificates of such series (or class). Prospective purchasers may obtain a copy of the notification described in the second preceding sentence from the trustee at its Corporate Trust Department.

     If the certificates of a series (or class) fail to meet the criteria of publicly-offered securities and the trust assets are deemed to include "plan assets" of certificateholders that are plans, transactions involving the trust and parties in interest or disqualified persons with respect to Plans holding such certificates might be prohibited under Section 406 of ERISA and
Section 4975 of the Internal Revenue Code unless an exemption is applicable. Thus, for example, if a participant in any Plan holding Certificates of such Series (or Class) is an Accountholder of one of the Accounts, under a Department of Labor interpretation the purchase of such certificates by such Plan could constitute a prohibited transaction. The following five class exemptions issued by the DOL could apply in such event: DOL Prohibited Transaction Class Exemption ("PTCE") 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) and PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the trust assets.

     Moreover, as discussed above, while (unless provided otherwise in the applicable prospectus supplement) special federal income tax counsel has given its opinion that the certificates will properly be treated as debt for federal income tax purposes, if any certificates are treated as equity interests in a partnership in which other certificates are debt, all or part of a tax-exempt investor's share of income from the certificates that are treated as equity could be treated as unrelated debt-financed income under the Internal Revenue Code taxable to the investor.

     In light of the foregoing, fiduciaries of Plans (or other entities whose assets include "plan assets") considering the purchase of certificates should consult their own counsel as to whether the acquisition of such certificates would constitute or result in a prohibited transaction, whether trust assets which are represented by such certificates would be considered "plan assets," the consequences that would apply if the trust assets were considered "plan assets," the applicability of exemptive relief from the prohibited transaction rules and the applicability of the tax on unrelated business income and unrelated debt-financed income.

     Unless otherwise provided in the applicable prospectus supplement, if the transferors do not notify the trustee, as described above, that the certificates of any particular series (or class) will be expected to be held by at least 100 separately named persons, the certificates of such series (or class) may not be acquired by any Plan or by any entity investing assets that are treated as "plan assets" of any Plan. Furthermore, in that case, the Pooling and Servicing Agreement, the supplement and each such certificate will provide that each holder of such certificate shall be deemed to have represented and warranted that it is not a Plan and is not purchasing such certificate on behalf of a Plan or with assets that are treated as "plan assets" of a Plan.

                              PLAN OF DISTRIBUTION

     The transferors may sell certificates (a) through underwriters or dealers,
(b) directly to one or more purchasers, or (c) through agents. The related prospectus supplement will set forth the terms of the offering of any certificates offered hereby, including, without limitation, the names of any underwriters, the purchase price of such certificates and the proceeds to the transferors from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are used in a sale of any certificates of a series offered hereby, such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate, including by an underwriter directly to a trust or other special purpose funding vehicle. Unless otherwise set forth in the related prospectus supplement, the obligations of the underwriters to purchase such certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such certificates if any of such certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Certificates of a series offered hereby may also be offered and sold, if so indicated in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, by one or more remarketing firms acting as principals for their own accounts or as agents for the transferors. Any remarketing firm will be identified and the terms of its agreement, if any, with the transferors and its compensation will be described in the related prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the certificates remarketed thereby.

     Certificates may also be sold directly by the transferors or through agents designated by the transferors from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the transferors to such agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

     Any underwriters, agents or dealers participating in the distribution of certificates may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of certificates may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the transferors to indemnification by the transferors against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be affiliates or customers of, engage in transactions with, or perform services for, the transferors or their affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for Centurion and the trust by Robert D. Kraus, Group Counsel to Centurion, and certain legal matters relating to the certificates will be passed upon for RFC II and the trust by Carol V. Schwartz, Group Counsel to American Express.
Mr. Kraus and Ms. Schwartz each own or have the right to acquire a number of shares of common stock of American Express which in the aggregate is equal to less than .05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the transferors and the trust by Orrick, Herrington & Sutcliffe LLP. Certain legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the federal tax consequences of the issuance of the certificates and certain other matters relating thereto will be passed upon for the transferors by Orrick, Herrington & Sutcliffe LLP.

                         REPORTS TO CERTIFICATEHOLDERS

     The servicer will prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent to Cede & Co. which is the nominee of the Depository Trust Company and the registered holder of the certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration" and "The Pooling and Servicing Agreement Generally--Evidence as to Compliance" in this prospectus and "Series Provisions--Reports" in the accompanying prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The Servicer will file with the Securities and Exchange Commission all required annual, monthly and special SEC reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission Internet site (http://www.sec.gov).

     The Securities and Exchange Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: American Express Travel Related Services Company, Inc., American Express Tower, World Financial Center, 200 Vesey Street, New York, New York 10048, Attention: Secretary; (212) 640-5583.

                             INDEX OF DEFINED TERMS

TERMS                                           PAGE(S)
-----                                           -------
account owner................................        41
accounts.....................................        24
Additional Accounts..........................        17
additional transferors.......................        38
adverse effect...............................        36
AET..........................................        21
Aggregate Addition...........................        17
Aggregate Addition Accounts..................        16
American Express.............................        22
APR..........................................        19
assigned assets..............................        24
assumed obligations..........................        24
assuming entity..............................        24
Average Rate.................................        42
Bankruptcy Code..............................        23
Bill.........................................        66
business day.................................        45
Business T...................................        21
cardmember...................................        17
CEBA.........................................        10
Centurion....................................         8
Certificate Owners...........................        29
Certificateholders' Interest.................        28
Certificates.................................        16
Charge Card Account..........................        17
Class........................................        30
Code.........................................        66
Collateral Interest..........................        54
Collateral Invested Amount...................        53
controlled accumulation amount...............        31
controlled accumulation period...............        31
controlled amortization amount...............        31
controlled amortization period...............        31
controlled deposit amount....................        31
controlled distribution amount...............        31
Credco.......................................        22
Credco Purchase Agreement....................        59
date of processing...........................        44
Defaulted Amount.............................        52
Defaulted Receivables........................        52
defeased series..............................        57
depository...................................        26
determination date...........................        45
discount percentage..........................        39
discount receivables.........................        39
distribution date............................        45
early accumulation period....................        31
early amortization period....................        32
eligible account.............................        24
eligible institution.........................        43
eligible investments.........................        44
eligible receivable..........................        36
Excess Allocation Series.....................        50

TERMS                                           PAGE(S)
-----                                           -------
excess finance charge collections............        50
FASIT........................................        66
FDIA.........................................        61
finance charge receivables...................        25
FIRREA.......................................        61
floating allocation percentage...............        46
full invested amount.........................        52
funding period...............................        51
group........................................        46
Group Investor Additional Amounts............        47
Group Investor Default Amount................        47
Group Investor Finance Charge Collections....        47
Group Investor Monthly Fees..................        47
Group Investor Monthly Interest..............        47
ineligible receivables.......................        36
initial accounts.............................        16
initial cut-off date.........................    16, 35
initial selection date.......................        16
insolvency event.............................        33
Invested Amount..............................        42
Investor Default Amount......................        47
investor finance charge collections..........        48
monthly period...............................        45
Monthly Servicing Fee........................        34
New Accounts.................................        16
Original Transferor Certificate..............        16
Paired Series................................        51
participation interests......................        17
Parties in Interest..........................        68
pay-out event................................        32
permitted liens..............................        36
Plan.........................................        68
Plan Asset Regulation........................        69
Pooling and Servicing Agreement..............        16
Portfolio Yield..............................        41
pre-funding amount...........................        51
Premium Percentage...........................        40
Premium Receivables..........................        40
prime rate...................................        19
principal allocation percentage..............        46
principal receivables........................        25
Principal Sharing Series.....................        50
Principal Shortfalls.........................        50
prior series.................................        51
PTCE.........................................        69
rating agency................................        23
Rating Agency Condition......................        23
Reallocated Investor Finance Charge
  Collections................................        47
Reallocation Group...........................        46
receivables..................................        17
Receivables Purchase Agreement...............        41

TERMS                                           PAGE(S)
-----                                           -------
record date..................................        26
recoveries...................................        17
regulations..................................        65
Reinvestment Events..........................        33
removed accounts.............................        25
Required Minimum Principal Balance...........        38
Required Transferor Amount...................        37
revolving credit accounts....................        17
revolving period.............................        30
RFC II.......................................     9, 16
RFC II Purchase Agreement....................        59
Series Adjusted Invested Amount..............        46
Series Allocable Defaulted Amount............        46
Series Allocable Finance Charge
  Collections................................    46, 48
Series Allocable Principal Collections.......        46
Series Allocation Percentage.................        46
series enhancement...........................        16
Series Invested Amount.......................        38
Series Required Transferor Amount............        46
service transfer.............................        55
servicer default.............................        56
Servicing Fee................................        34
Shared Principal Collections.................        50

TERMS                                           PAGE(S)
-----                                           -------
Special Funding Account......................        51
Special Payment Date.........................        32
Supplement...................................        26
Supplemental Certificate.....................    16, 38
surviving servicer company...................        23
surviving transferor company.................        23
tax opinion..................................        43
termination notice...........................        55
total portfolio..............................        24
transfer date................................        45
Transferor Amount............................        36
transferor certificates......................        16
Transferor Servicing Fee.....................        34
Transferors' Interest........................        16
TRS..........................................     9, 16
trust........................................        16
Trust Adjusted Invested Amount...............        46
trust assets.................................        17
trust portfolio..............................        24
U.S. certificate owner.......................        64
U.S. person..................................        64
UCC..........................................        23
Withholding Agent............................        67
Y2K..........................................        21

                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST
                                     ISSUER


                                SERIES 2000-[ ]


                             $[                   ]
                CLASS A FLOATING RATE ASSET BACKED CERTIFICATES

                              $[                 ]
                CLASS B FLOATING RATE ASSET BACKED CERTIFICATES

                        AMERICAN EXPRESS CENTURION BANK
             AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II
                                  TRANSFERORS

             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER

                           [LOGO] American Express

                      -----------------------------------
                             PROSPECTUS SUPPLEMENT
                      -----------------------------------

                    UNDERWRITERS OF THE CLASS A CERTIFICATES

                           [                        ]

                    UNDERWRITERS OF THE CLASS B CERTIFICATES

                           [                        ]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Class A certificates or the Class B certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Class A certificates and Class B certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Class A certificates or Class B certificates will deliver a
prospectus supplement and prospectus until [           ], 2000.


                          DATED [              ], 2000

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                      [This page intentionally left blank]

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee................................................................   $2,112,000*
Printing and Engraving..........................................................      375,000
Trustee's Fees..................................................................       50,000
Legal Fees and Expenses.........................................................      500,000
Blue Sky Fees and Expenses......................................................       75,000
Accountants' Fees and Expenses..................................................      250,000
Rating Agency Fees..............................................................      850,000
Miscellaneous Fees..............................................................       50,000
                                                                                   ----------
  Total.........................................................................   $4,262,000
                                                                                   ----------
                                                                                   ----------


------------------------
 * Actual


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     American Express Centurion Bank

     American Express Centurion Bank ("Centurion") may indemnify, in accordance with and to the full extent permitted by the laws of the State of Utah and regulations promulgated by the Federal Deposit Insurance Corporation as in effect at the time of the adoption of Article VIII of Centurion's Bylaws or as such laws and regulations may be amended from time to time, and shall so indemnify to the full extent permitted by such laws and regulations, any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of Centurion or of any constituent corporation absorbed in any consolidation or merger, or serves as such with another corporation, or with a partnership, joint venture, trust, employee benefit plan, or other enterprise at the request of Centurion or any such constituent corporation provided, however, such indemnification shall not cover any such indemnified party for actions undertaken by such party in bad faith or involving their deliberate dishonesty or personal gain.

     American Express Receivables Financing Corporation II

     The American Express Receivables Financing Corporation II ("RFC II") Certificate of Incorporation provides for indemnification of directors and officers of RFC II to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they are or were such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that RFC II may purchase insurance on behalf of any such director, officer, employee or agent.

     Article Eleventh of RFC II's Certificate of Incorporation provides that, to the extent that a director, officer, employee or agent of RFC II has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified by RFC II against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of any action being taken by RFC II other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by Article Eleventh, unless ordered by a court, indemnification shall be made by RFC II only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct specified in Article Eleventh. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the holders of a majority of the shares of capital stock of RFC II entitled to vote thereon.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of RFC II, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed a final adjudication of liability for negligence or misconduct in the performance of duty, nor of any other issue or matter.

     Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by RFC II in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by RFC II. Expenses (including attorneys' fees) incurred by other employees or agents of RFC II in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by RFC II upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     No director shall be personally liable to RFC II or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to RFC II or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of subparagraph (e) to Article Eleventh of the Certificate of Incorporation shall apply to or have any effect on the liability or alleged liability of any director of RFC II for or with respect to any acts or omissions of such director occurring prior to such amendment.

     The indemnification and advancement of expenses provided by Article Eleventh of the Certificate of Incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

ITEM 16. EXHIBITS.

   (a)       Exhibits


   1.1      --   Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrants'
                 Registration Statement on Form S-3, Registration No. 33-95784).
   4.1      --   Pooling and Servicing Agreement dated May 16, 1996 (incorporated by reference to Exhibit 4.1 to the
                 Registrants' Registration Statement on Form 8-A filed with the Securities and Exchange Commission on
                 May 30, 1996).
   4.2      --   Form of Series Supplement, including form of Asset Backed Certificate (incorporated by reference to
                 Exhibit 4.2 to the Registrants' Registration Statement on Form S-3, Registration No. 33-95784).
   5.1      --   Opinion of American Express Centurion Bank with respect to legality.
   5.2      --   Opinion of American Express Receivables Financing Corporation II with respect to legality.
   8.1      --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.

  10.1      --   RFC II Purchase Agreement dated May 16, 1996. (incorporated by reference to Exhibit 10.1 to the
                 Registrants' Registration Statement on Form S-3, Registration No. 333-67567).
  23.1      --   Consent of American Express Centurion Bank (included in its opinion filed as Exhibit 5.1).
  23.2      --   Consent of American Express Receivables Financing Corporation II (included in its opinion filed as
                 Exhibit 5.2).
  23.3      --   Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).
  24.1      --   Power of Attorney of American Express Centurion Bank (including Resolution of the Board of Directors authorizing such Power of Attorney).*
  24.2      --   Power of Attorney of American Express Receivables Financing Corporation II (including Resolution of the Board of Directors authorizing such Power of Attorney).*


------------------

* Previously filed.


     (b) Financial Statements

     All financial statements, schedules and historical information have been omitted as they are not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrants on behalf of American Express Credit Account Master Trust (the "Trust") hereby undertake as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of each issue.

          (f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (g) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2000.


                                          AMERICAN EXPRESS CENTURION BANK
                                          as originator of the Trust and
                                          Registrant


                                          By: /s/ Maureen Ryan
                                              ----------------------------------
                                              Name: Maureen Ryan
                                              Title: Assistant Treasurer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on January 3, 2000 by the following persons in the capacities indicated.




                       SIGNATURE
                       ---------

/s/ David E. Poulsen*
-------------------------------------------------------
Name:   David E. Poulsen
Title:  Director, President and Chief Executive Officer


/s/ Frank L. Skillern*
-------------------------------------------------------
Name:   Frank L. Skillern
Title:  Director


/s/ Gilbert E. Ahye*
-------------------------------------------------------
Name:   Gilbert E. Ahye
Title:  Director


/s/ Maria J. Garciaz*
-------------------------------------------------------
Name:   Maria J. Garciaz
Title:  Director


/s/ Ash Gupta*
-------------------------------------------------------
Name:   Ash Gupta
Title:  Director


/s/ Peter A. Lefferts*
-------------------------------------------------------
Name:   Peter A. Lefferts
Title:  Director

                       SIGNATURE
                       ---------

/s/ Raymond F. Pettit*
-------------------------------------------------------
Name:   Raymond F. Pettit
Title:  Director


/s/ Roslyn M. Watson*
-------------------------------------------------------
Name:   Roslyn M. Watson
Title:  Director


/s/ Jim F. Welch*
-------------------------------------------------------
Name:   Jim F. Welch
Title:  Director


/s/ Rhonda M. Halpern*
-------------------------------------------------------
Name:   Rhonda M. Halpern
Title:  Chief Financial Officer, Treasurer and Chief
        Compliance Officer(Principal Accounting Officer)


------------------
* By: /s/ Maureen Ryan
      ------------------------------
      Maureen Ryan--Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 3, 2000.


                                          AMERICAN EXPRESS RECEIVABLES FINANCING
                                          CORPORATION II
                                          as originator of the Trust and
                                          Co-Registrant and
                                          on behalf of the Trust as
                                          Co-Registrant


                                          By:   /s/ Leslie R. Scharfstein
                                              ----------------------------------
                                              Name: Leslie R. Scharfstein
                                              Title: President



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed on January 3, 2000 by the following persons in the capacities indicated.



                      SIGNATURE
                      ---------

/s/ John D. Koslow*
-------------------------------------------------------
Name:   John D. Koslow
Title:  Director


/s/ Donald J. Puglisi*
-------------------------------------------------------
Name:   Donald J. Puglisi
Title:  Director


/s/ Jay B. Stevelman*
-------------------------------------------------------
Name:   Jay B. Stevelman
Title:  Director

/s/ Leslie R. Scharfstein
-------------------------------------------------------
Name:   Leslie R. Scharfstein
Title:  President (Principal Executive Officer)


/s/ Ellen J. Casey*
-------------------------------------------------------
Name:   Ellen J. Casey
Title:  Vice President and Treasurer (Principal
        Financial Officer and Principal Accounting
        Officer)

/s/ Leslie R. Scharfstein
-------------------------------------------------------
* By: Leslie R. Scharfstein--Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBITS
--------
   1.1      --   Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 to the Registrants'
                 Registration Statement on Form S-3, Registration No. 33-95784).
   4.1      --   Pooling and Servicing Agreement dated May 16, 1996 (incorporated by reference to Exhibit 4.1 to the
                 Registrants' Registration Statement on Form 8-A filed with the Securities and Exchange Commission on
                 May 30, 1996).
   4.2      --   Form of Series Supplement, including form of Asset Backed Certificate (incorporated by reference to
                 Exhibit 4.2 to the Registrants' Registration Statement on Form S-3, Registration No. 33-95784).
   5.1      --   Opinion of American Express Centurion Bank with respect to legality.
   5.2      --   Opinion of American Express Receivables Financing Corporation II with respect to legality.
   8.1      --   Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters.
  10.1      --   RFC II Purchase Agreement dated May 16, 1996. (incorporated by reference to Exhibit 10.1 to the
                 Registrants' Registration Statement on Form S-3, Registration No. 333-67567).
  23.1      --   Consent of American Express Centurion Bank (included in its opinion filed as Exhibit 5.1).
  23.2      --   Consent of American Express Receivables Financing Corporation II (included in its opinion filed as
                 Exhibit 5.2).
  23.3      --   Consent of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibit 8.1).
  24.1      --   Power of Attorney of American Express Centurion Bank (including Resolution of the Board of Directors authorizing such Power of Attorney).*
  24.2      --   Power of Attorney of American Express Receivables Financing Corporation II (including Resolution of the Board of Directors authorizing such Power of Attorney).*


------------------

* Previously filed.